Exhibit 10.22

RHB BANK BERHAD

Registration No. 196501000373 (6171-M)

Private and Confidential

Ref No: 21004434/CA/23/05/LO001

Date: 27/09/2023

SAGTEC GROUP SDN BHD (1283508P)

NO 43-2, JALAN BESAR KEPONG,

KEPONG

52100 KUALA LUMPUR

WP KUALA LUMPUR

Dear Sirs

RE:	BANKING FACILITY(IES) GRANTED TO SAGTEC GROUP SDN BHD (“BORROWER”)

We, RHB BANK BERHAD (“the Bank”) are pleased to inform you that the Bank has agreed to offer you the Banking Facility(ies) as stated below and subject to the following terms and conditions:-

1.	THE BANKING FACILITY(IES)

The banking facility(ies) granted or to be granted to you are as follows:-

Banking Facility	Existing Limit (RM)	Additional/ Reduction (RM)	Total/ Revised Limit (RM)
BizPower SME All Economic Sectors Facility (AES) - PLM Term Loan (TL)	0.00	800,000.00	800,000.00
TOTAL	0.00	800,000.00	800,000.00

In this Letter of Offer, the expression “Banking Facility” shall refer to the banking facility set out above, and if there is more than one banking facility set out above, the expression “Banking Facility” shall refer collectively to all and individually to each of the respective banking facilities set out above.

2.	PURPOSE

The Banking Facility shall be used for the purpose(s) as set out below and if you require to use the Banking Facility or any part of the Banking Facility for any other purpose, you shall have to first obtain the Bank’s prior written consent which may or may not be granted at the Bank’s discretion, and if granted may be subject to such conditions as the Bank may impose with twenty one (21) calendar days’ prior written notice with reason(s) to you:-

Banking Facility	Purpose Description
BizPower SME All Economic Sectors Facility (AES) - PLM Term Loan (TL)	To enhance access to financing for SMEs in all economic sectors.

No 30, 1st Floor, Jalan 7/108C, Taman Sg Besi, 57100 Kuala Lumpur
Tel: 03-7981 4009    Fax: 03-7984 7893

Together We Progress

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

3.	AVAILABILITY PERIOD

3.1	The granting / continued granting/ extension of the Banking Facility to you is at all times subject to availability of funds.

3.2	Term Loan

First Drawdown

The BizPower SME All Economic Sectors Facility (AES) - PLM Term Loan (TL) facility is made available to you for drawdown for a period 6 Month(s) from Syarikat Jaminan Pembiayaan Perniagaan Berhad’s (“SJPP”) approval. Any undrawn amount will upon expiry of the availability period be cancelled by the Bank with prior written notice and will not thereafter be available for drawdown by you.

4.	TENOR

4.1	The Banking Facility is subject to periodic review at the discretion of the Bank. Despite such periodic review, the Banking Facility shall be repayable on demand by the Bank in writing.

4.2	Subject to and until such periodic review or demand under paragraph 4.1 of this Letter of Offer, the Banking Facility is for the following tenor:-

Banking Facility	Tenor
BizPower SME All Economic Sectors Facility (AES) - PLM Term Loan (TL)	60 Month(s) Date Of First Disbursement.

5.	INTEREST RATE(S)/COMMISSION/BANKING CHARGES/COMMITMENT FEE/OTHER CHARGES

5.1	You shall pay interest on all monies due and payable by you and all monies outstanding and owing to the Bank in relation to the Banking Facility and commission, discount charges and any other charges payable in relation to the Banking Facility at the following rates, or at such other rate or rates as may be stipulated or prescribed by the Bank in writing at any time and from time to time with twenty one (21) calendar days’ prior written notice with reasons(s) to you:-

Banking Facility	Interest Rates/Commissions
BizPower SME All Economic Sectors Facility (AES) - PLM Term Loan (TL)	Interest at Five per centum (5%) per annum with daily rest.

5.2	Interest and commission at the aforesaid rate(s) (“the Prescribed Rate” which expression shall refer to the respective interest rates and commission chargeable on the respective facilities comprised under the Banking Facility) shall be payable by you, both before and after judgment or demand.

6.	INCREASED RATE OF INTEREST ON DEFAULT/EXCESS AMOUNT

In addition to all the rights and remedies of the Bank, if you shall default in the payment of any sums on their respective due dates you shall pay interest on such overdue sums at the rate of 3.5% per annum above the Bank’s Prescribed Rate or such other rate or rates as the Bank may, at its discretion, at any time and from time to time impose, by giving twenty one (21) calendar days’ prior written notice with reason(s) to you, and such rate or rates of interest (“the Default Rate”) shall be payable by you, both before and after judgment or demand, from the due date up to the date of actual repayment.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

7.	REPAYMENT

Despite any provisions to the contrary, the Banking Facility shall be payable on demand by the Bank in writing. In addition, you shall upon the expiry of the tenor (if any) of the Banking Facility or any part of the Banking Facility, repay the entire outstanding sum under each of the Banking Facility which tenor has expired. Until the expiry of the tenor of each of the Banking Facility or until a demand for repayment is made, you shall repay the Banking Facility as follows:-

Banking Facility	Repayment Terms
BizPower SME All Economic Sectors Facility (AES) - PLM Term Loan (TL)	By 60 Month(s) Monthly instalments of RM 15,096.99 to commence upon full release of the Term Loan or such other date as the Bank may in its absolute discretion stipulate. Pending full drawdown interest shall be paid monthly in arrears on the sum drawdown.

8.	SECURITY

The Banking Facility, interest, commissions and banking and/or other charges and expenses payable on the Banking Facility or in connection with the Banking Facility are to be secured by:

8.1	New/Additional Security (To Be Obtained)

8.1.1	Against 70% guarantee coverage by Syarikat Jaminan Pembiayaan Perniagaan Berhad (SJPP) for the Banking Facilities under PEMULIH Government Guarantee Scheme (PGGS) for RM 800,000.00.

8.1.2	Personal Guarantee (PG) of RM 800,000.00 to be executed by NG CHEN LOK (NRIC: 870203065701).

9.	CONDITIONS FOR DRAWDOWN/UTILISATION

9.1	In addition to the conditions precedent for drawdown as stipulated in the General Terms and Conditions annexed hereto, you shall also fulfill the following conditions precedent before you are allowed to drawdown on the Banking Facility:-

9.1.1	A Standing Instruction (SI) is to be executed for the direct debiting of your current account for the monthly Term Loan instalment payment, the Bank shall have the right to automatically debit your current account for all payments due and payable under your Banking Facility, which remain outstanding on their due date of payment.

9.1.2	You are to authorize the Bank to deduct the Term Loan account for stamping fee incurred, any other charges, expenses as and when they are due for payment for the Banking Facility granted.

9.1.3	Receipt of the Bank’s Letter of Offer duly accepted.

9.1.4	Receipt by the Bank of BNM approval for AES.

9.1.5	Receipt by the Bank of 70% SJPP guarantee cover for the Banking Facility.

9.2	lf,

9.2.1	you shall fail to comply with any of the conditions precedent referred to in paragraph 9.1 above and/or in the General Terms and Conditions annexed hereto; and/or

9.2.2	there has been a material adverse change in your condition, financial or otherwise after the date of this Letter of Offer;

you will not be entitled to utilise the Banking Facility and the Bank shall be entitled to cancel the Banking Facility granted in this Letter of Offer with prior written notice to you and you shall be liable to reimburse and/or indemnify the Bank for all costs and expenses (including legal costs and expenses) incurred by the Bank in connection with the approval and/or grant of the Banking Facility to you.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

10.	OTHER TERMS AND CONDITIONS

10.1	SJPP consent to be obtained for any future borrowings to be undertaken.

10.2	Services Tax (ST) If any service made under this contract/agreement is a taxable service to which the ST would apply, then the Bank reserves the right to levy ST at the prescribe rate and the recipient of the service agrees to pay the amount of ST.

10.3	Late payment penalty interest; all late payment of any money payable (whether principal or interest) will incur an additional interest of 1% pa.

10.4	The Bank shall have received the endorsement approval from Bank Negara Malaysia for All Economic Sectors under BNM’s Fund for SME.

10.5	If any of the provision of this letter becomes invalid, illegal or unenforceable in respect of any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

10.6	You authorize and consent to the Bank to obtain any credit information from any registered Credit Reporting Agencies as defined under the Credit Reporting Agencies Act 2010 (“GRA”) and for the CRA to provide the said information to the Bank without further notice to you for purposes related to the Banking Facility.

10.7	The Banking Facility is to be disbursed within a period of six (6) months from the date of receipt by the Bank of GOM’s approval on the guarantee. If the facilities cannot be disbursed within 6 months from SJPP’s approval, extension of Availability Period (AP) must be submitted 1 month prior to its expiry.

10.8	The PGGS is for 5 years effective from the date of the issuance of the Letter of Guarantee from Government of Malaysia and shall not exceed 31/12/2035.

10.9	A cancellation fee of RM 2,000-00 is payable to the Bank in the event that the facility granted is cancelled at any time after the acceptance of our loan (subject to preparation of the legal documentation has commence) and before the first loan disbursement. Such cancellation fee may be deducted automatically from the Borrower’s account with the Bank at the Bank’s discretion.

10.10	The Bank reserves the right to reclassify the banking facility under the BNM’s Fund for SMEs outside of BNM’s Fund for SMEs if you do not meet the criteria set by Bank Negara Malaysia.

10.11	The Bank reserves the right to debit your account with the Bank all costs, expenses and charges pertaining to your banking facilities.

10.12	GOM and/or any of it’s appointed representative will subrogate all rights of the Financial Institution against you in respect of the amount paid by GOM in accordance to the PGGS scheme.

10.13	The Banking facility extended to you are subject to terms and conditions of the PGGS and the PGGS is subject to change at any time at GOM’s sole and absolute discretion.

10.14	In the event you wish to continue on with the Banking Facility after the expiry period or termination of the PGGS, the Bank reserves the discretion to vary the terms and conditions of the Banking Facility granted.

10.15	Upon expiry of the tenure or termination of the PGGS, the profit rate charged will be converted to profit rate as may be determined by the Bank which shall apply throughout the entire tenure of the Banking Facility and the Bank reserves the right to vary the terms and conditions of the Banking Facility granted.

10.16	One point zero per centum (1.00%) per annum or minimum guarantee fee of Ringgit Malaysia One Thousand (RM 1,000.00) for the issuance of the GOM is absorbed by the Bank.

10.17	The Borrower may at any time by giving to the Bank three (3) month’s notice in writing or by paying three (3) months interest in lieu of notice repay the whole of the moneys then owing to the Bank under the Term Loan Facility or such lesser amount in integral multiples of Ringgit Malaysia One Thousand Only (RM 1,000.00) or such other amount as the Bank may in its absolute discretion accept PROVIDED THAT the acceptance of such lesser amount as aforesaid by the Bank shall in no way entitle the Borrower to a reduction in the amount of any instalment but only to a reduction in the number thereof.

10.18	You shall be offered Mortgage Reducing Term Assurance (MRTA) / Credit Level Term Assurance (CLTA) or any other policies acceptable to the Bank (“Insurance Policies”) in respect of your directors / partners / key personnel; of which the sum / terms of coverage is mutually agreed by both parties.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

10.19	For the avoidance of doubt, the Bank may disburse the Banking Facility even if the director(s)’ / partners / key personnel’s Insurance Policies or any other policies which is acceptable by the Bank are inadequate and / or not obtained to the Bank’s satisfaction. The Borrower shall indemnify and keep the Bank fully indemnified against any claims, demands, actions, costs, expenses, losses, damages and liability which the Bank may incur or suffer arising from the Borrower’s non-fulfilment of the Bank’s conditions / requirements on the Insurance Policies or any other policies which is acceptable by the Bank, save and except where the same arise from the gross negligence, willful misconduct, willful default or fraud of the Bank.

10.20	In the event that the Banking Facility is withdrawn, cancelled or terminated by either party before the drawdown of the Banking Facility, all costs and expenses incurred in relation to the Banking Facility are to be entirely borne by the Borrower.

10.21	If any service made under this Letter of Offer is a taxable service to which the services tax would apply, then the Bank may levy the services tax at the prescribed rate and the recipient of the service agrees to pay the amount of the services tax.

10.22	For the avoidance of doubt, the Borrower shall bear all professional fees, taxes (including service tax), and out-of-pocket expenses incurred and any other fees, expenses or recourse in respect of the Banking Facility.

11.	INFORMATION DISCLOSURE

The Borrower consents to and authorises the RHB Banking Group (which shall include its holding company, its subsidiaries and associated companies), its respective directors, officers, employees and agents to process, disclose, retain, share and/or verify information or documents pertaining to the Borrower’s affairs, account(s), facility(ies), directors and/or substantial shareholders to and/or with the following parties:-

(i)	any companies within the RHB Banking Group, whether within or outside Malaysia for the following purposes:

a)	cross-selling, marketing, and promotions of products and/or services of the RHB Banking Group except where the Borrower had chosen not to allow the Bank to make any disclosure under Clause 11.1(i)(a);

b)	conducting conflict checks on any conflict of interest situations whether actual or potential, pursuant to the appointment of RHB Investment Bank Berhad, if applicable; and

c)	having access to the Borrower’s information and/or documents in relation to its securities and/or depository accounts maintained with RHB Investment Bank Berhad and/or the relevant central and/or authorised depositories, if applicable;

(ii)	the Credit Guarantee Corporation (“CGC’’), Syarikat Jaminan Pembiayaan Penriagaan (“SJPP”), Bank Negara Malaysia, Central Credit Bureau, Cagamas Sdn Bhd and such other authorities/regulators/parties as may be authorised by taw or regulations to obtain such information or by court of law;

(iii)	any authorities/regulators/parties as may be authorized by law or regulations to obtain such information or by court of law;

(iv)	any party(ies) providing security for purposes of facility(ies) granted to the Borrower; agents of the RHB Banking Group, including vendors, merchants and/or third party service providers in connection with any products and/or services being provided by the RHB Banking Group;

(v)	auditors, legal counsels and/or other professional advisers in relation to the provision of services by the RHB Banking Group pursuant to this engagement, or in connection with the preparation of any facility or security documents, if applicable, or any action or proceeding for the recovery of monies due and payable by the Borrower, wherever applicable;

(vi)	credit bureaus and/or credit reporting agencies, fraud prevention agencies, debt collection agencies and industry/financial related associations; and

(vii)	any potential assignee or other person proposing to enter into any contractual arrangement which requires the disclosure of such information.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

12.	AMENDMENT AND/OR ADDITIONAL TERMS AND CONDITIONS

12.1	The Bank may, with twenty one (21) calendar days’ prior written notice with reason(s), at your request or at the Bank’s discretion, grant additional banking facilities to you and/or convert and/or vary and/or substitute all or any of the Banking Facility granted into another banking facility or facilities. In any such event, the securities, liabilities and/or obligations created pursuant to and by this Letter of Offer shall continue to be valid and binding for all purposes up to the limit of the total banking facilities advanced to you, despite such addition and/or change but subject to such variations as the Bank may notify you in writing and/or implied by law or trade usage governing or applicable to the aforesaid addition and/or changes.

12.2	Unless specified otherwise, the terms of this Letter of Offer may, at any time and from time to time, be amended or varied by the Bank at its discretion by giving twenty one (21) calendar days’ prior written notice with reason(s) to you. Unless you notifies the Bank in writing during the notice period that you disagrees with the amendment and/or variation, such amendments and/or variations shall be deemed to become effective and the relevant provisions of this Letter of Offer shall be deemed to have been amended and/or varied accordingly and shall be read and construed as if such amendments and/or variations had been incorporated in and had formed part of this instrument at the time of execution of this instrument.

13.	BNM LINK (“BNMLINK”) AND OMBUDSMAN FOR FINANCIAL SERVICES (“OFS”) (formerly known as Financial Mediation Bureau)

If you are not satisfied with the outcome of the investigation or of the complaint, you may appeal against such outcome by referring such complaint to BNM or the OFS.

For enquiry, please call:

BNMLINK or TELELINK: 1-300-88-5465

OFS: 03-2272 2811

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

14.	ANNEXURES

The terms and conditions set out in the Annexures form an integral part of this Letter of Offer and in the event of any conflict or discrepancy between the terms and conditions in this Letter of Offer and the terms and conditions in the Annexures, the terms and conditions in this Letter of Offer shall prevail.

If any of the provisions in this Letter of Offer and/or Annexures becomes invalid, illegal or unenforceable in respect of any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Please indicate your acceptance of the Banking Facility upon the terms and conditions in this Letter of Offer by signing the duplicate of this letter and returning the same to the Bank within fourteen (14) calendar days from the date hereof. In addition, you are required to execute such loan/security documents which the Bank’s solicitors shall advise are necessary for the protection of the Bank’s interest.

We thank you for giving us the opportunity to be of service to you.

Yours faithfully

for RHB BANK BERHAD

(Registration No. 196501000373 (6171-M))

/s/ Joanne Lee Jia Li	/s/ Sohn Ng Kian Soon
Joanne Lee Jia Li	Sohn Ng Kian Soon
Business Development Manager	Head - Business Development Manager (PLM)
Klang Valley South	Klang Valley South

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

FORM OF ACCEPTANCE & DECLARATION ON CONNECTED PARTIES

I/We confirm that I/We have read the terms and conditions set out above and in the Annexure(s) hereto and taken note of the same. I/We hereby accept the Banking Facility upon the terms and conditions mentioned above and in the Annexure(s). I/We declare that:

I am/We are not related to/a guarantor to/in control of / controlled by any of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives.

None of the directors, controlling shareholders, officers of the RHB Banking Group and their respective *close relatives is a director, partner, executive officer, agent or guarantor in our firm / partnership / company / legal entity and / or our subsidiaries / entities controlled by us.

*“Close relatives” is defined as spouse and dependents of the spouse, child (including step/adopted child) and spouse of the child, parent and brother or sister and their spouses.

* For Term Loan

I/We irrevocably and unconditionally authorise the Bank to deduct the following account under Account No:_____________________________________________________ maintained in the name(s) of SAGTEC GROUP SON BHD with the Bank to pay for all payments due and payable by me/us under the Banking Facility including any fees and charges related to the Facility provided there are sufficient funds in the current/savings account for such debiting. I/We shall undertake to ensure that there are sufficient funds in my/our current/savings account for such debiting.

Dated:	_____________

THE COMMON SEAL of	)
SAGTEC GROUP SDN BHD	)
(Registration No. 1283508P/201801021489) was	)
hereunto affixed	)
in accordance with its Constitution	)
in the presence of:	)

OR

SIGNED by [director]	)
and [authorised personnel]	)
for and on behalf of	)
SAGTEC GROUP SDN BHD	)
(Registration No. 1283508P/201801021489))
in the presence of:	)

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

ANNEXURE I

THE GENERAL TERMS AND CONDITIONS

1.	REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank that:-

(i)	the Borrower has full legal right, authority, power and capacity to accept and to borrow the Banking Facility and to perform the terms of this Letter of Offer. In the event the Borrower is a company, the Borrower is a company duly incorporated and validly existing under the laws of Malaysia and has full power and authority to carry on its present business;

(ii)	the terms of this Letter of Offer constitute legal, valid and binding obligations enforceable against the Borrower:

(iii)	all consents, authorisations and approvals which are required to be obtained in connection with or are necessary for the acceptance, delivery, legality or enforceability of this Letter of Offer and the use of the Banking Facility have been obtained and are in full force and effect;

(iv)	the Borrower’s acceptance of this Letter of Offer and the performance of its terms will not contravene any law, regulation, order or decree of any governmental authority, agency or court to which the Borrower is subject;

(v)	the Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower may be bound and no litigation, arbitration or administrative proceedings are presently current or pending or threatened against the Borrower;

(vi)	all information furnished by the Borrower to the Bank in connection with the Banking Facility are true and correct and there has been no omission which would render the information inaccurate or misleading;

(vii)	the Borrower’s last audited accounts have been prepared in accordance with accounting principles and practices generally accepted in Malaysia and give a true and fair view of the Borrower’s financial position as at that date;

(viii)	there are no winding-up proceedings currently pending or threatened against the Borrower;

(ix)	none of the Borrower’s directors, partners, executive officers, agents, or guarantors are in the employment of or directly related to any of the directors, controlling shareholders, officers or employees of the RHB Banking Group and their respective close relatives; and

(x)	the Borrower is in compliance with Condition 20.6 of Annexure I (Environmental matters) and Condition 20.7 of Annexure I (Human rights and labour laws) and no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or could be expected to amount to an Event of Default.

2.	CONDITIONS PRECEDENT

2.1	The Banking Facility will be made available for the Borrower’s utilisation upon the fulfilment of the following conditions precedent:-

(i)	the Bank shall have received the Borrower’s acceptance of this Letter of Offer within the time prescribed;

(ii)	all loan/security documents which are required in this Letter of Offer and/or such other documents as may be required by the Bank and/or its solicitors shall have been executed by the Borrower and/or the relevant security parties, duly stamped and presented for registration and/or registered at the relevant registries within thirty (30) calendar days from the date of the acceptance of the Letter of Offer or such other time as may be stipulated in writing by the Bank;

(iii)	the Bank shall have received copies of the following documents certified as true and correct by the Borrower’s secretary or director:-

(a)	all authorisations, licences, approvals and consents which are necessary for the financing by the Bank, the carrying on of the Borrower’s business and the execution of the security documents (if any);

(b)	the Borrower’s Board of Directors’ Resolution authorising the acceptance and the borrowing of the Banking Facility and/or the execution of the loan/security documents (if any), together with deed of empowerment (if any);

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(c)	a copy each of the Borrower’s (if applicable) certificate of incorporation/ notice of registration and the Constitution or a written confirmation duly signed by a director or a company secretary confirming that the Borrower does not have a Constitution and the Return of Allotment of Share Form (previously known as Form 24), Notification for Change in the Registered Address (previously known as Form 44), and Notification of Change in the Register of Directors, Managers and Secretaries Form (previously known as Form 49) of the Companies Act 2016;

(d)	specimen signatures, authenticated in such manner as the Bank may require, of the persons authorised to act on the Borrower’s behalf in respect of the transactions contemplated in this Letter of Offer.

(iv)	the Borrower shall have paid all fees or charges payable or agreed to be paid by the Borrower to the Bank for or in connection with the Banking Facility including the preparation and perfection of the loan/security documents;

(v)	no Event of Default (as defined below) and no event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred or be continuing;

(vi)	no extraordinary circumstances or change of law or other governmental action shall have occurred which makes it improbable that the Borrower will be able to observe or perform the covenants and obligations in this Letter of Offer; and

(vii)	the Bank’s solicitors shall have made a search on the Borrower at the Companies Commission of Malaysia and the Director-General of insolvency’s Office and the results of such searches shall have been satisfactory to the Bank.

2.2	In the case where guarantee(s) and/or other security (“the Security Document”) is/are required by the Bank from the Security Party, the utilisation of the Banking Facility shall also be subject to the fulfilment of the following additional conditions precedent:-

(i)	the Security Document shall have been duly perfected, stamped and forwarded to the Bank or presented for registration at the relevant registries, where applicable;

(ii)	where the Security Party is a body corporate, such Security Party shall have forwarded to the Bank copies of the following documents:-

(a)	its Board of Directors’ Resolution authorising the execution of the Security Document together with deed of empowerment (if any);

(b)	a certified copy of its certificate of incorporation and the Constitution or a written confirmation duty signed by a director or company secretary confirming that the Borrower does not have a Constitution and the Return of Allotment of Shares (previously known as Form 24), Notification for Change in the Registered Address (previously known as Form 44), and Notification of Change in the Register of Directors, Managers and Secretaries Form (previously known as Form 49) of the Companies Act 2016;

(iii)	the Bank’s solicitors shall have made a search on the Security Party at the Companies Commission of Malaysia and/or the Director-General of Insolvency’s Office and the results of such searches shall have been satisfactory to the Bank;

(iv)	all authorisations, approvals and consents which are necessary for the creation and delivery of the Security Document to the Bank under this Letter of Offer, shall have been obtained and delivered to the Bank.

3.	AFFIRMATIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall:-

(i)	carry out the Borrower’s business diligently one efficiently and in accordance with sound financial practices;

(ii)	furnish to the Bank all information reasonably required by the Bank in relation to the Borrower’s business and financial position;

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(iii)	keep full, proper and up-to-date accounts and furnish to the Bank within one hundred and eighty (180) days from the end of each of the Borrower’s financial year copies of the Borrower’s annual report together with the balance sheet and profit and loss account duly audited and certified by a qualified independent auditor;

(iv)	keep and maintain the Borrower’s present paid up share capital and any increases of the paid up share capital;

(v)	punctually pay and/or cause to be paid all rents, rates, taxes and all other outgoings payable in respect of the premises at which the Borrower carries on business and properties which are security for the repayment of the Banking Facility;

(vi)	appoint from time to time only such auditor or firm of auditors acceptable to the Bank;

(vii)	notify the Bank of the occurrence of an Event of Default stipulated in this Letter of Offer or of any event which would constitute an event of default in relation to any of the Borrower’s other indebtedness;

(viii)	notify the Bank of any change in the Borrower’s Board of Directors or its management or its major or controlling shareholders or partners;

(ix)	when require by the Bank, to cause and procure the Borrower’s directors, shareholders and/or related ccmpany(ies) to issue letter of undertaking to the Bank to subordinate the loan/sum extended to the Borrower by the said directors, shareholders and/or related company(ies) to the Banking Facility (“Subordinated Debt”); and

(x)	in the event of any payment or distribution of the Borrower’s assets (in cash or in securities) upon any dissolution, winding up, liquidation or reorganization, to repay the Banking Facility and/or ensure that the Bank shall be entitled to receive payment in full in respect of the Banking Facility in priority to the Subordinated Debt. If any of the said directors, shareholders and/or related company(ies) receive payment/distribution in respect of the Subordinated Debt, the Borrower shall cause them to pay to the Bank such payment/distribution for the application towards the Banking Facility and all indebtedness due and owing by the Borrower to the Bank and until such payment in full, shall be held in trust for the Bank.

4.	RESTRICTIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall not, without the prior written consent of the Bank:-

(i)	add to, delete, vary or amend the Borrower’s Constitution in any manner which would be inconsistent with the terms of this Letter of Offer, the facility agreement and the security documents;

(ii)	change the Borrower’s financial year or the nature of the Borrower’s business;

(iii)	sell, transfer, encumber, lease or otherwise dispose of the whole or a substantial part of the Borrower’s business or assets or undertake or permit any corporate voluntary arrangement, judicial management, scheme of compromise or amalgamation, merger, consolidation or reorganisation;

(iv)	enter into any transaction with any person, firm or company except in the ordinary course of business and at arm’s length commercial terms;

(v)	decrease or alter (other than increase) the Borrower’s issued capital or alter the structure of the issued capital or the rights attached to the issued capital;

(vi)	change the Borrower’s shareholder and the respective shareholding of the shareholder or partnership structure;

(vii)	incur, assume, guarantee or permit to exist or guarantee any security interest or indebtedness for borrowed moneys other than (a) indebtedness (b) any debt or guarantee which has been disclosed by the Borrower to the Bank prior to the date of the facility agreement (c) those permitted under the Security Documents (d) short term debts incurred or obtained in the ordinary course of business on commercial terms and on the basis of arm’s length transaction; and

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Borrower Name: SAGTEC GROUP SDN BHD

(viii)	pay or repay any of the loan/sum extended (including any interest thereof) to the Borrower by the Borrower’s directors, shareholders and/or related company(ies).

(ix)	utilize the Banking Facility or apply any proceeds therefrom, whether in whole or in part, or whether directly or indirectly for any business related to cannabis and/or other prohibited substance or its cultivation, or for any ancillary purposes in connection thereto.

5.	VARIATION OF INTEREST RATES

5.1	The Bank may vary at any time and from time to time the Base Lending Rate of the Bank and/or the Cost of Funds and/or the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions or other rates of interest chargeable PROVIDED THAT the Bank shall provide notice of such variation(s) in the following manner:

(a)	in respect of the Base Lending Rate of the Bank by displaying at the premises of the Bank a general notice of the change of the Base Lending Rate of the Bank addressed to the public generally and such display shall be deemed sufficient notice to the Borrower or by including a notice in the periodic statement of accounts sent to the Borrower or by any other modes deemed fit and proper by the Bank; and

(b)	in respect of the Cost of Funds and/or the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions by serving a notice in writing with reason(s) at least twenty one (21) calendar days in advance (which notice may be included in the periodic statements of account sent to the Borrower) on the Borrower of the change in the Cost of Funds and/or the margin of interest and such notice shall be deemed to have been sufficiently served on the Borrower if sent by ordinary mail to the Borrower’s usual or last known place of residence/business or to the address stated in this Letter of Offer;

PROVIDED ALWAYS that the effective date of the change of the Base Lending Rate and/or the Cost of Funds and/or margin of interest imposed above the Base Lending Rate and/or Cost of Funds and/or in the commissions or the other rates of interest chargeable shall be the date stipulated by the Bank at its discretion.

5.2	The Bank may at its discretion with at least twenty one (21) calendar days’ prior written notice with reason(s) to the Borrower, change the fundamental basis of calculation of the Prescribed Rate (whether it be the Base Lending Rate, Cost of Funds or any other basis irrespective of its name).

6.	CAPITALISATION OF INTEREST

6.1	Interest, commission and fees remaining unpaid at the time when it shall become due and payable and all costs, charges, expenses and other moneys due and payable shall be added to the principal amount advanced under the Banking Facility and thereafter be treated as principal and be chargeable with interest at such rate at which interest shall from time to time and at any time be payable under this Letter of Offer.

6.2	For the purpose of ascertaining whether the limit of the Banking Facility intended to be advanced or secured has been exceeded or not, all accumulated and capitalised interest, commission, fees, costs, charges, expenses and such other moneys shall be deemed to be interest and not principal.

7.	INTEREST AFTER DEMAND OR JUDGMENT

7.1	Despite the exercise by the Bank of any of its rights provided for in this Letter of Offer or any other statutory or other rights or the making of any demand, interest chargeable on the Banking Facility shall continue to be chargeable on any due and unpaid sum of money after the exercise of any of these rights and if not duly paid such interest will continue to be capitalised as provided in this Letter of Offer, regardless that the banker-customer relationship may have ceased for any reason whatsoever.

7.2	In the event that judgment is obtained in relation to any sum of money owing under this Letter of Offer, and it is adjudged that any sum of money be paid to the Bank, interest shall be payable on such sum of money so adjudged to be payable to the Bank at the rate of interest chargeable under this Letter of Offer from the date of such judgment until the date of full payment.

8.	EVENTS OF DEFAULT

All monies outstanding under the Banking Facility together with interest and all other monies relating to the Banking Facility shall become immediately repayable by the Borrower upon demand being made by the Bank in writing or upon the occurrence of any of the following events:

(a)	the Borrower defaults in the payment of any money payable to the Bank after the same shall have become due whether formally demanded or not;

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Borrower Name: SAGTEC GROUP SDN BHD

(b)	the Borrower defaults under any other provision in this Letter of Offer which is not capable of remedy or which being capable of remedy, is not remedied within fourteen (14) calendar days after being required to do so in writing by the Bank;

(c)	any representation, warranty or condition made or implied by the Borrower in this Letter of Offer is incorrect or misleading in any material respect;

(d)	any licence, authorisation, approval, consent or permit which is required for the Borrower’s business or the performance of the Borrower’s obligations in this Letter of Offer is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect;

(e)	any of the indebtedness of the Borrower or of the Security Party or their respective affiliate(s) or related corporation(s) (such persons) becomes capable, in accordance with the relevant terms of such indebtedness, of being declared due prematurely by reason of a default by such persons of their respective obligations in respect of the same, or such persons fail to make payment in respect of such indebtedness on the due date for such payment or if due on demand when demanded, or the security for any such indebtedness becomes enforceable;

(f)	a petition be presented or an order be made or a resolution be passed for the Borrower’s winding-up or the winding up of any of the Borrower’s affiliate(s) or related corporation(s) or Security Party which is a body corporate;

(g)	a nominee, trustee, supervisor, judicial manager, manager, administrator, receiver, receiver and manager, liquidator or other similar officer is appointed to take possession of the Borrower’s properties or undertaking or the properties or undertaking of any of the Borrower’s affiliate(s) or related corporation(s) or Security Party which is a body corporate;

(h)	the Borrower or any of the Borrower’s affiliate(s) or related corporation(s) or Security Party which is a body corporate ceases or threatens to cease to carry on all or a substantial part of the Borrower’s business or the Borrower’s affiliate(s)’ or related corporation(s)’ or the Security Party’s business;

(i)	any judgment is obtained against the Borrower or any of the Borrower’s affiliate(s) or related corporation(s) or Security Party;

(j)	the Borrower or any of the Borrower’s affiliate(s) or related corporation(s) or Security Party enters into any voluntary arrangement, judicial management, scheme of compromise, reorganisation, reconstruction, amalgamation or any composition or arrangement with or for the benefit of their respective creditors;

(k)	any other event or series of events whether related or not has or have occurred which in the opinion of the Bank could or might affect or prejudice the Borrower’s ability or willingness to comply with all or any of the Borrower’s obligations in this Letter of Offer;

(l)	the Borrower or any of the Security Party who is an individual person commits any act of bankruptcy or becomes bankrupt or shall die or become insane;

(m)	any of the Security Document given to the Bank is or becomes for any reason whatsoever invalid or unenforceable;

(n)	if the Bank shall at its discretion consider that the Banking Facility or any of its security or its security position in relation to the repayment of the Banking Facility to be in jeopardy.

(The expression “affiliate” means in relation to any one corporation, any corporation directly or indirectly controlling, controlled by or under direct or indirect common control, in each case whether in law or in fact with such corporation and the expression “related corporation” shall be construed in accordance with the Companies Act, 2016).

9.	BANK’S RIGHT TO COMMENCE FORECLOSURE AND LEGAL PROCEEDING CONCURRENTLY

Upon default or breach by the Borrower of any term, covenant, stipulation and/or undertaking provided in this Letter of Offer and on the part of the Borrower to be observed and performed, the Bank shall thereafter have the right to exercise all or any of the remedies available whether by this Letter of Offer or Security Document or by statute or otherwise and shall be entitled to exercise such remedies concurrently, including pursuing all remedies of sale or possession and civil suit to recover all moneys due and owing to the Bank.

10.	ILLEGALITY

10.1	If the Bank determines that the introduction or variation of any law, regulation or official directive (whether or not having the force of law) or any change in the interpretation or application thereof makes it unlawful for the Bank to maintain, fund or give effect to its obligations under this Letter of Offer, the Bank shall immediately give notice in writing of such determination to the Borrower.

10.2	Upon prior written notice from the Bank, the Banking Facility to such extent shall be cancelled and the Borrower will immediately repay all monies outstanding under the Banking Facility together with interest thereon and all other monies agreed to be paid by the Borrower under this Letter of Offer.

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Borrower Name: SAGTEC GROUP SDN BHD

11.	INCREASED COSTS

Where the Bank determines that, as a result of the introduction or variation of any law, order, regulation or official directive (whether or not having the force of law), or any change in the interpretation or application thereof by any competent authority, or compliance with any request (whether or not having the force of law) from Bank Negara Malaysia or other fiscal, monetary or other authority:

(i)	the cost to the Bank of making available or continuing to make available the Banking Facility is increased; or

(ii)	the amount of any sum received or receivable by the Bank in respect of the Bank making or continuing to make available the Banking Facility or the effective return to the Bank under the Banking Facility is reduced; or

(iii)	the Bank is obliged to make any payment (except in respect of tax on the Bank’s overall net income) or forego any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by the Bank from the Borrower under the Banking Facility, then the Bank shall notify the Borrower at least twenty one (21) calendar days in advance with reason(s) of the circumstances leading to the Bank’s determination and:-

(i)	the Borrower shall on demand in writing pay to the Bank such reasonable amounts as the Bank may from time to time and at any time notify the Borrower to be necessary to compensate the Bank for such additional cost, reduction, payment or foregone interest or return provided that nothing contained in this Letter of Offer shall prevent the Borrower from taking all necessary steps to mitigate the effect of such increased cost; and

(ii)	at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue, the Borrower may upon giving the Bank not less than thirty (30) calendar days’ prior written notice, cancel the Banking Facility.

12.	MARKET DISRUPTION

If in the opinion of the Bank, there has, since the date of this offer, been a change in national or international monetary, financial, economic or political conditions or currency exchange rates or exchange control which would render the Banking Facility temporarily or permanently commercially impracticable or impossible, the Bank shall notify the Borrower at least twenty one (21) calendar days in advance of such change, and:-

(i)	whilst such circumstances exist, no utilisation of the Banking Facility will be allowed;

(ii)	the Bank shall negotiate in good faith for an alternative basis acceptable to the Bank for continuing the Banking Facility; and

(iii)	unless within thirty (30) calendar days after the giving of such notice such circumstances cease to exist or an alternative basis acceptable to the Bank is arrived at, the Banking Facility shall be cancelled.

13.	LEGAL AND OTHER FEES AND EXPENSES

The Borrower shall pay all legal and other fees and expenses in connection with the preparation, stamping and registration of any security documents required by the Bank under this Letter of Offer even though the said documents are not executed by the Borrower for any reason attributable to the Borrower. If any money payable under the Banking Facility is required to be recovered through any process of law, the Borrower shall be liable to pay the Bank’s solicitors’ fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such recovery.

14.	WAIVER AND INDULGENCE

The terms and conditions in this Letter of Offer may be waived by the Bank in whole or in part with or without conditions at the discretion of the Bank without affecting the rights of the Bank. Any failure by the Bank to enforce any of the provisions of this Letter of Offer or any forbearance, delay or indulgence granted by the Bank to the Borrower shall not be construed as a waiver of the Bank’s rights in this Letter of Offer.

15.	CREDIT FACILITIES TO CONNECTED PARTIES

The approval of the Banking Facility to the Borrower shall be upon the condition that the Bank will fully comply with any applicable laws, legislations or regulations. The Borrower declares to the Bank that the Borrower is not related to/a guarantor to/in control of/controlled by any of the directors, controlling shareholders, officers or employees of the RHB Banking Group and their respective close relatives (spouse and dependents of the spouse, child (including step/adopted child) and spouse of the child, parent and brother or sister and their spouses). None of the directors, controlling shareholders, officers of the RHB Banking Group and their respective close relatives is a director, partner, executive officer, agent or guarantor in the Borrower’s firm/partnership/company/legal entity and/or subsidiaries/entities controlled by the Borrower. The Borrower shall at all material times covenant to declare to the RHB Banking Group if any connected party relationship materialises throughout the duration of the Banking Facility In the event any undisclosed connected party relationship is established or discovered subsequently, the Bank may terminate and recall the Banking Facility with prior written notice to the Borrower.

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Borrower Name: SAGTEC GROUP SDN BHD

16.	DUTY TO VERIFY STATEMENTS OF ACCOUNTS/CERTIFICATE OF BANK

The Borrower shall verify all statements of accounts sent to the Borrower by the Bank and revert within five (5) calendar days to the Bank in the event of any discrepancy in such statements of accounts failing which they shall be deemed to be conclusive and binding against the Borrower.

17.	SET OFF/COMBINATION OR CONSOLIDATION OF ACCOUNT

(a)	The Bank shall be entitled (but shall not be obliged) at any time and with seven (7) calendar days’ prior written notice to the Borrower, to combine, consolidate or merge all or any of the Borrower’s accounts and liabilities with and to the Bank anywhere whether in or outside Malaysia, alone or jointly with any other person.

(b)	The Bank may transfer or set off any sums in credit in such accounts in or towards satisfaction of any of the Borrower’s liabilities whether actual or contingent, primary or collateral. This shall apply even if the credit balances on such accounts and the liabilities on any other accounts may not be expressed in the same currency and the Bank is authorised to effect any necessary conversions at the Bank’s own rate of exchange then prevailing.

(c)	Despite the above, the Bank may, with at least seven (7) calendar days’ prior written notice to the Borrower, debit any of the Borrowers accounts (whether in credit or debit) with the Bank for all payments due and payable by the Borrower to the Bank.

18.	SUSPENSE ACCOUNT

Any money received by the Bank in respect of the Banking Facility may be kept to the credit of a suspense account for so long as the Bank thinks fit up to a maximum period as allowed under the internal policy of the Bank without any obligation in the meantime to apply such money or any part of such money in or towards settlement of any liabilities due by the Borrower to the Bank.

19.	CTOS SEARCH

Whenever required by the Bank, the Borrower shall provide and shall cause its directors, officers, shareholders and Security Party to provide written consent (in a form which may be prescribed by the Bank) for any credit reporting agency to disclose to the Bank their credit report and credit information for the purpose of the Bank’s review of the Banking Facility. In the event the consents required by the Bank are not provided, the Bank shall, with prior written notice, be entitled to recall the Banking Facility and the entire amount outstanding shall become immediately due and payable.

20.	LAW/REGULATION

20.1	If there are any updates/changes that affect the Borrower’s tax residency/Foreign Account Tax Compliance Act (“FATCA”)/Common Reporting Standard (“CRS”) status, the Borrower further agrees to notify and furnish the Bank with relevant foreign Tax Identification Number (TIN) and/or documentary evidence within thirty (30) calendar days of such change. Further, the Borrower consents to and authorises the Bank to perform any of the following, if applicable:

i.	Withhold any applicable payments in the account(s);

ii.	Report/disclose/exchange any information/documents relating to the Borrower’s accounts/affairs to Inland Revenue Board of Malaysia (“IRBM”) or any foreign tax authorities/inland revenue authorities in compliance with any tax requirements;

iii.	Terminate (with prior written notice) the Borrower’s contractual relationship(s) with the Bank.

20.2	By using or accepting the Banking Facility, the Borrower confirms and agrees that:

i.	The Borrower has read the terms and conditions in relation to FATCA and CRS and fully understands the implications of these terms and conditions by which the Borrower irrevocably agrees to be bound;

ii.	any agreement, waiver, representation and/or confirmation given in, or to be given pursuant to, these terms and conditions is irrevocable.

iii.	it is the Borrower’s responsibility to obtain independent professional advice from adequately qualified legal or tax advisors on its obligations under and the consequences of these terms and conditions. The Bank does not provide tax or legal advice and is unable to advise the Borrower regarding the US federal income tax or other tax consequences to the Borrower under the Borrower’s particular circumstances.

iv.	in the event of any conflict or inconsistency between any of the contents of these terms and conditions and other terms and conditions that govern the Borrower’s relationship with the Bank, these terms and conditions in relation to FATCA and CRS shall prevail.

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Borrower Name: SAGTEC GROUP SDN BHD

For clarification, unless the context requires otherwise, the following words and expressions shall have the following meaning:

“CRS” was developed in response to the G20 request and approved by the Organisation for Economic Co-operation and Development (OECD) Council on 15 July 2014, calls on jurisdictions to obtain information from their financial institutions and automatically exchange that information with other jurisdictions on an annual basis. It sets out the financial account information to be exchanged, the financial institutions required to report, the different types of accounts and taxpayers covered, as well as common due diligence procedures to be followed by financial institutions.

“Controlling Person(s)” are the natural person(s) who exercise control over an entity. Where that entity is treated as a Passive Non-Financial Entity (“Passive NFE”) then a Financial Institution is required to determine whether or not these Controlling Persons are Reportable Persons. This definition corresponds to the term “beneficial owner” described in Recommendation 10 and the Interpretative Note on Recommendation 10 of the Financial Action Task Force Recommendations (as adopted in February 2012).

In the case of a trust, the Controlling Person(s) are the settlor(s), the trustee(s), the protector(s) (if any), the beneficiary(ies) or class(es) of beneficiaries, or any other natural person(s) exercising ultimate effective control over the trust (including through a chain of control or ownership). Under the CRS the settlor(s), the trustee(s), the protector(s) (if any), and the beneficiary(ies) or class(es) of beneficiaries, are always treated as Controlling Persons of a trust, regardless of whether or not any of them exercises control over the activities of the trust. Where the settlor(s) of a trust is an Entity then the CRS requires Financial Institutions to also identify the Controlling Persons of the settlor(s) and when required report them as Controlling Persons of the trust. In the case of a legal arrangement other than a trust, Controlling Person(s) means persons in equivalent or similar positions.

“FATCA” which was passed as part of the Hiring Incentives to Restore Employment (HIRE) Act, generally requires that foreign financial Institutions and certain other non-financial foreign entities report on the foreign assets held by their U.S. account holders or be subject to withholding on withholdable payments. The HIRE Act also contained legislation requiring U.S. persons to report, depending on the value, their foreign financial accounts and foreign assets.

“Personal Information” in respect of the Borrower and any Controlling Person, means: (i) where the Borrower and any Controlling Person is an individual, his/her full name, date and place of birth, residential address, mailing address, contact information (including telephone number), and any TIN, social security number, citizenship(s), residency(ies) and tax residency(ies) or (if applicable) such other information as the RHB Banking Group may reasonably require regarding such Borrower and any Controlling Person; (ii) where the Borrower and any Controlling Person is a corporate/entity, its full name, date and place of incorporation or formation, registered address, address of place of business, tax identification number, tax status, tax residency, registered address, address of place of business, certification of its CRS status/classification or (if applicable) such other information as the RHB Banking Group may reasonably require regarding each of its substantial shareholders and controlling persons.

“TIN” (including “functional equivalent”) means Taxpayer Identification Number or a functional equivalent in the absence of a TIN. A TIN is a unique combination of letters or numbers assigned by a jurisdiction to an individual or an Entity and used to identify the individual or Entity for the purposes of administering the tax laws of such jurisdiction. Further details of acceptable TINs can be found at the following link [https://www.oecd.org/tax/automatic-exchange/crs-implementation-and-assistance/tax-identification-numbers]. Some jurisdictions do not issue a TIN. However, these jurisdictions often utilise some other high integrity number with an equivalent level of identification (a “functional equivalent”). Examples of that type of number include, for Entities, a Business/company registration code/number.

“Tax information” in respect of a Borrower and any Controlling Person, means: (i) any documentation or information (and accompanying statements, forms, representations, waivers and consents as the RHB Banking Group may from time to time require or as the Borrower and any Controlling Person from time to time give) relating, directly or indirectly, to the tax status of the Borrower and any Controlling Person; (ii) Personal Information of the Borrower and any Controlling Person; (iii) Account information; and (iv) any other information received by any member of the RHB Banking Group in relation to the Borrower, including information collected and maintained pursuant to Anti-Money Laundering/ Know Your Customer (AML/KYC) procedures.

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Borrower Name: SAGTEC GROUP SDN BHD

20.3	ANTI-MONEY LAUNDERING, ANTI TERRORISM FINANCING AND PROCEEDS OF UNLAWFUL ACTIVITIES ACT 2001 (ACT 613) (“AMLA”)

The Borrower hereby:-

(a)	represents and warrants to, and undertakes with the Bank that:-

(i)	it has not engaged, and shall not at any time engage, directly or indirectly, in a transaction that involves proceeds of an unlawful activity or instrumentalities of an offence;

(ii)	it has not acquired, received, possessed, disguised, transferred, converted, exchanged, carried, disposed of or used, and shall not at any time acquire, receive, possess, disguise, transfer, convert, exchange, carry, dispose of or use, proceeds of an unlawful activity or instrumentalities of an offence;

(iii)	it has not removed from or brought into Malaysia, and shall not at any time remove from or bring into Malaysia, proceeds of an unlawful activity or instrumentalities of an offence; and

(iv)	it has not concealed, disguised or impeded, and shall not at any time conceal, disguise or impede, the establishment of the true nature, origin, location. movement, disposition, title of, rights with respect to, or ownership of, proceeds of an unlawful activity or instrumentalities of an offence;

In this respect:-

“instrumentalities of an offence” means:-

(a)	any thing which is used in, or in connection with, the commission of any unlawful activity; or

(b)	any property which is wholly or partly used in, or in connection with, the commission of any unlawful activity, whether the thing or property is situated within or outside Malaysia.

“proceeds of an unlawful activity” means any property, or any economic advantage or economic gain from such property, within or outside Malaysia:-

(a)	which is wholly or partly:-

(i)	derived or obtained, directly or indirectly, by any person from any unlawful activity:

(ii)	derived or obtained from a disposal or other dealings with the property referred to in subparagraph (i); or

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Borrower Name: SAGTEC GROUP SDN BHD

(iii)	acquired using the property derived or obtained by any person through any disposal or other dealings referred to in subparagraph (i) or (ii); or

(b)	which, wholly or partly, due to any circumstances such as its nature, value, location or place of discovery, or to the time, manner or place of its acquisition, or the person from whom was acquired, or its proximity to other property referred to in subparagraph (a) (i), (ii) or (iii), can be reasonably believed to be property falling within the scope of subparagraph (a) (i), (ii) or (iii);

“property” means:-

(a)	assets of every kind, whether corporeal or incorporeal, movable or immovable, tangible or intangible, however acquired; or

(b)	legal documents or instruments in any form, including electronic or digital, evidencing title to, or interest in, such assets, including currency, bank credits, deposits and other financial resources, traveller’s cheques, bank cheques, money orders, capital market products, drafts and letters of credit, whether situated within or outside Malaysia, and includes a legal or equitable interest, whether full or partial, in any such property;

“unlawful activity” means:-

(a)	any activity which constitutes any serious offence or any foreign serious offence; or

(b)	any activity which is of such a nature, or occurs in such circumstances, that it results in or leads to the commission of any serious offence or any foreign serious offence; regardless whether such activity, wholly or partly, takes place within or outside Malaysia;

“serious offence” means:-

(a)	any of the offences specified in the Second Schedule of AMLA;

(b)	an attempt to commit any of those offences; or

(c)	the abetment of any of those offences;

“transaction” includes an arrangement to open an account involving two or more persons and any related transaction between any of the persons concerned and another;

(b)	acknowledges and agrees with the Bank that:-

(i)	the Bank is obliged to comply with all laws, regulations, directives, policy documents, guidelines, practice directions, sanctions, industry standards and practices and other requirements, including without limitation the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001, the Strategic Trade Act 2010 and the Financial Services Act 2013, to which the Bank as a licensed financial institution may from time to time be subject to (collectively, “Regulatory Requirements”);

(ii)	the Bank shall be entitled to do or refrain from doing any act or thing, for compliance with the Regulatory Requirements;

(iii)	if the Bank is of the opinion that any event or circumstance (whether related or not), which would make it unlawful or illegal for the Bank to approve the application for the Banking Facilities or to grant or make available of, or to disburse any funds under the Banking Facility has occurred or arisen, or the approved of the application for the Banking Facilities or the granting or making available of, or the disbursement of any funds under the Facilities would contravene any of the Regulatory Requirements (in whole or in part), including without limitation the Bank’s receipt of any alert or positive name match from the relevant checks conducted on the Borrower, any Security Party and any related third party involved in the underlying transaction(s) (including without limitation the vendor/developer/promoter/agent/trustee/supplier to whom any funds under the Banking Facility are to be disbursed) by the Bank pursuant to the Regulatory Requirements, then, notwithstanding anything to the contrary contained in this Letter of Offer, the Bank shall, by giving not less than fourteen (14) working days written notice or such shorter period as required or permitted by such Regulatory Requirements, be entitled to;

(1)	reject the Borrower’s application and do all such acts and things as may be necessary to comply with the Regulatory Requirements;

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Borrower Name: SAGTEC GROUP SDN BHD

(2)	suspend the Banking Facility, and do all such acts and thins as may be necessary to comply with the Regulatory Requirements; and/or

(3)	cancel the Banking Facility and terminate its relationship with the Borrower, and do all such acts and things as may be necessary to comply with the Regulatory Requirements.

if the Banking Facility is cancelled or terminated by the Bank pursuant to their compliance of the Regulatory Requirement:-

(aa)	the Indebtedness shall immediately become due and payable;

(bb)	the security created under the Security Documents shall immediately become enforceable;

(cc)	no utilization or further utilization of the Banking Facility shall be allowed; and

(dd)	the Bank shall be entitled to exercise all or any of its rights and remedies available to it under the Letter of Offer, the Security Documents, the applicable laws or otherwise;

(iv)	it shall provide all such documents and information as the Bank may require (at all times during the term of the business relationship) for the purposes of complying with the Regulatory Requirements;

(v)	the Bank shall be entitled to freeze/seize the Banking Facilities under its control or due from any source to it, pursuant to order(s) from enforcement agency(ies) until such further notice (revocation order) is received from the said enforcement agency or the cease of the order (whichever the first); or unless there is a variation order.

(c)	undertakes and agrees with the Bank that:-

(i)	it will at all times observe with the Bank’s steps in undertaking their obligations towards complying with the Regulatory Requirements;

(ii)	it will be fully liable if found to have contravened the Regulatory Requirements causing legal repercussion to the Bank due to its actions; and

(iii)	it understands that any breach(es) due to AMLA and sanction requirements are non-negotiable.

20.4	STRATEGIC TRADE ACT 2010 (“the said Act”)

Where the Banking Facility includes an import/export line, you declare that it is in compliance with the said Act and undertakes to obtain and/or ensure the continuing validity of the relevant permit(s) and/or broker registration certificate where required under the said Act prior to each utilisation of the import/export line.

20.5	MALAYSIAN ANTI-CORRUPTION COMISSION ACT 2009 (“MACC ACT”)

i	The Borrower and Security Party are required to read and understand the anti-corrupbon policies and procedures of the Bank that are available on the Bank website at www.rhbgroup.com. The Borrower and Security Party will be notified by the Bank of any amendments or revisions to the anti-corruption policies and procedures of the Bank, and the Borrower and Security Party are required to read and understand such amendments or revision, which will be made available on the Bank website. If the Borrower or Security Party do not understand the policies, procedures or any related updates, the Borrower or Security Party may contact RHB’s Group Integrity & Governance Division.

ii	The Borrower and the Security Party each represent and warrant to the Bank that it is in compliance with all the relevant laws, regulatory requirements and the anti-corruption policies and procedures of the Bank, including all anti-corruption and anti-bribery laws and regulatory requirements, and will at all times remain in compliance with all such laws, regulatory requirements and the anti-corruption policies and procedures of the Bank. The Borrower and the Security Party each agree that they will co-operate with the Bank to complete any verification exercises conducted by the Bank in accordance with the anti-corruption policies and procedures of the Bank, including providing all documents and/or information required by the Bank.

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Borrower Name: SAGTEC GROUP SDN BHD

iii	The Borrower and the Security Party each further represent and warrant to the Bank that it has not nor is suspected of having given, promised, offered, solicited, accepted, obtained, received, agreed or attempted so to do, and will not at any time give, promise, offer, solicit, accept, obtain, receive, agree or attempt so to do, any forms of gratification, whether directly or indirectly, to or from any person connected or associated to the Banking Facility or the Borrower’s or the Security Party’s affairs or business (“Person”) in order to:

(aa)	improperly influence any act, omission or decision by that Person in respect of any matter or transaction, whether actual or proposed or likely to take place; or

(bb)	improperly induce that Person to use the Person’s influence with or on any entity or any other person to affect any act, omission or decision by such entity or other person; or

(cc)	secure any improper advantage.

For purposes of this Letter of Offer, the “gratification” has the meaning set out in Section 3 of the MACC Act, which is extracted below:

(aa)	money, donation, gift, loan, fee, reward, valuable security, property or interest in property being property of any description whether movable or immovable, financial benefit, or any other similar advantage;

(bb)	any office, dignity, employment, contract of employment or services, and agreement to give employment or render services in any capacity;

(cc)	any payment, release, discharge or liquidation of any loan, obligation or other liability, whether in whole or in part;

(dd)	any valuable consideration of any kind, any discount, commission, rebate, bonus, deduction or percentage;

(ee)	any forbearance to demand any money or money’s worth or valuable thing;

(ff)	any other service or favour of any description, including protection from any penalty or disability incurred or apprehended or from any action or proceedings of a disciplinary, civil or criminal nature, whether or not already instituted, and including the exercise or the forbearance from the exercise of any right or any official power or duty; and

(gg)	any offer, undertaking or promise, whether conditional or unconditional, of any gratification within the meaning of any of the preceding paragraphs (a) to (f).

iv.	The Borrower and the Security Party each agree that it shall upon the occurrence of any of the above stated events, at the earliest opportunity thereafter, report such events to the Malaysian Anti-Corruption Commission or a police officer, and the confidential reporting channel (Speak Up Corner) of the Bank available an the Bank’s corporate website at www.rhbgroup.com. Failure to make such report amounts to an offence and on conviction will attract a fine not exceeding RM10,000.00 or imprisonment for a term not exceeding two (2) years or to both.

v.	The occurrence of any of the aforementioned activities shall amount to an Event of Default under the Banking Facility and the Bank shall be entitled without further notice to the Borrower to exercise forthwith all or any of its rights, powers and remedies under the Banking Facility or by statute or otherwise, and the Bank shall make the necessary disclosures in compliance with the relevant laws and regulatory requirements.

20.6	ENVIRONMENTAL MATTERS

20.6.1	It is agreed that the Borrower and/or each Security Party:

(a)	shall comply with any applicable law, directive, regulation, request or requirement relating to any Environmental Matter, including but not limited to the Environmental Quality Act 1974 and its Regulations and Orders and BNM’s Climate Change and Principal-based Taxonomy (CCPT) issued on 30 April 2021 (“Environmental Law”);

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Borrower Name: SAGTEC GROUP SDN BHD

(b)	shall:

(i)	obtain, maintain and ensure compliance with all requisite authorizations, permits, licenses and any other approvals required; and

(ii)	file all notifications, reports and assessments for the operation of the business of the Borrower and/or each Security Party applicable to any of them or to any of the properties owned, used or occupied by any of them, which are required under any Environmental Law in any jurisdiction in which Borrower and/or each Security Party conduct business, and which if not obtained, maintained, complied with or filed, may have a material adverse effect; and

(c)	shall implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to any of them or to any of the properties owned, used or occupied by any of them.

20.6.2	The Borrower and/or each Security Party represents and warrants that:

(a)	there are no claims, actions, proceedings, fines, penalties, taxes, losses, damages, costs, expenses, demands and liabilities relating to any Environmental Matter which may have a material adverse effect; and

(b)	none of them have received any notice of nor are they aware of any basis for any claims, actions, proceedings, fines, penalties, taxes, losses, damages, costs, expenses, demands and liabilities relating to any Environmental Matter which may have a material adverse effect.

“Environmental Matter” is defined as the release, disposal, emission or deposit of pollutants, environmentally hazardous substances, wastes or sounds which can cause:

(a)	pollution of the air, sea, river, any waters, the atmosphere or any part of the environment, or otherwise cause damage to the environment or any part of it; or

(b)	harm to human health or the health of animals or plants.

20.7	HUMAN RIGHTS AND LABOUR LAWS

20.7.1	It is agreed that the Borrower and/or each Security Party;

(a)	shall comply with any applicable law, directive, regulation, request or requirement relating to national human rights and labour laws, including but not limited to the Employment Act 1955, Children and Young Persons (Employment) Act 1966 and Minimum Wages Order 2018 (“Labour Law”), as may be applicable;

(b)	shall:

(i)	obtain, maintain and ensure compliance with all requisite authorizations, permits, licenses and any other approvals required; and

(ii)	file all notifications, reports and assessments for the operation of the business of the Borrower and/or each Security Party applicable to any of them or to any of the properties owned, used or occupied by any of them, which are required under any Labour Law in any jurisdiction in which the Borrower and/or each Security Party conduct business, and which if not obtained, maintained, complied with or filed, may have a material adverse effect; and

(c)	shall implement procedures to monitor compliance with and to prevent liability under any Labour Law applicable to any of them or to any of the properties owned, used or occupied by any of them.

20.7.2	The Borrower and/or each Security Party represents and warrants that:

(a)	there are no claims, actions, proceedings, fines, penalties, taxes, losses, damages, costs, expenses, demands and liabilities relating to any human rights or labour disputes which may have a material adverse effect; and

(b)	none of them have received any notice of nor are they aware of any basis for any claims, actions, proceedings, fines, penalties, taxes, losses, damages, costs, expenses, demands and liabilities relating to any human rights or labour disputes which may have a material adverse effect.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

21.	NOTICES & SERVICE OF LEGAL PROCESS

21.1	Notices

Any notice or communication or demand required or permitted to be given or made by one of the parties to the other (whether under this Letter of Offer or otherwise) shall be in writing and in the case of the Bank shall be under the hand of its manager or duly authorised officer or a solicitor or firm of solicitors purporting to act for the Bank and addressed to the respective addresses of the parties specified as stated in this Letter of Offer or to such other address as may be notified in writing by either party to the other from time to time or in the case of the Borrower to the registered office or to the usual or the last known address or place of business of the Borrower.

The notices or communications or demands are deemed delivered (unless there is contrary evidence that such notice or communication or demand was in fact not received):

(i)	in the case of delivery by hand, when so delivered;

(ii)	in the case of a letter, after the expiration of three (3) Business Days from the date it was posted;

(iii)	in the case of a telex on the Business Day immediately after transmission;

(iv)	in the case of facsimile, at the time the transmission report is received by the sender which purports to confirm, that the addressee has received such facsimile; and

(v)	in the case of electronic mail, at the time when actually received in readable form.

In the case of any instruction, notice or communication from the Borrower made by facsimile to the Bank, the Borrower shall indemnify the Bank against any claim, loss and liability arising from the Bank relying upon such instruction, notice or communication.

21.2	Service of Legal Process

(i)	The service of any Legal Process may be given by prepaid registered or ordinary post sent to the respective address of the parties, and such Legal Process shall be deemed to have been duly served after five (5) days from the date it is posted and if delivered by hand, on the day it was delivered (unless there is contrary evidence that such notice/communication was in fact not received).

(ii)	No change in the address for service will be effective or binding on either party, unless that party has given to the other actual notice of the change of address for service, and nothing done in reliance on Clause 13.2(i) above is affected by any later change in the address for service, of which the other party has no actual knowledge at the time the act or thing was done or carried out.

(iii)	“Legal Process” means pleadings, all forms of originating processes, interlocutory applications, affidavits, orders and such other documents which are required to be given to the other party, notices, under the Companies Act 2016, the Insolvency Act 1967 and other Malaysian laws.

xxxxxxxxxx END OF ANNEXURE xxxxxxxxxx

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

ANNEXURE IA

ADDITIONAL GENERAL TERMS AND CONDITIONS

1.	During the tenor of the Banking Facility the Borrower shall:-

(i)	permit at all times the Bank, its officers, servants and/or agents to inspect all records of the Borrower at any office, branch or place of business of the Borrower or elsewhere, and all records kept by any other authorities or persons in so far as such records relate to or affect the businesses and the properties of the Borrower, and for the purpose of such inspection, the Borrower shall give to or procure for the Bank and any officer, servant and/or agent of the Bank such written authorisations as may be required by the Bank;

(ii)	notify the Bank in the event the Borrower creates any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower’s properties;

(iii)	ensure that all loans or advances from its directors, shareholders and related corporations are subordinated to the indebtedness; and

(iv)	in the event the Borrower or any of its subsidiaries or related corporations (present and future) (“the Borrower Group of Companies) requires any banking, financial, investment and/or advisory products or services (collectively “the Products”) which is offered by the RHB Banking Group in its normal course of business, the Borrower shall offer or cause the Borrower Group of Companies to offer the relevant RHB Banking Group the right of first refusal to provide the Products to the Borrower or the Borrower Group of Companies.

2.	During the tenor of the Banking Facility the Borrower will not, without the prior written consent of the Bank:-

(i)	enter into any partnership, profit-sharing or royalty agreement where the Borrower’s income or profits are, or might be, shared with any other person, firm or company;

(ii)	enter into any management contract or similar arrangement where the Borrower’s business or operations are managed by any other person, firm or company;

(iii)	lend or make advances to any person other than in the normal course of business;

(iv)	lend or make advances to any person other than to its subsidiaries or related corporations (both as defined in the Companies Act 2016);

(v)	create any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower’s properties; and

(vi)	declare and pay any dividend or other distribution whether of an income or capital nature (but such consent of the Bank will not be unreasonably withheld).

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

23

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

ANNEXURE IB

Declaration And Undertaking On Residential And Domestic Borrowing Status - Foreign Exchange Policy Notices (Applicable To Resident Business/Entity And Non-Resident Business/Entity)

Note: Please tick and provide the necessary, and leave the ☐ blank if it is not applicable.

Part a. Malaysian Resident/Non-Malaysian Resident

☐	I am/We are a business and/or a company Incorporated or established outside Malaysia but registered with or approved by an authority in Malaysia. As such, I/we declare that pursuant to the Foreign Exchange Policy Notices issued by Bank Negara Маlaysia (“ВNМ”) and the Financial Services Act 2013, I am/we are a Malaysian resident: or

☑	I am/We are a business and/or a company registered with Companies Commission of Malaysia or any authority in Malaysia. As such, I/we declare that pursuant to the Foreign Exchange Policy Notices issued by BNM and the Financial Services Act 2013. I am/we are a Malaysian Resident; or

☐	I am/We are a business and/or a company incorporated or established outside Malaysia and do not have any approval from any authority in Malaysia. As such, I/we declare that pursuant to the Foreign Exchange Policy Notices issued by BNM and the Financial Services Act 2013. I am/we are a Non-Malaysian resident.

Part b. Domestic Ringgit Borrowing

☑	I/We DO NOT have domestic Ringgit borrowing/financing with any financial institutions in Malaysia and in the event I/we have any domestic Ringgit borrowing/financing, I/we undertake to inform the Bank immediately.

☐	I/We, an individual, sole proprietor or general partnership, have domestic Ringgit borrowing and my/our total investment in Foreign Currency of (RM________________) is within the stipulated aggregate threshold per calendar year, ie. RM1 million equivalent in aggregate.

☐	We, an Entity, have domestic Ringgit borrowing*, and our total investment in Foreign Currency of (RM_______________) is within the stipulated aggregate threshold per group per calender year, ie. RM50 million equivalent in aggregate.

☐	I/We, an individual, sole proprietor or general partnership, have domestic Ringgit borrowing and my/our total investment in Foreign Currency of (RM_________________) has exceeded RM1 million equivalent in aggregate per calendar year. I/We furnish the approval letter from BNM as supporting document.

☐	We an Entity, have domestic Ringgit borrowing*, and our total investment in Foreign Currency of (RM______________) has exceeded RM50 million equivalent in aggregate per group per calendar year. We furnish the approval letter from BNM as supporting document.

*	The whole group is considered as domestic Ringgit borrower if one/more companies within the group is/are domestic Ringgit Borrower.

Part c. Foreign Currency Borrowing

☑	I/We, an individual, sole proprietor or general partnership, DO NOT have foreign currency borrowing exceeding RM10 million equivalent in aggregate from a licensed onshore bank or a Non-Resident.

Part d. Financial Guarantee Involving Non-Residents

☐	I am/We are a Malaysian resident as provided in Part a, above and I/we have not given any financial guarantee in any amount in foreign currency or ringgit to secure borrowing obtained by a Non-Resident which is a special purpose vehicle, i.e. an entity set up solely for the purpose of borrowing and is not an operating business unit.

☐	I an/We are a Malaysian resident as provided in Part a, above and I/we have not given any financial guarantee in any amount is foreign currency or ringgit to secure borrowing obtained by a Non-Resident where I/we have entered into a formal or informal arrangement to make repayment of the borrowing in foreign currency other than for an event of default.

Part e. Declaration & Undertaking

I/We understand that under BNM’s Foreign Exchange Policy Notices.

1.	The Bank has the right to suspend my/our account and/or Banking Facility denominated in currencies other then Ringgit Malaysia if my/our Banking Facility has exceeded the stipulated aggregate threshold per calendar year without the approval letter from BNM.

2.	Resident refers to:

●	A citizen of Malaysia, excluding a citizen who has obtained permanent resident status in a country or a territory outside Malaysia and is residing outside Malaysia;

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Borrower Name: SAGTEC GROUP SDN BHD

●	A non-citizen of Malaysia who has obtained permanent resident status in Malaysia and is ordinarily residing in Malaysia;

●	A body corporate incorporated or established, or registered with or approved by any authority, in Malysia;

●	An unincorporated body registered with or approved by any authority in Malaysia; or

●	The Government or any State Government.

3.	Non-Resident refers to:

●	Any person other than a resident;

●	An overseas branch, a subsidiary, regional office, sales office or representative office of a resident company;

●	Embassies, Consulates, High Commissions, supranational or international organisations; or

●	A Malaysian citizen who has obtained permanent resident status of a country or territory outside Malaysia and is residing outside Malaysia.

4.	Domestic Ringgit borrowing refers to:

Any borrowing/financing in Ringgit obtained by a resident from another resident (including individuals, corporations and financial institutions) in the form of credit facility, financing facility, redeemable preference share, Islamic redeemable preference share, corporate bond or sukuk other than:

●	Trade credit terms extended by a supplier for all types of good or services;

●	Forward contract with a licensed onshore bank excluding a contract that involves the exchanging or swapping of Ringgit or foreign currency debt obligation with another foreign currency debt obligation or the exchanging or swapping of foreign currency debt obligation with a Ringgit debt obligation;

●	Financial guarantee or non-financial guarantee;

●	Operational leasing facility;

●	Factoring facility without recourse;

●	A credit facility or financing facility obtained by a resident individual from a resident to purchase one residential property and one vehicle;

●	Credit card and charge card facility obtained by a resident individual from a resident.

Domestic Ringgit borrowing/financing’ above shall also exclude the borrowing/financing in Ringgit of a resident entity from another resident entity within is group of entities with parent-subsidiary relationship, the borrowing/financing obtained from its direct shareholder, and any facility including credit facility or financing facility which is used for sundry expenses or employee’ expenses only.

A resident individual, sole proprietorship or general partnership with Domestic Ringgit borrowing is allowed to invest in foreign currency asset up to RM1 million equivalent per calendar year, and a resident entity with Domestic Ringgit borrowing is allowed to invest in foreign currency asset up to RM50 million equivalent per calendar year per group basis, using funds sourced from the aggregate of:

(a)	conversion of Ringgit into foreign currency;

(b)	trade foreign currency account

(c)	a borrowing in foreign currency from a licensed onshore bank for purposes other than direct investment abroad; and

(d)	swapping of a Ringgit-denominated financial asset in Malaysia for a financial asset in Labuan Entity or outside Malaysia.

5.	Entity refers to:

(a)	any corporation, statutory body, local authority, society, co-operative, limited liability partnership and any other body, organisation, association or group of persons, whether corporate or unincorporate, in or outside Malaysia; or

(b)	the Federal Government, any State Government or any other government.

6.	I/We shall consent to abide with and be bound by the provision of the Financial Services Act 2013 and Foreign Exchange Policy Notices and any amendments from time to time with regards to any transaction or payments to or from my/our relevant account(s).

7.	In the event there are changes to the circumstances and/or details contained in this declaration and undertaking, I/we undertake to update the Bank of the changes immediately, failing which the Bank may proceed to take any actions the Bank deems fit with prior written notice to me/us.

8.	I/We declare that the information given in this form is true and correct.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

Dated : ____________________

THE COMMON SEAL OF	)
SAGTEC GROUP SDN BHD	)
(Registration No. 1283508P/201801021489) was	)
hereunto affixed	)
in accordance with its Constitution	)
in the presence of:	)

OR

SIGNED by [director]

)
and [authorised personnel] for and on behalf of SAGTEC GROUP SDN BHD (Registration No. 1283508P/201801021489) in the presence of:	) ) ) ) )

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

ANNEXURE [II]

TERMS AND CONDITIONS RELATING TO TERM LOAN FACILITY

1. General Terms

(i)	The Borrower shall repay the Term Loan Facility together with interest payable by monthly instalments in the amount as stated in the Letter of Offer. The first installment shall commence as follows:-

a)	On the first day of the 3rd month from the month of disbursement and on every 5th day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the final disbursement is made within the First Disbursement Period (as defined below) in the month of disbursement.

b)	On the first day of the 2nd month from the month of disbursement and on every 5th day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the final disbursement is made within the Second Disbursement Period (as defined below) in the month of disbursement.

Until such time as the Borrower shall commence to make payment of the installments, the Borrower will pay to the Bank interest payable on the Term Loan Facility on every sum advanced to or for the benefit of the Borrower from the date on which such sum shall first be advanced by the Bank. The interest so payable shall be paid monthly in arrears. Interest shall commence as follows:

c)	On the first day of the 3rd month from the month of disbursement and on every 5th day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the first disbursement is made within the First Disbursement Period (as defined below) in the month of disbursement.

d)	On the first day of the 2nd month from the month of disbursement and on every 5th day of the month or such other date as may be specified by the Bank from time to time thereafter until full settlement, if the first disbursement is made within the Second Disbursement Period (as defined below) in the month of disbursement.

For the purpose of this section/clause:-

“First Disbursement Period” refers to the last 15 days of the month of disbursement.

“Second Disbursement Period” refers to the other days of the month of disbursement excluding the First Disbursement Period.

(ii)	If and whenever the rate of interest payable by the Borrower on the Term Loan Facility shall be varied in the manner as provided in the Letter of Offer the Bank may at its discretion, with twenty one (21) calendar days’ prior written notice with reason(s), make the necessary adjustment consequent upon such variation either by varying the amount of any instalments or by varying the number of instalments.

(iii)	No part of any instalment to be paid by the Borrower or any other payments which the Borrower may make to the Bank shall be deemed to be a repayment of principal until all interest due or deemed to be due to the Bank shall have been paid.

(iv)	The Borrower may prepay the Term Loan Facility in whole or in part in the manner as provided in the Letter of Offer. All partial prepayment as aforesaid shall be applied towards the repayment of the instalments of the Term Loan Facility in the inverse order of their maturity.

(v)	All amounts prepaid shall not be available for redrawing.

(vi)	A notice of prepayment once received by the Bank shall not be revocable by the Borrower.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

ANNEXURE III

FURTHER GENERAL TERMS AND CONDITIONS

(Applicable for facility WITHOUT Facility Agreement)

1.	DEFINITION

“Act” means the National Land Code 1965, the Sarawak Land Code (Cap. 81), the Sabah Land Ordinance (Cap. 68), the Sabah Land (Subsidiary Title) Enactment 1972, the Strata Titles Act 1985 and the Sarawak Strata Titles Ordinance 1995 and includes any statutory amendment or re-enactment thereof.

“Business Day” means a day on which the Bank is open in the state where the place of business of the Bank in relation to this Letter of Offer is located for transaction of business of the nature required or contemplated herein,

“CGC” means Credit Guarantee Corporation Malaysia Berhad (Company No. 12441-M), a company incorporated in Malaysia and having its registered and business address at Level 13-16, Bangunan CGC, Kelana Business Centre, 97 Jalan SS7/2, 47301 Petaling Jaya, Selangor Darul Ehsan and includes its successors-in-title and assigns.

“CGC Guarantee” means the guarantee in favour of the Bank by CGC pursuant to the Facility granted under the CGC Guaranteed Scheme and shall form part of the Security Documents.

“CGC Guaranteed Scheme” means any of the financing schemes established by CGC from time to time and made available by CGC where CGC shall provide guarantee cover for certain Facility in accordance with terms and conditions set by CGC.

“Event of Default” means any of the events specified as such in Clause 6 of Annexure III and Clause 8 of Annexure I to this Letter of Offer.

“GOM” means the Government of Malaysia and includes its successors in title and assigns.

“GOM Guarantee” means the guarantee in favour of the Bank made available by the GOM pursuant to the Facility via SJPP or any agencies of the GOM or any companies designated as GOM “Special Purpose Vehicle (SPV) Company”.

“GOM Guaranteed Scheme” means any of the schemes established by GOM from time to time and made available by GOM through its nominated agencies where GOM provides guarantee cover for certain Facility in accordance with terms and conditions set by GOM.

“Guaranteed Scheme” means the GOM Guaranteed Schemes, the CGC Guaranteed Scheme or any other type of guaranteed scheme offered by the Guaranteeing Authorities.

“Guaranteeing Authorities” means SJPP, GOM, CGC or any other authorities or bodies providing guarantee for the Facilities or other financial support to the Bank or to the Borrower as the case may be.

“Indebtedness” means all monies, obligations and liabilities whether actual or contingent which may now or at any time in the future be due and owing or incurred by the Borrower to the Bank in whatever currency denominated and on any current, loan or other account in any manner (whether alone severally and/or jointly and in whatever style name or form and whether as principal or surety) including all liabilities in respect of or arising from any foreign exchange transactions or any notes, bills, bonds, guarantees or other instruments issued, confirmed, accepted, endorsed, discounted or entered into by the Bank for or at the request of the Borrower together with all interest, commissions, banking and other charges and expenses.

“Insurance Policies” means all policies and contracts of insurance of whatever nature which are no or may from time to time be taken out by any Security Party in accordance with the terms of this Letter of Offer.

“Letter of Offer” means any one of the Letters of Offer

“Letters of Offer” means the letter(s) of offer (including any supplemental or revision letters of offer) issued by the Bank and accepted by the Borrower from time to time where the Bank agrees to grant and the Borrower agrees to accept each of the Banking Facilities and which expression shall include all supplemental or revised letter(s) of offer from time to time issued by the Bank to the Borrower.

“Property” means any properties, assets and undertakings now or in future or from time to time charged, pledged, mortgaged, deposited or assigned to the Bank by the Borrower and/or the Security Party to secure the payment of the Indebtedness or any part or parts thereof and includes any one or more of them;

“Security Documents” means this Letter of Offer and such other security documents now and at any time and from time to time executed by the Borrower and/or any Security Party to secure the payment or repayment of the Indebtedness or any part or parts of the Indebtedness, and includes the security documents set out in this Letter of Offer annexed to the same and includes any one or more of them.

“Security Interest” includes, any mortgage, charge, pledge, lien, right of set-off, caveats, prohibitory orders and any encumbrances and security interests of any nature in any property or undertaking whether movable or immovable of any kind.

“Security Party” means any party providing or which shall at any time and from time to time provide any guarantee or security to secure the payment or repayment of the Indebtedness or any part of the Indebtedness and includes any one or more of them.

28

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

“SJPP” means Syarikat Jaminan Pembiayaan Perniagaan Berhad, (Company No. 851317-W), of Tingkat 12, Bangunan Setia 1, 15 Lorong Dungun, Bukit Damansara, 50490 Kuala Lumpur.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The Borrower represents and warrants to the Bank that:-

(i)	that the execution, delivery and performance of each of the Security Documents by the Borrower and where applicable, the Security Party to the Security Documents and the borrowing and/or utilisation of the Banking Facility do not and will not violate or contravene the provisions of;-

(a)	any law, or regulation, or any order, or decree of any governmental authority, agency or court to which any of them is subject;

(b)	the Borrower’s and where applicable, the Security Party’s Constitution;

(c)	any contract of whatever nature, or other undertaking, or instrument, to which any of them is a party or which is binding upon any of them or any of their assets and will not result in the creation, imposition of, or any obligation to create, or impose, any mortgage, lien, pledge or charge on any of their assets pursuant to the provisions of any such contract, or other undertaking, or instrument;

(ii)	no bankruptcy proceeding or order has been commenced or entered against the Borrower and, where applicable any Security Party;

(iii)	no step, application, petition or order for any voluntary arrangement, judicial management, scheme of compromise, arrangement, reorganisation, reconstruction or amalgamation, bankruptcy or insolvency has been taken or are being taken to appoint any nominee, trustee, supervisor, judicial manager, manager, administrator, receiver, receiver and manager, or liquidator or similar officer to take over or to wind-up the Borrower and where applicable, any Security Party;

(iv)	that the Borrower and, where applicable each Security Party have filed all tax returns which the Borrower and, where applicable such Security Party are required by law to file and have paid or made adequate provision for the payment of all taxes, assessments, fees and other governmental charges assessed against each of them or upon any of their respective properties or assets, income or franchise or any of them;

(v)	that the Borrower and, where applicable the Security Party are not in default in the payment or performance of any of their or each of their obligations for borrowed money, or in respect of other liabilities;

(vi)	that there is no material adverse change in the financial condition, operating environment or management of the Borrower and, where applicable each Security Party or other conditions which will materially affect the ability of the Borrower and, where applicable the Security Party to perform the obligations of the Borrower or the Security Party under the Security Documents or any of them.

(vii)	that the Borrower and, where applicable, each Security Party are the legal and beneficial owners of all assets or Property which are offered as security to the Bank in respect of the Banking Facilities or the subject matter of any other Security Documents;

(viii)	that the Borrower has fully disclosed in writing to the Bank all facts relating to their exposures with other banks or financial institutions which would have been material for disclosure to the Bank in the context of the Bank having agreed to grant to the Borrower the Banking Facility;

(ix)	that the Borrower is not aware and has not intentionally withheld any information or fact which may result in or give rise to the Banking Facility contravening or being in breach of any laws, legislation subsidiary legislation or regulation including without limitation, the Financial Services Act 2013 or any other provisions thereof or any lending limits or restrictions that may be imposed upon the Bank from time to time by Bank Negara Malaysia or such other competent authority having jurisdiction over the Bank.

2.2	The Borrower acknowledges that the Bank has agreed to make and/or continue to make available the Banking Facility to the Borrower on the basis of and in full reliance of the above representations and warranties. The Borrower agrees, covenants, undertakes and confirms that each of the above representations and warranties shall survive and continue in full force and effect after the execution of this Letter of Offer and the Borrower shall be deemed to represent and warrant to the Bank on the date of each drawing or utilisation of the Banking Facility that:-

(i)	the representations and warranties (up-dated with the necessary modifications) contained in Clause 2 of Annexure III and Clause 1 of Annexure I are true and accurate in all respects as if made on such date; and

(ii)	no Event of Default, and no event which with the giving of notice or passing of time would constitute an Event of Default has occurred.

29

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

2.3	The Bank’s rights and remedies under this clause in relation to any misrepresentations or breach of warranty shall not be affected by any investigation by or on behalf of the Bank into the affairs of the Borrower or any Security Party or by the execution or performance of this Letter of Offer or by any other act or thing which may be done by or on behalf of the Bank in connection with the Security Documents or which might, apart from this clause, affect such rights or remedies.

3.	CONDITIONS PRECEDENT

3.1	The Banking Facility will be made available for the Borrower’s utilisation upon the fulfilment of the following conditions precedent:-

(i)	the Borrower shall have been obtained all approvals, consents, authorisations and licences, including to those which are corporate or which may be required from any governmental or statutory or regulatory authorities or its creditors, which are necessary or expedient for the acquisition of the relevant Property and the financing of the Banking Facility by the Bank under this Letter of Offer, the execution and where appropriate, registration of the Security Documents in respect of the Banking Facility, the carrying out of the business of the Borrower and for the transactions contemplated under any of the Security Documents;

(ii)	Where applicable and where deemed necessary or advisable or expedient by the Bank or its solicitors, the Borrower shall have obtained all waivers or consents from all lessors, chargees, debenture holders, encumbrances, holders of negative pledges, creditors or purchasers or developers or vendors of any Property of the Borrower or, where applicable, of any Security Party in relation to any Property or asset which is the subject matter of any of the Security Documents in respect of the Banking Facility.

(iii)	The Bank shall have received the original separate document of title/strata title to the relevant Property or, if a document of title to the relevant Property is not yet available, the original Sale and Purchase Agreement relating to the purchase of the relevant Property duly signed and stamped and the original Deed of Assignment (where applicable), as the case may be, or other documents of title relating to and evidencing the Borrower’s or, where appropriate, the Security Party’s ownership or title to or interest in the relevant Property.

(iv)	Searches made by the Bank’s solicitors at the appropriate Land Registry or Land Office immediately prior to the presentation of the relevant Charge document for registration in respect of the relevant Property in which a Security Interest is to be created in favour of the Bank confirming that, the relevant Property is free from all Security Interest and that no Security Interest of whatsoever nature has been lodged or presented for registration or registered over or against the relevant Property or any part of the Property save and except such Security Interest permitted by the Bank.

(v)	If necessary, the Bank’s solicitors shall have lodged a private caveat against or over the title to the land upon which the relevant Property constitutes a part and upon which the relevant Property is erected or to be erected at the appropriate Land Registry or Land Office for registration;

(vi)	Searches made by the Bank’s solicitors at the appropriate Land Registry or Land Office immediately prior to the lodgment of the private caveat confirming that, the relevant Property is free from all Security Interest and that no Security Interest of whatsoever nature has been lodged or presented for registration or registered over or against the relevant Property save and except such Security Interest permitted by the Bank;

(vii)	The Borrower shall have insured or caused to be insured the relevant Property and all buildings in the course of construction and all materials and/or things delivered and intended for such buildings against loss or damage by fire explosion lightning tempest flood riot civil commotion strike and malicious acts and any other risks as the Bank may from time to time require and notify for its or their full insurable value and in any event for a sum acceptable to the Bank and with an insurance company approved by the Bank and in the name of the Borrower or the Security Party with the Bank’s interest as chargee or assignee, as the case may be, and loss payee endorsed on the Insurance Policies so taken out and shall have deposited with the Bank the duplicate (or the original, if so required by the Bank) of the Insurance Policies so taken out and all receipts or evidence of payment of the current premium payable;

(viii)	there is no misrepresentation or breach of any warranties contained in Clause 2 above and Clause 1 of Annexure I;

(ix)	all fees, costs and expenses which are due and payable or which have accrued under the Banking Facility or under this Letter of Offer in respect of the Banking Facility shall have been fully paid and settled;

(x)	no Event of Default and no event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and is continuing;

(xi)	the Bank shall have received such other documents, opinions, certificates, authorisations or assurances as the Bank may reasonably request;

(xii)	no extraordinary circumstance or change of law or other governmental action or material adverse change in the financial condition or operating environment or management of the Borrower or other condition shall have occurred and/or is continuing which in the opinion of the Bank would affect the ability of the Borrower to fully perform and discharge its obligations under this Letter of Offer or would make it improbable that the Borrower would be able to do so;

30

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(xiii)	there is no change in law or in the financial, economic or political conditions in Malaysia which in the opinion of the Bank would render it inadvisable or impractical for the Bank to continue to make available the Banking Facility or any drawing under the Banking Facility.

3.2	In the case where guarantee(s) and/or the Security Document is/are required by the Bank from the Security Party, the utilisation of the Banking Facility shall also be subject to the fulfilment of the following additional conditions precedent:-

(i)	Where there is any Security Party which is an individual or natural person, the Bank or its solicitors shall have received from the Director General of Insolvency the result of the search made on such Security Party confirming that such Security Party has not been adjudicate a bankrupt and no petition for bankruptcy and no adjudication order or receiving order has been made or received against such Security Party;

(ii)	confirmation from the Security Party that all authorisations, licenses, approvals and consents which are necessary for the carrying on of the Security Party’s business shall have been obtained and are in full force and effect.

4.	AFFIRMATIVE COVENANTS

The Borrower expressly covenants with the Bank that at all times during the continuance of this Letter of Offer:-

(a)	Custody of Title Documents (if applicable)

(i)	The Borrower shall let the Bank have the custody or possession of the document of title to the relevant Property so long as this Letter of Offer shall remain undischarged.

(ii)	The Bank shall be under no obligation to surrender or part with possession of the document of title to the relevant Property unless the production of any such document is required for purposes of any action or matter initiated or instituted by the government or any government authority or department and not where such document is required for any other purpose or to effect any transaction conducted or initiated by the Borrower.

(b)	Payment of Outgoings

(i)	The Borrower shall punctually pay or cause to pay all existing current and future service charge, taxes and all outgoings whatsoever which are now or shall at any time hereafter be payable in connection with or arising out of the Property for of the Borrower’s business and obtain all necessary licences and comply with all regulations relating to the carrying on of such business and the Borrower shall produce to the Bank the receipts for all such payments as aforesaid.

(ii)	If the Banking Facility is granted under any Guarantee Scheme which requires a fee to be paid, the Borrower shall pay, via direct debit from its account held at the Bank, the fee paid or payable by the Bank for the issuance and renewal of the guarantee and any other fee paid or payable in connection with the Guaranteed Scheme.

(iii)	In the event of the Borrower failing to pay any money covenanted to be paid under this Letter of Offer, it shall be lawful for but not obligatory upon the Bank to pay the same or any part to be paid under this Letter of Offer.

(iv)	All monies expended by the Bank shall constitute an advance by the Bank to the Borrower. Such advance shall be deemed to be due from and payable by the Borrower to the Bank (upon demand in writing to the Borrower by the Bank) on the date such monies are expended by the Bank. Until payment, such monies shall be deemed to form part of the Indebtedness and to be secured under the Security Documents.

(c)	Repair and Maintenance (if applicable)

(i)	The Borrower shall keep or cause to keep the building erected or that may in future be erected on the Property and all fittings and fixtures in the building in tenantable repair and condition and comply or cause to comply with all notices and orders served on the Borrower or the Security Party by any competent or other public or local authority in respect of repairs sanitary installation sewerage road-making or otherwise.

(ii)	The Borrower will or cause to permit the Bank or its agents at all reasonable times of the day to enter into or upon the Property and all buildings on the Property to examine the state and condition of the Property.

(iii)	The Borrower will immediately repair and make good all defects and wants of reparation of which a notice in writing shall be given to the Borrower by the Bank.

31

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(iv)	In default of the Borrower making such repair, it shall be lawful for but not obligatory upon the Bank and without being liable as a chargee or assignee in possession, as the case may be, at any time to enter upon the Property and to effect such repair as may be necessary.

(v)	All moneys expended by the Bank shall constitute an advance by the Bank to the Borrower and such advance shall be deemed to be due from and payable by the Borrower to the Bank (upon demand in writing to the Borrower by the Bank) on the date such monies are expended by the Bank. Until payment, such monies shall be deemed to form part of the indebtedness and to be secured under the Security Documents.

(d)	Compliance with Title Conditions (if applicable)

(i)	Upon the issuance of separate document of title/strata title to the Property by the relevant governmental authorities, the Borrower shall:

(aa)	observe and comply or cause to observe and comply with any conditions covenants restrictions and category of land use (express or implied), binding the Property or building erected or to be erected in future or otherwise howsoever in respect of the Property; and

(bb)	will not do or omit to do or allow to be done or omitted any act matter or thing in or in respect of the Property or any part of the Property which shall contravene the provisions of any statutory law and rules made thereunder now or in future affecting the same.

(ii)	In the event of default by the Borrower, it shall be lawful for but not obligatory for the Bank to take such steps and measures necessary to ensure compliance and non-contravention by the Borrower of any statutory law enactment by-laws and rules made thereunder now or in future affecting the Property.

(iii)	All monies expended by the Bank shall constitute an advance by the Bank to the Borrower and such advance shall be deemed to be due from and payable by the Borrower to the Bank (upon demand in writing to the Borrower by the Bank) on the date such monies are expended by the Bank. Until payment, such monies shall be deemed to form part of the Indebtedness and to be secured under the Security Documents.

(iv)	The Borrower shall at all times in future indemnify and keep indemnified the Bank against all claims, demands, actions, proceedings, costs and expenses in respect of any such act matter or thing done or omitted to be done in contravention of such provisions, save and except where the same arise from the gross negligence, willful misconduct, willful defraud or fraud of the Bank.

(e)	Information on Matters Affecting Security (if applicable)

(i)	The Borrower shall give or cause to give to the Bank within seven (7) days of the receipt of the notice of the same full particulars of any notice or proposal for a notice or order or proposal for an order given or issued or made to the Borrower or such Security Party in respect of the Property or any part of the Property by or on behalf of any planning local government public health sanitary housing or other authority and produce or cause to produce such notice to the Bank.

(ii)	The Borrower shall also without delay and within the period prescribed by such notice take or cause to take all reasonable and necessary steps to comply with the provisions of such notice or order to safeguard and preserve the Property or any part of the Property or the title or ownership to the Property.

(iii)	The Borrower also may on the Borrower’s own accord or shall at the request of the Bank and at the Borrower’s cost make or join or cause to make or join with the Bank in making such objections or representations against or for in respect of any such proposal or such notice or order as the Bank shall deem expedient.

(f)	Use of Building and Land (if applicable)

(i)	The Borrower shall not use any building upon the Property or allow the same to be used for purposes other than those for which the same has been built nor to store or bring upon the Property any articles of a specially combustible inflammable or dangerous nature nor to do or permit or allow to be done anything by reason of which any policy or policies of insurance effected over the Property may be rendered void or voidable.

(ii)	Upon receipt of notice in writing from the Bank that in the opinion of the Bank any use by the Borrower of the Property or any part of the Property or any building on the Property whether by reason of overcrowding or for any reason whatsoever is calculated to affect adversely the security of the Bank the Borrower shall immediately discontinue such use.

32

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(g)	Dealings with Security

The Borrower shall not:

(i)	sell, transfer, charge or deal with nor allow to be sold, transferred, charged or dealt with the Property or any part of the Property or any interest in the Property; or

(ii)	make or allow to be made the same subject to any burden charge encumbrance liability or lien whatsoever;

(iii)	make or allow to be made any application for:

a)	the surrender of the Property or any part of the Property or any interest

b)	the alteration of the category of land use or for the imposition of any fresh category of land use in respect of the Property; or

c)	the rescission, removal or amendment of any condition or restriction affecting the Property,

without the prior written consent of the Bank first had and obtained.

(h)	Not Part with Possession (if applicable)

(i)	The Borrower shall not lease or create a tenancy or grant or allow to be leased or granted any licence or otherwise howsoever part with or allow to be parted with the possession or make or accept or allow to be made or accepted the surrender of any lease or tenancy whatsoever of or in respect of the Property or any building fixture structure crops or plants or any part of the same to any person, firm or company without the prior consent in writing of the Bank first had and obtained. Such consent may be given or refused there for either absolutely or on such terms and conditions as the Bank deems fit.

(ii)	Despite any provision contained in the applicable Act, the Bank may withhold its consent to the granting by the Borrower of any lease or tenancy of or in respect of the Property. And the Borrower assigns or cause to assign and covenants to assign absolutely to the Bank all the present and future rent, licence fees, rights and benefits accruing to the Borrower or such Security Party under any lease, tenancy, grant or licence of or in respect of the Property.

(i)	Demolition of or Improvement on Building (if applicable)

(i)	The Borrower shall not alter, pull down, remove, allow to be altered, pulled down or removed any building or fixture now or at any time in future erected on or affixed to the Property or any part of the Property.

(ii)	The Borrower shall not erect, make or maintain or allow to be erected, made or maintained on the Property or any part of the Property any additional building erection or improvement without the prior consent in writing of the Bank first had and obtained. The Borrower will immediately replace or make good the same in the event of such addition, alteration, pulling down or removal made without the Bank’s prior consent. In the event that the Bank shall give its consent, the Borrower shall apply or cause to be applied for all necessary permissions as required by law and will give the Bank immediate notice of such permissions if granted.

(iii)	The Borrower will at all times indemnify and keep indemnified the Bank against all proceedings costs expenses claims and demands whatsoever in respect of and arising out of any contravention by the Borrower or such Security Party of such permission, save and except where the same arise from the gross negligence, willful misconduct, willful default or fraud of the Bank.

(iv)	Where it is intended that there is to be erected any building or buildings on the Property or that any of the Banking Facility is to be utilised for the purposes of the same, the Borrower shall complete the erection of such building or buildings in accordance with the approved plans of such competent authority or authorities necessary for the obtaining of and shall obtain a certificate of completion and compliance not later than such date as the Bank may stipulate.

33

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(j)	Valuation (if applicable)

(i)	The Borrower authorises the Bank to value the Property at such interval(s) as the Bank shall at its discretion decide by any valuer or any officer of the Bank or any person of the Bank’s choice. All cost of such valuation shall be borne by the Bank.

(ii)	In the event of such value reveals that the forced sale value of the Property is lower than that at the date of this Agreement, the Bank shall have the discretion to require the Borrower within fourteen (14) days from the date of a notice from the Bank to mortgage, charge, pledge or assign to and in favour of the Bank the Borrower’s stocks and shares, assets, movable and/or immovable property, and/or deposit with the Bank the issue documents of title, if any, of all immovable properties vested in the Borrower of such value as the Bank may from time to time require and for such tenure as the Bank so requires by way of further and additional security for the repayment of the Indebtedness.

(k)	Cultivation (if applicable)

In addition to and not in derogation of the agreements and stipulations implied, the obligations imposed and the rights created by law, custom and this Letter of Offer, the Borrower expressly agrees covenants and undertakes where applicable the following:-

i.	during the term of this Letter of Offer, the Borrower will ensure that the Property is maintained and cultivated in a proper and workmanlike manner and follow the methods of good land management and until the security created in this Letter of Offer be fully satisfied and discharged, the Bank shall at all reasonable times, with prior written notice to the Borrower, be at liberty to enter upon the Property to view and inspect the state of maintenance or cultivation;

ii.	during the term of this Letter of Offer, the Borrower will ensure that the Bank shall be at liberty to employ a visiting agent or agents or any other person or persons from time to time to enter into and inspect the Property and into any building or structure now or at any time in future erected on the Property. The Bank may have access to any fixture on the Property and to view and inspect the condition of repair of the Property and to make a report at the costs and expenses of the Borrower provided however that if the Bank should enter and repair the same it shall not be liable as a chargee or assignee in possession, as the case may be;

iii.	during the term of this Letter of Offer, the Borrower will ensure that the Property is kept clean, weeded and free from lallang and other undergrowth. If in default of the same, it shall be lawful for but not obligatory upon the Bank to employ labourers, or workmen, at the cost and expense of the Borrower, for the purpose of keeping the Property clean weeded and free from lallang and other undergrowth PROVIDED ALWAYS that nothing in this Clause contained and no act of the Bank, its servants or agents done, in pursuance of the provisions of this Clause shall render the Bank liable as a chargee or assignee in possession, as the case may be.

(l)	Audited Accounts (Where the Borrower is a Body Corporate)

The Borrower shall keep full and up to-date accounts and to furnish the Bank with audited balance sheets and profit and loss account of the Borrower and the annual report of the Borrower’s directors every year within one hundred and eighty (180) days of the end of the Borrower’s financial year, and such balance sheets and accounts are to be duly audited and certified by qualified independent auditors acceptable to the Bank.

(m)	Financial and Other Information

The Borrower shall furnish or cause to furnish to the Bank any other financial information or such other information relating to the Borrower or the business of the Borrower or on any asset to be provided to the Bank as security as may reasonably be requested by the Bank from time to time.

(n)	Observance of Security Documents

The Borrower shall observe and perform the terms and conditions of this Letter of Offer and the other Security Documents or to cause to be observed and performed the terms and conditions of the Security Documents.

(o)	Change of Address

The Borrower shall immediately inform the Bank of any change in the place of business or registered office or residential address of the Borrower or of any Security Party.

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CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(p)	Compliance with Clause 9 of the Letter of Offer

The Borrower shall deliver to the Bank upon demand any documents or evidence under Clause 9 of the Letter of Offer the production of which has been temporarily waived and to comply with all the terms and conditions of Clause 9 of the Letter of Offer which have been temporarily waived.

(q)	Approvals and Consents

The Borrower shall comply or cause to comply with all conditions imposed and to maintain or cause to maintain in full force and effect all authorisations, licences, approvals and consents in connection with or are necessary for the acceptance, delivery, legality and enforceability of this Letter of Offer, the use of the Banking Facility, the Borrower’s business and the performance of the Borrower’s obligations under this Letter of Offer.

(r)	Insurance (if applicable)

(i)	Subject to the provisions of Clause 5 below and in addition to and not in derogation of any other provisions contained in the Security Documents and the rights and remedies of the Bank under the Security Documents, the Borrower shall adequately insure or cause to be adequately insured the Property at all times up to the full insurable value of the Property and all buildings constructed or in the course of construction and all work in progress on the Property and all other properties comprised in the Property against loss or damage by fire, lightning, tempest, flood, riot, civil commotion, malicious acts and strike and such other risks as the Bank may from time to time require and notify with a reputable insurance company approved by the Bank in the name of the Borrower or such Security Party.

(ii)	The Borrower shall cause the interest of the Bank as chargee or assignee, as the case may be, and loss payee to be endorsed on the insurance policy or policies so taken up, and the Borrower shall deposit or cause to be deposited with the Bank the duplicate (or the original, if so required by the Bank) of the policy or policies so taken out together with the receipts or other evidence of payment of the current premium payable under such policy or policies.

(ii)	The Bank may require any money received on any insurance whether effected by the Bank or by the Borrower to be applied in or towards making good the loss or damage in respect of which the money is received or receivable or in or towards the discharge of any principal money and interest or any other monies secured by this Agreement. If no monies are for the time being owing by the Borrower to the Bank, the Bank may require such money to be paid into a cash collateral account to be opened by the Borrower and to be maintained with the Bank or any financial institution as stipulated by the Bank and the Borrower shall hold any money received on such insurance in trust for the Bank and the Bank may receive and give a good discharge for any such monies.

(s)	Notification of Default

The Borrower shall immediately notify or cause to notify the Bank of the occurrence of any Event of Default or of any event of default in relation to any other indebtedness of the Borrower or of any other occurrence of which it becomes aware which in its reasonable opinion might adversely affect its ability to fully comply with its obligations under this Letter of Offer or, where applicable, the ability of any Security Party to fully comply with its obligations under any of the Security Documents.

(t)	Change in Signatories

The Borrower shall immediately notify the Bank of any change in the authorised signatories of the Borrower and notify the Bank if any of the Borrower’s authorised signatories shall no longer be authorised to sign or otherwise to act on the Borrower’s behalf under this Agreement.

(u)	Change in Condition

The Borrower shall promptly notify the Bank of any material change in the condition or performance or nature of the Borrower’s business or constitution or any other matters of or affecting the Borrower or where applicable, any Security Party.

(v)	Business Affairs

The Borrower shall carry on its business and affairs with due diligence and efficiency and in accordance with sound financial and business standards and practices generally applicable to the industry and in accordance with its Constitution as amended from time to time.

35

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(w)	To Supply Information

The Borrower shall promptly inform the Bank of:

(i)	any legal proceedings, litigation or claims of a material nature involving the Borrower and/or any of the Security Party;

(ii)	any labour controversy which might result in a strike against the Borrower,

(iii)	any matter which has adversely affected or might adversely affect the Borrower’s ability to fulfill their respective obligations under the Security Documents;

(iv)	the happening of any event likely to have a substantial effect on the profits, business and operations of the Borrower;

(v)	any changes in its accounting policy;

(vi)	any change in its directorships, partnership and/or majority or controlling shareholding; and

(vii)	the creation of any Security Interest on any of the Borrower’s property or asset.

(x)	Appointment of Auditors

The Borrower shall appoint from time to time only such auditor or firm of auditors acceptable to the Bank and authorise such auditor or firm of auditors to supply to the Bank with a certified copy of any communication sent by such auditor to the Borrower and further to communicate directly with the Bank at any time in respect of any matter connected with the accounts and operations of the Borrower.

(y)	Allotment of Shares and Annual Returns

The Borrower shall submit to the Bank a certified copy of its Annual Returns and its Return of Allotment of Shares as submitted to the Companies Commission of Malaysia from time to time.

5.	NEGATIVE COVENANTS

The Borrower covenants with the Bank that during the continuance of this Letter of Offer it shall not without the prior written consent of the Bank:-

(a)	Reconstruction or Amalgamation (Where the Borrower is a Body Corporate)

Effect or undertake or permit any form of corporate voluntary arrangement, judicial management, scheme of compromise or arrangement, merger reconstruction consolidation or amalgamation by way of a scheme of arrangement or otherwise approve, permit or suffer any change of ownership or transfer of any part of its issued capital.

(b)	Advances and Guarantees

Make or permit to exist loans or lend or make advances to any person, firm, company (other than a wholly owned subsidiary where the Borrower is a body corporate) or guarantee any person, enterprise or company (other than normal trade credit or trade guarantees or temporary loans to staff, customers, contractors or suppliers in the ordinary course of business).

(c)	Incur Liabilities

Incur, assume, guarantee or permit to exist any indebtedness except:-

(i)	such loans, credit facilities or accommodation as have been disclosed in writing to and consented to in writing by the Bank; and

(ii)	any unsecured indebtedness payable on demand or maturing by its terms within twelve (12) months after the date on which it was originally incurred, in either case, incurred in the ordinary course of business of the Borrower.

36

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Borrower Name: SAGTEC GROUP SDN BHD

(d)	Conflicting Insurance (if applicable)

Save and except at the request of the Bank, effect or keep on foot or permit to effect or keep on foot any insurance against any risk in respect of the Property or any works buildings or fixtures on or in respect thereof when the Bank has effected or has kept on foot such insurance.

(e)	Alteration of Constitution (Where the Borrower is a Body Corporate)

Add to, delete, vary or amend its Constitution in any manner which would be inconsistent with the provisions of this Letter of Offer or any of the other Security Documents or change its financial year.

(f)	Disposal of Assets

Sell, transfer (save and except in the ordinary course of business of the Borrower on ordinary commercial terms and on the basis of arm’s length arrangements) or lease or otherwise dispose of all or a substantial part of its assets.

(g)	Change in Share Capital (Where the Borrower is a Body Corporate)

Decrease or in any way whatsoever alter (other than increase) the issued capital of the Borrower whether by varying the amount, structure or value of the issued capital or the rights attached to the issued capital or convert any of its share capital into stock or by consolidating, dividing or subdividing all or any of its shares.

(h)	Section 366 of the Companies Act 2016

Apply for any order under Section 366 of the Companies Act 2016 or enter into any compromise or arrangement with its creditors or any class of them or its members or any class of them or propose any such compromise or arrangement pursuant to Section 366 of the Companies Act 2016.

(i)	Change in Nature of Business

Make any alteration to the general nature of its business or businesses as specified in its application for the Banking Facility.

(j)	Change in Shareholders

Permit any changes in its major and/or controlling shareholders.

(k)	Repayment to Subsidiary etc.

Repay to such of its subsidiary or associate companies, directors and shareholders the advances or any portion of the advances, made by such subsidiary or associate companies, directors and shareholders.

(l)	Judgment

Allow any judgment entered against it to remain unsatisfied for more than fourteen (14) days after such judgment is served on it.

6.	EVENTS OF DEFAULT

The Borrower is deemed to have committed a default if the Borrower commits or threatens to commit a breach of any of the covenants, undertakings, stipulations, terms, conditions, or provisions stipulated in this Letter of Offer upon the happening of any one or more of the following events:-

(a)	Non-Payment

if the Borrower fails or defaults in the payment of any sum of money payable on its due date whether formally demanded or not or if due on demand when demanded by virtue of the provisions contained in this Letter of Offer or in the other Security Documents; or

(b)	Breach of Other Terms and Conditions

if the Borrower breaches any term of any of the Security Documents or in any document delivered pursuant to the Banking Facility or the Security Documents or fails to comply with any notice given under any of the Security Documents requiring either of them to remedy any breach of the terms of such Security Documents within the stipulated time; or

37

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(c)	Breach of Representations and Warranties

if any representation or warranty made or implied pursuant to Clause 2 of Annexure III and Clause 1 of Annexure I of the Letter of Offer or any other provision of this Letter of Offer or pursuant to any notice, certificate, letter or other document delivered pursuant to the terms of this Letter of Offer is incorrect or misleading (as determined by the Bank) in a material particular as of the date on which it was made or deemed to have been made; or

(d)	Ability of Security Party to Perform Terms in Security Documents

if an event has, or events have occurred, or a situation exists, which could or might, in the opinion of the Bank affect the ability of the Borrower or the Security Party to perform its obligations under the Security Documents in accordance with their respective terms; or

(e)	Validity of the Security Documents

if any of the Security Documents cannot be perfected for any reason whatsoever or shall be challenged with regard to its validity by any person; or

(f)	Security in Jeopardy

if the Bank shall be of the opinion that any of the security created pursuant to the Security Documents are in jeopardy; or

(g)	Illegality

it is or will become unlawful for the Borrower or any Security Party to perform or comply with any one or more of the obligations of the Borrower and, where applicable, the Security Party under this Letter of Offer or the other Security Documents respectively; or

(h)	Authorisation and Consents

any action, condition, consent or thing at any time required to be taken, fulfilled or done for any of the purposes stated in to Clause 1(iii) of Annexure I of the Letter of Offer is not taken, fulfilled or done or ceases to be in full force and effect without modification or any licence, authorisation, approval, consent, order or exemption referred to in Clause 3.1 (i) of Annexure III is revoked or withheld or materially modified or is otherwise not granted or fails to remain in full force and effect; or

(i)	Breach of Terms of the Agreement

if any of the parties to any agreements in respect of any Security Documents commits or threatens to commit a breach of any term, stipulation, covenant or undertaking contained in such agreements; or

(j)	Breach of Other Loans

If the Borrower or any Security Party or either of their respective related corporation or affiliate commits a default of any provision of any agreement, or security documents, or both (as the case may be) relating to other accounts of loan or credit facilities granted by other parties including the Bank to the Borrower or any Security Party or either of their respective related corporation or affiliate or other party in which the Borrower or any Security Party or either of their respective related corporation or affiliate is a guarantor, or chargor or assignor; or

(k)	Cross Default

If any other indebtedness of the Borrower or any Security Party or either of their respective related corporation or affiliate becomes, or becomes capable (in accordance with the relevant terms of the same) of being declared due prematurely by reason of a default by the Borrower or any Security Party or either of their respective related corporation or affiliate in as obligations with respect to the same, or the Borrower or any Security Party or either of their respective related corporation or affiliate fails to make any payment in respect of the indebtedness on the due date for such payment or if due on demand when demanded or upon the security for any such indebtedness becoming enforceable, or

(l)	Legal Proceedings

if legal proceedings suit or action of any kind whatsoever (whether criminal or civil) be instituted against the Borrower or any Security Party or either of their respective related corporation or affiliate; or

38

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(m)	Security Enforceable

if any present or future security on or over the assets of the Borrower or where applicable, any Security Party or either of their respective related corporation or affiliate becomes enforceable; or

(n)	Enforcement Proceedings

if a distress or execution or other process of a Court of competent jurisdiction is levied upon or issued against any property or any part of the property of the Borrower or any Security Party or either of their respective related corporation or affiliate of either of the and such distress execution or other process, as the case may be, is not discharged by the Borrower or Security Party within seven (7) days from the date of such distress, execution or other process being levied or issued; or

(o)	Insolvency

if the Borrower or, where applicable, any Security Party or either of their respective related corporation or affiliate or any party whose debts, obligations or liabilities are guaranteed by the Borrower becomes insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness or has entered into any voluntary arrangement, judicial management, scheme of compromise, arrangement, reorganisation, reconstruction or amalgamation with their creditors; or

(p)	Dissolution

(i)	if any proposal or step or action is made or taken or a resolution is passed for the voluntary arrangement, winding up, dissolution, liquidation, judicial management or bankruptcy of the Borrower or of any Security Party or a related corporation or affiliate or a petition for winding up or bankruptcy, as the case may be, is presented against the Borrower or any Security Party or a related corporation or affiliate; or

(ii)	if such proceeding or action has been taken by the Borrower or where applicable such Security Party or related corporation or affiliate such step or petition is not discharged or stayed within twenty one (21) days from the date of the taking of such step or petition; or

(q)	Assignment

(i)	if the Borrower or any Security Party or a related corporation or affiliate shall make an assignment for the benefit of the creditors of the Borrower or such Security Party; or

(ii)	such related corporation or affiliate or enter into any voluntary arrangement, judicial management, scheme of compromise, arrangement, reorganisation, reconstruction, amalgamation or composition for the benefit of the creditors of the Borrower or such Security Party or such related corporation or affiliate or allows any judgment against the Borrower; or

(iii)	such Security Party or such Related Corporation or affiliate to remain unsatisfied for a period of fourteen(14) days or more unless an appeal against such judgment is pending and a stay of execution has been granted; or

(r)	Receivership

if the Borrower or any Security Party or a related corporation or affiliate shall enter into liquidation whether compulsorily or voluntarily or if a nominee, trustee, supervisor, administrator, liquidator or a receiver, manager, receiver and manager or judicial manager or other similar officer shall be appointed in respect of the undertaking or property of the Borrower or such Security Party or such related corporation or affiliate or any part of such undertaking or property; or

(s)	Moratorium on Payments

if the Borrower or where applicable, or any Security Party enters into or proposes to enter into, or there is declared by any competent court or authority, a moratorium on the payment of indebtedness, moratorium for corporate voluntary arrangement or other suspensions of payments generally; or

39

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(t)	Nationalisation

if a notice or proposal for compulsory acquisition of the Property or any of the assets of the Borrower or where applicable, any Security Party or a related corporation or affiliate or any part of such asset shall be issued or made under or by virtue of an Act of Parliament or other statutory provision; or

(u)	Declared Company (Where the Borrower or the Security Party is a Body Corporate)

if the Borrower, any Security Party or a related corporation or affiliate is under investigation under the provisions of Section 590 of the Companies Act 2016 (Investigation of affairs of company at direction of Minister); or

(v)	Death, Insanity and Bankruptcy (Where the Borrower or the Security Party is a Natural Person or Individual)

if the Borrower or any Security Party who is a natural person or individual dies or becomes insane or is adjudged a bankrupt; or

(w)	Operations of Account Unsatisfactory

if in the opinion of the Bank, the Borrower’s account with the Bank (including any other accounts the Borrower may have with the Bank) is or has not been operated satisfactorily; or

(x)	Cessation of Business

if the Borrower or any Security Party or either of their respective related corporation or affiliate shall cease or threaten to cease to carry on all or a substantial part of the business of the Borrower or such Security Party or such related corporation or affiliate; or

(y)	Material Adverse Change

if there shall occur a material adverse change in the business, assets, or financial position, of the Borrower or where applicable, any Security Party or a related corporation or affiliate; or

(z)	Exceeding of Approved Limit

if the approved limit of any of the Banking Facility (including any overdraft facility of the Borrower) is exceeded despite that such excess arises as a result of any debit to the account of the Borrower made by the Bank pursuant to Clause 17(b) of Annexure I of the Letter of Offer; or

(aa)	Change in Shareholders, Directors or Management

if there is any change in the controlling shareholder(s) of the Borrower without the prior written consent of the Bank, where such consent is required; or

(bb)	Material Diminution in Borrower’s Networth

if there is any material diminution in the tangible networth of the Borrower as reflected in its latest audited financial statements; or

(cc)	Unsound Business Practices

if in the opinion of the Bank the Borrower is not carrying on its business affairs in accordance with sound financial and industrial standards and practices; or

(dd)	Bank’s dishonoured cheque tracking system

if the Borrower is blacklisted by the Bank’s dishonoured cheque tracking system; or

(ee)	Other Events

if any other event or series of events whether related or not has or have occurred which in the opinion of the Bank could or might affect the ability or willingness of the Borrower or where applicable, of ay Security Party to comply with all or any of its respective obligations hereunder or where applicable, under any of the Security Documents.

40

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

7.	RIGHTS OF BANK ON DEFAULT

7.1	Upon the occurrence of any Event of Default, the Indebtedness and all other sums payable under this Letter of Offer shall (unless otherwise decided by the Bank) become and be deemed to be, despite anything contained to the contrary, in this Letter of Offer, immediately due and payable and whereupon the Bank shall be entitled to take such action as may be appropriate against the Borrower, including action to sue and institute by way of civil suit for the recovery of the Indebtedness or any part or parts of the Indebtedness and to apply any credit balance standing to any account of the Borrower with any office or branch of the Bank whether in Malaysia or otherwise and in whatever currency towards satisfaction of the Indebtedness. Any part of the Banking Facility not disbursed or utilised may be cancelled by the Bank with prior written notice to the Borrower, and upon such cancellation any part of the Banking Facility already disbursed or utilised shall become due and immediately repayable without demand despite anything contained in this Letter of Offer to the contrary.

7.2	Despite the fact that the Bank may not have exercised any remedy available to it immediately on default by the Borrower or that it may have accepted monies from the Borrower after such default the Bank shall not be held to have disregarded or confirmed in such default and may at any time thereafter exercise all or any of the remedies available to it and any delay on the part of the Bank in taking steps to enforce the remedies conferred on and/or available to it by this Letter of Offer, statute or otherwise shall not be held to prejudice its rights of action in respect thereof.

8.	CASH COVER

8.1	The Bank reserves the right at any time (regardless of whether an Event of Default has occurred or not) to demand the Borrower in writing to provide the Bank with immediate cash cover for all the Borrower’s prospective or contingent liabilities under any bonds, guarantees, indemnities, documentary or other credit or any instruments issued or given by the Bank pursuant to the Security Documents or under or pursuant to any of the Banking Facility. Service of any such demand may be effected in the same manner as specified in Clause 18 in this Agreement.

8.2	If the Borrower fails to provide the Bank with the necessary cash cover within seven (7) days from the date of the demand, the Bank shall be entitled with seven (7) calendar days’ prior written notice to the Borrower to debit the Borrower’s overdraft or current account with the amount of the cash cover demanded by the Bank and to place and keep the same to the credit of a non-interest bearing suspense account for as long as any of the Borrower’s prospective or contingent liabilities to the Bank remains outstanding or undischarged.

9.	ADVANCE TO THIRD PARTIES

9.1	The Bank shall be at liberty (but is not under any obligation either at law or in equity so to do) and is expressly authorised by the Borrower to advance or pay the whole of the Banking Facility or any part of the Banking Facility to the person or party who or which is entitled to the benefit of any charge or encumbrance or Security Interest over the property or, where appropriate, to whom payment is required to be made by the Borrower and/or Security Party to obtain the transfer, conveyance or assignment of all rights, title and interest in and to the property in which a Security Interest is to be created in favour of the Bank as security for the Indebtedness.

9.2	It is declared that such express authorisation shall be irrevocable and unconditional AND it is expressly agreed by the Borrower that all advances and payments to the party(ies) aforesaid shall for all purposes be deemed to be and form part of the Banking Facility and the acknowledgment of receipt by the aforesaid party(ies) shall be as good sufficient and effective as if the same had been made or given by the Borrower personally. It is further irrevocably agreed and confirmed by the Borrower that the Borrower shall not be entitled to object to or to restrain such payment by the Bank.

10.	NO OBLIGATION TO ADVANCE

Nothing contained in this Letter of Offer shall be deemed to impose on the Bank any obligation either at law or in equity to make or to continue to make or to continue to make available any of the Banking Facility to the Borrower or to make or to continue to make any advance or to afford any other accommodation under the Facilities to the Customer or to any person or party.

11.	INDEMNITY

11.1	The Borrower shall indemnify the Bank and hold the Bank harmless from and against any losses, damages and expenses, legal or otherwise, (including all legal costs incurred by the Bank on a solicitor and client basis) which the Bank may sustain, suffer or incur as a consequence of any default in:

(i)	the payment of the Banking Facility or any portion of the Banking Facility and interest on the same; or

41

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

(ii)	any other amounts payable under this Letter of Offer or under the Security Documents, or on account of the non-observance of all or any of the terms stipulations agreements and provisions on the part of the Borrower or the Security Party contained in this Letter of Offer or under the Security Documents, except where such losses, damages and expenses arise from the gross negligence, willful misconduct, willful default or fraud of the Bank. Such losses, damages and expenses shall include such amount as the Bank shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Borrower save for any obvious error).

11.2	Currency Indemnity (where applicable)

(i)	The currency as set out in the Letters of Offer (“Contractual Currency”) is the sole currency of account and payment for all sums payable by the Borrower under or in connection with the Letter of Offer and the Security Documents including damages.

(ii)	Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) by the Bank in respect of the Indebtedness shall only constitute a discharge to the Borrower to the extent of the amount in the Contractual Currency which is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(iii)	If that amount referred to in Clause 11.2(ii) above is less than the amount in the Contractual Currency expressed to be due to the Bank under the Letter of Offer and the Security Documents, the Borrower shall indemnify such party against any loss sustained by such party as a result. In any event, the Borrower shall indemnify the Bank against the cost of making any such purchase. For the purpose of this Clause 11.2(ii) it will be sufficient for the Bank to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(iv)	The foregoing indemnities shall constitute obligations of the Borrower separate and independent from its other obligations under the Letter of Offer and the Security Documents, shall give rise to separate and independent causes of action against the Borrower, shall apply irrespective of any indulgence granted to the Borrower from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof or proofs in the liquidation or dissolution of the Borrower for a liquidated sum or sums in respect of amounts due under the Letter of Offer and Security Documents or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bank, as the case may be, without any proof of evidence of any actual loss being required. All indemnities and other reimbursement obligations of the Borrower hereunder including without limitation under this Clause, shall survive the termination of the Banking Facility and the payment of all other amounts in this Letter of Offer.

12.	COVENANT TO PROVIDE FURTHER SECURITY

12.1	The Borrower shall at any time if and when required by the Bank so to do execute in favour of the Bank or its nominee(s) as the Bank shall direct such legal or other mortgages charges assignments transfers or agreements as the Bank may require of and on all the Borrower’s and/or Security Party’s estate rights title and interest in any property or assets or business now belonging to or which may in future be acquired by or belong to the Borrower and/or Security Party (including any vendor’s lien) and the benefit of all licences held in connection therewith to secure the Indebtedness, such mortgages charges assignments transfers or agreements to be prepared by or on behalf of the Bank at the cost of the Borrower and to contain all such terms and conditions for the benefit of the Bank as the Bank may reasonably require.

12.2	The Borrower shall at any time if and when required by the Bank so to do deposit with the Bank the documents of title of any or all immovable properties vested in the Borrower for any tenure and all or any debentures shares stocks or other investments or securities registered in the name of the Borrower or otherwise belonging to the Borrower. Such deposit may be by way of collateral security for the payment or repayment of the Indebtedness and may also or otherwise be for the purpose of securing any other monies owing to the Bank by the Borrower and not secured by this Letter of Offer.

42

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

13.	CONTINUING SECURITY

The Borrower agrees and declares that the Security Documents are expressly intended to be and shall be a continuing security for the payment or repayment of the Indebtedness notwithstanding that the Borrower or any Security Party may at any time or from time to time cease to be indebted to the Bank for any period or periods and despite:-

(a)	that any account or accounts of the Borrower or any Security Party with the Bank may from any cause whatsoevercease to be current and notwithstanding any settlement of account or accounts or otherwise;

(b)	any change by amalgamation consolidation or otherwise which may be made in the constitution of the Borrower or any Security Party or the Bank;

(c)	the bankruptcy or liquidation of the Borrower or any Security Party whether voluntary or compulsory

14.	FURTHER ASSURANCE

14.1	The Borrower shall from time to time and at any time, whether before or after the security constituted under any of the Security Documents shall have become enforceable, execute and do all such transfers, assignments, assurances, acts and things as the Bank may require for perfecting or further assuring the security intended to be constituted by this Letter of Offer or the Security Documents and for facilitating the realisation of the Property secured under the Security Documents and the exercise by the Bank of all the powers, authorities and discretions conferred on the Bank. The Borrower shall also give all notices, orders and directions which the Bank may think expedient.

14.2	For such purposes a certificate in writing signed by or on behalf of the Bank to the effect that any particular transfer, assignment, assurance, act or thing is required by the Bank shall, save for obvious error, conclusive evidence of the fact.

15.	LIEN AND OTHER SECURITIES NOT AFFECTED

Nothing contained in this Letter of Offer shall affect any lien to which the Bank is entitled or any other securities which the Bank may at any time or from time to time hold for or on account of the monies secured under the Security Documents Nothing contained in this Letter of Offer shall operate so as to merge or otherwise prejudice or affect any bill of exchange, promissory note, draft, trust receipt, guarantee, mortgage, charge, lien or other security which the Bank may for the time being have for any money intended to be secured under the Security Documents or otherwise or any right or remedy of the Bank under such other security.

16.	APPLICATION OF MONEY RECEIVED

16.1	All money received by the Bank in the exercise of any powers conferred by the Letter of Offer and the Security Documents shall be applied in or towards satisfaction of such monies, obligations and liabilities secured and the Bank in its discretion may from time to time conclusively determine (save that the Bank may credit the same to a suspense account for so long and in such manner as the Bank may from time to time determine and the Bank may consider expedient).

16.2	If the amount realised by the Bank pursuant to the Letter of Offer and the Security Documents after deducting any payment from the amount so realised of all fees dues costs rates taxes and other outgoings arising out of or occasioned by such realisation is less than the amount due to the Bank, the Borrower shall pay to the Bank on demand the difference between the amount due and the amount so realised and until payment will also pay to the Bank the cost to the Bank (as determined by the Bank which determination shall, save for any obvious error be conclusive and binding on the Borrower) including interest payable by the Bank on account of or in respect of any funds borrowed or deposits from third parties in order to maintain or carry the amount of such difference and calculated up to the date of payment thereof as well after as before judgment.

43

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

17.	LAW

17.1	This Letter of Offer together with the Annexures and Schedule shall be governed by and construed in accordance with the laws of Malaysia but in enforcing this Letter of Offer together with the Annexures and Schedule, the Bank shall be at liberty to initiate and take action or proceedings or otherwise against the Borrower in Malaysia and/or elsewhere as the Bank may deem fit.

17.2	The parties agree that where any actions or proceedings are initiated and taken in Malaysia they shall submit to the non-exclusive jurisdiction of the Courts of Malaysia in all matters connected with the obligations and liabilities of the parties to this Letter of Offer under or arising out of this Letter of Offer together with the Annexures and Schedule. The service of any writ or summons or any legal process in respect of any such action or proceeding may be effected on the Borrower by forwarding a copy of the writ or summons or statement of claim or other legal process by prepaid registered post to the address of the Borrower at the registered office or to the usual or the last known address or place of business of the Borrower.

17.3	Where the introduction, imposition or variation of any law, order, regulation or official directive or if applicable, terms and conditions of the BNM Funded Schemes, CGC Guaranteed Scheme and/or any other schemes or any change in the interpretation or application thereof by any competent authority makes it apparent to the Bank that it is unlawful or impractical without breaching such law, order, regulation or official directive for the Bank to maintain, fund or give effect to its obligations under the Banking Facility, the Bank shall promptly inform the Customer of the relevant circumstances whereupon: (a) any outstanding obligations of the Bank shall immediately be terminated and cancelled; and (b) the Borrower shall be obliged to immediately upon demand refund to the Bank all monies released (if any) together with any other monies covenanted to be paid by the Borrower under and in relation to the Letter of Offer and the Security Documents.

18.	SUCCESSORS BOUND

This Letter of Offer shall be binding upon the heirs, estate personal, representatives and successors in title of the Borrower and on the successors in title and assigns of the Bank. The Borrower shall not assign any of its rights or obligations under this Letter of Offer. The Bank may assign the whole or any part of its rights or obligations under this Letter of Offer by notice in writing to the Borrower.

19.	TIME

Time shall be of the essence of this Letter of Offer but no failure or delay on the part of the Bank in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the Bank under this Letter of Offer shall impair any such right, power, privilege, or remedy or be construed as a waiver thereof or an acquiescence in such default, nor shall any action by the Bank in respect of any default or any acquiescence in any such default, affect or impair any right, power, privilege or remedy of the Bank in respect of any other or subsequent default.

20.	TRANSFER OF SECURITY

20.1	The Bank may, unless it is to the detriment of the Borrower at any time transfer or assign all or any part of its rights, benefits and obligations under this Letter of Offer and/or any of the other Security Documents to any other person(s) by notice to the Borrower. The Bank may disclose to such potential assignee such information about the Borrower and its financial condition as shall have been made available to banks generally.

20.2	All costs and expenses of the Bank and of the transferee of and incidental to such transfer shall be payable by the Borrower and any statement or recital in the documents of transfer of the amount then due or owing to the Bank under and by virtue of this Letter of Offer shall be binding for all purposes on the Borrower.

21.	FURTHER CHARGE

21.1	If the Borrower shall execute or create any further or subsequent charge mortgage or encumbrance over the Property or any part or parts of the Property in favour of any other corporation person or persons of which the Bank shall receive notice either actual or constructive, the Bank may on receiving such notice immediately open a new or separate account with the Borrower in its books.

21.2	If the Bank does not in fact open such new or separate account the Bank shall nevertheless be deemed to have done so at the time when the Bank received or was deemed to have received such notice (“lime of notice”).

44

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

From and after the time of notice all payments in account made by the Borrower to the Bank shall (despite any legal or equitable rule or presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened as aforesaid and shall not go in reduction of the amount due or owing by the Borrower to the Bank at the time of notice.

21.3	PROVIDED ALWAYS that nothing in this Clause contained shall affect the security which the Bank otherwise would have had under the Letter of Offer for the payment of the monies, costs, charges and expenses referred to in this Letter of Offer, despite that the same may become due or owing or be incurred after the time of notice.

22.	RIGHT OF BANK TO RECALL OR VARY

Despite any provisions contained in the Letters of Offer, the Bank shall be entitled at its discretion:

a)	by giving prior written notice to the Borrower, terminate the Banking Facility or any of the Banking Facility (irrespective whether or not any Event of Default has occurred) and recall all or any advances and demand the discharge by the Borrower of the Indebtedness; or of the Indebtedness; or

b)	by giving twenty one (21) calendar days’ prior written notice with reason(s) to the Borrower, to vary or amend any of the Banking Facility and/or the terms applicable to the Banking Facility in such manner and upon such terms and conditions as the Bank may determine and notify from time to lime. Unless the Borrower notifies the Bank otherwise in writing, such variation or amendment shall be deemed lo become effective and shall be read and construed as if such variation or amendment had been incorporated in and formed part of the terms in this Leiter of Offer.

23.	CERTIFICATE OF INDEBTEDNESS

It is agreed that any admission or acknowledgment in writing by the Borrower, or by any person authorised on its behalf or a judgment (by default or otherwise obtained against it) or a certificate or a statement of account in writing showing the Indebtedness of the Borrower, which is duly certified by an authorised officer of the Bank shall, save for any obvious error, be binding and conclusive evidence against the Borrower for whatever purpose including as being conclusive evidence of the Indebtedness in a court of law.

24.	ALL PAYMENTS RECEIVED TO BE PAYMENT IN GROSS

24.1	All monies received by the Bank from any person or estate capable of being applied in reduction of the lndebtedess shall be regarded for all purposes as payments in gross.

24.2	If a bankruptcy order shall be made against any person liable to the Bank or any order be made. the Bank may prove for the whole of the monies then owing and no money received under such proof shall be considered as having been received and the full amount owing shall be payable until the Bank has received from all sources one hundred sen in the Ringgit.

24.3	If the amount ultimately received by the Bank exceeds the amount of the ultimate balance owing to the Bank the excess only over such ultimate balance shall be repaid to the person or party on whose account the same shall have been received by the Bank,

25.	APPROPRIATION OF PAYMENT

Despite any other provisions contained in this Letter of Offer the Borrower irrevocably disables itself when making payments to the Bank from appropriating such payments towards the discharge of any specific monies or liabilities due or incurred by the Borrower to the Bank and further waives the effect of the provision of Section 60 of the Contracts Act, 1950 (Application of payment where debt to be dlscharped Is Indicated) or any amendment or re-enactments thereof and unreservedly gives the right of appropriation of all payments made by the Borrower at all times to the Bank.

26.	INDEPENDENT PAYMENT OBLIGATIONS

26.1	It is expressly agreed and declared by the Borrower that each of its obligations to pay or to repay under any of the provisions of this Letter of Offer, constitutes separate and independent obligations.

26.2	Such obligations shall give rise to separate and independent causes of action, shall apply irrespective of any waiver or indulgence granted by the Bank in respect of any other obligation.

45

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

26.3

Such obligations shall remain in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of some other obligation and may be relied upon and enforced by the Bank independently of or simultaneously with or without having to commence any other action under such obligations or having first exhausted any remedy.

27.	DISTRIBUTION OF PROCEEDS FOR THE FACILITY UNDER THE GUARANTEED SCHEME

After the Letter of Offer and Security Documents becomes enforceable by the Bank, all moneys and other property held or received by the Bank under any of the Security Documents and the proceeds of any realisation of such of the undertaking, property, assets, revenues and rights of the Borrower and/or the Security Document mortgaged, charged or assigned by or pursuant to any of the Security Documents shall (subject to the payment of debts which by law have priority) be applied:

(a)	first, in payment of any costs, charges, fees, expenses and liabilities incurred by the Bank and every receiver, attorney, agent, delegate or other person appointed by the Bank under any of the Security Documents or the letter of Offer in the execution or purported execution of any of the Security Documents or in the performance of any duties or the exercise of any powers vested in it or him;

(b)	secondly,

(i)	where GOM Guarantee and or CGC Guarantee has been called and GOM and/or CGC has paid to the Bank the guaranteed payment, in or towards payment to GOM and/or CGC and the Bank in the sum proportionate to their respective exposure under the Banking Facility;

(ii)	where the GOM Guarantee and or CGC Guarantee has yet to be called by the Bank or where GOM Guarantee and/or CGC Guarantee has been called, but guaranteed payment yet to be paid to the Bank;

(1)	in or towards payment of the liabilities of the Borrower in respect of the Indebtedness (other than the principal and any profit thereon), as the case may be, due to the Bank;

(2)	in or towards payment of all profits of the Letter of Offer (if any) which has accrued on the Indebtedness to the date of such application then due to the Bank;

(3)	in or towards payment of the principal fn the Indebtedness then due to the Bank;

(4)	in or towards payment of compensation on the Banking Facility of the Letter of Offer which has accrued on the Indebtedness to the date of such application then due to the Bank and the surplus (if any) after the payment in full of all liabilities of the Borrower under the Letter of Offer and the Security Documents shall be paid to or to the order of the Borrower or such other person for the time being entitled thereto.

PROVIDED THAT in the event that the proceeds realised by the Bank from the enforcement of the letter of Offer and the Security Documents are insufficient or appears to be insufficient to settle in full the Indebtedness due from the Borrower to the Bank it is hereby agreed that, notwithstanding the provisions of (a) to (b) above, the Bank may at its discretion apply such proceeds in whatever manner as it deems fit.

28.	SUBROGATION

Where the Banking Facilities are granted pursuant to the Guaranteed Scheme offered by the Guaranteeing Authorities and subsequently the Guaranteeing Authorities exercise their right of subrogation, the Borrower hereby irrevocably agrees and acknowledges that all the Bank’s rights or claims against the Borrower and which are available under the Letter of Offer or any of the Security Documents is assigned to and will be subrogaled to the Guaranteeing Authorities upon the Guaranteeing Authorities making the payment under the Guaranteed Scheme.

29.	CONDITION OF DISCHARGE OR RELEASE OF BORROWER

Any settlement or discharge between the Bank and the Borrower shall be conditional upon no security or payment to the Bank by the Borrower or any Security Party or any other person being invalidated for any reason whatsoever or being avoided or refused or set aside by virtue of any provision or enactment or laws relating to bankruptcy insolvency or liquidation for the time being or from time to time in force or by virtue of any obligation to give effect to any preference or priority. The Bank shall be entitled to recover the value or amount of any such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

30.	RELEASE OF DOCUMENTS

30.1	Subject to Clause 17 of Annexure I and Clause 28 or Annexure III upon payment or repayment to the Bank of the Indebtedness and all other monies payable by the Borrower, the Borrower shall be entitled to obtain the discharge and release of the Property from the Bank at the cost and expense of the Borrower.

46

CREST LO Ref. No.: 21004434/CA/23/05/LO001
Borrower Name: SAGTEC GROUP SDN BHD

30.2	The Bank may in the circumstances stipulate that such discharge and release be prepared by the Bank’s panel of solicitors and be in such form as the Bank may consider appropriate.

31.	SEVERABILITY

Any term, condition, stipulation, provision, covenant or undertaking contained in this Letter of Offer which is illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions of this Letter of Offer and any such illegality, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such term, condition, stipulation, provision, covenant or undertaking in any other jurisdiction.

32.	CUMULATIVE REMEDIES

The rights remedies powers and privileges provided in this Letter of Offer are cumulative and are not exclusive of any rights remedies powers and privileges provided by law. Upon default or breach by the Borrower of any term, covenant, stipulation and/or undertaking provided in this Letter of Offer and on the part of the Borrower to be observed and performed, the Bank shall have the right to exercise all or any of the remedies available whether by this Letter of Offer or by statute or otherwise and shall be entitled to exercise such remedies concurrently, including pursuing all remedies of sale or possession and civil suit to recover all moneys due and owing to the Bank.

33.	RIGHT TO SET OFF

The Borrower irrevocably agrees that the Bank shall be entitled, from time to time to set off any sum of any kind or nature whatsoever outstanding from or owing or payable by the Borrower to the Bank under or pursuant to or in connection with the Banking Facility or the Letter of Offer or any other Security Documents to which the Borrower is a party (or any of them) against the Bank’s liabilities to the Borrower in respect of any credit balance in any account of the Borrower with the Bank and any deposit of any sums of monies whatsoever by the Borrower with the Bank (notwithstanding that such deposit has not or shall not have matured) and any other sums of monies held by the Bank to the order of the Borrower. For purpose of such set-off, the Bank shall be entitled (and is hereby irrevocably authorised by the Borrower) in respect of any sums of monies which are deposited by the Borrower with the Bank and held in fixed deposit, to uplift such fixed deposit and in respect of any sums of monies standing to the credit of the Borrower with the Bank which are denominated in currency other than Ringgit Malaysia, to convert such monies to Ringgit Malaysia at the Bank’s own rate of exchange then prevailing or at such rate of exchange then available to the Bank.

34.	BANK’S DISHONOURED CHEQUE TRACKING SYSTEM

The Bank reserves the right to close the Borrower’s current account with the Bank immediately upon the Borrower’s current account being blacklisted by the Bank’s dishonoured cheque tracking system. The Bank shall also be entitled to exercise its rights contained in Clause 8 of Appendix I and Clause 6 of Annexure III and to recall the Banking Facility in the event any of the Borrower’s account is blacklisted.

35.	FORCE MAJEURE

The Bank shall not be liable for any failure in performing any of its obligations or any claim in respect of any loss, damage or injury to earnings, profit, goodwill or business caused directly or indirectly or other fault if such failure, loss, damage or other fault is caused by circumstances beyond the reasonable control of the Bank including any fire, earthquake, flood, epidemic, accident, explosion, casually, lockout, riot, civil disturbance, act of public enemy, natural catastrophe, embargo, war or act of God.

36.	UPSTAMPING OF THIS AGREEMENT

In the event that the Indebtedness (including all accrued and capitalised interest) due or owing to the Bank shall at any time exceed the principal limit for which this Leller of Offer is for the time being stamped, the Bank shall be at liberty at any time to the Borrower to upstamp this Letter of Offer for lhe excess amount.

37.	STAMPING

It is agreed and declared that this Letter of Offer and the Security Documents and all the other agreements in relation are instruments employed in one transaction to secure the Banking Facility granted by the Bank at any time or from time to time up to the principal sum of aggregate or the principal sums stated in the Letters of Offer together with all interest and other monies payable thereon within the meaning of Section 4(3) of the Stamp Act. 1949 and for the purpose of the said Section, this Letter of Offer shall be deemed the principal instrument and all other Security Documents shall be deemed subsidiary instruments.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

47

Customer Copy
RHB ISLAMIC BANK BERHAD (Registration No: 200501003283 (680329-V)) 1 & 2, Jalan Tanjung SD 13/1, 52200 Bandar Sri Damansara, Selangor.

RHB ISLAMIC BANK BERHAD

(Registration No: 200501003283 (680329-V))

Private and Confidential

Ref No: 21004434/CA/21/03/LO001

Date: 29-OCT-2021

SAGTEC GROUP SDN BHD (1283508P)

10-2, JALAN TANJUNG SD 13/2,

BANDAR SRI DAMANSARA,

52200 KUALA LUMPUR,

WP KUALA LUMPUR.

Dear Sir,

RE:	BANKING FACILITY GRANTED TO SAGTEC GROUP SDN BHD (“CUSTOMER”)

We, RHB ISLAMIC BANK BERHAD (“the Bank”) are pleased to inform you that the Bank has agreed to offer you the Banking Facility as stated below under Government of Malaysia (GOM) Working Capital Guarantee Scheme (“WCG5”) and subject to the following terms and conditions:-

1.	THE BANKING FACILITY

Banking Facility	Existing (RM)	Additional/Reduction (RM)	Total (RM)
Commodity Murabahah Overdraft-i	0.00	250,000.00	250,000.00
Commodity Murabahah Term Financing - i	0.00	250,000.00	250,000.00
TOTAL	0.00	500,000.00	500,000.00

In this Letter of Offer, the expression “Banking Facility” shall refer to the banking facility set out above, and if there is more than one banking facility set out above, the expression “Banking Facility” shall refer collectively to all and individually to each of the respective banking facilities set out above).

2.	PURPOSE

The Banking Facility shall be used for the purpose(s) as set out below** and if you require to use the Banking Facility or any part of the Banking Facility for any other purpose, you shall have to first obtain the Bank’s prior written consent which may or may not be granted at the Bank’s discretion, and if granted may be subject to such conditions as the Bank may impose by giving twenty one (21) calendar days’ prior written notice with reason(s) to you:

Banking Facility	Purpose Description
Commodity Murabahah Overdraft-i	To finance working capital requirement under Syarikat Jaminan Pembiayaan Perniagaan (SJPP) WCG5.
Commodity Murabahah Term Financing - i	To finance short term working capital requirement under Syarikat Jaminan Pembiayaan Perniagaan (SJPP) WCG5.

Together We Progress

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

3.	AVAILABILITY PERIOD

a)	The Banking Facility shall be made available to you for utilisation or disbursement when all the conditions for disbursement as stated in this Letter of Offer are fulfilled and satisfied.

CMOD-i

Full Disbursement

First utilisation or disbursement of the Banking Facility is to be made within the 6 months from Syarikat Jaminan Pembiayaan Perniagaan’s (“SJPP”) approval date (“Availability Period”) failing which the Bank is entitled to cancel the Banking Facility with prior written notice.

CMTF-i

Full Disbursement

Any portion of the Banking Facility which is not disbursed or utilised upon expiry of the period of 6 months from Syarikat Jaminan Pembiayaan Perniagaan’s (“SJPP’) approval date (‘Availability Period”) may be cancelled by the Bank with prior written notice.

b)	Subject to the above, the Bank may exercise its discretion to extend the Availability Period for the unutilised or undisbursed portion on the expiry of the Availability Period.

c)	Despite any provisions to the contrary, the granting / continued granting / extension of the Banking Facility to you are at all times subject to availability of funds.

d)	Upon any cancellation or termination of the Banking Facility after execution of Commodity Murabahah via Tawarruq Transactions, any undisbursed or unutilised principal portion of the Banking Facility shall be treated as prepayment of the Deferred Sale Price. The profit portion for the undisbursed principal shall form part of Remaining Unearned Profit which is subject to Rebate/ lbra’ Clause in the Annexure.

4.	BANKING FACILITY PERIOD

4.1	The Banking Facility is subject to periodic review at the discretion of the Bank. Despite such periodic review, the Banking Facility shall be payable on demand by the Bank in writing.

Banking Facility	Tenure
Commodity Murabahah Overdraft-i	The Commodity Murabahah via Tawarruq Transactions shall be conducted on every five (5) years cycle to avail the utilisation of the line to you.
Commodity Murabahah Term Financing - i	84 Month(s) Date Of First Disbursement.

5.	FEE (S) / COMMISSIONS / PROFITS/FLOOR RATE

5.1	The following profit, commission, and other charges may be payable in relation to the following Banking Facility:-

Banking Facility	Commission/Fees/Profit Rate as may be applicable
Commodity Murabahah Overdraft-i	Murabahah Profit:
(a) The Murabahah Profit which forms part of the Deferred Sale Price shall be an amount equivalent to 12% per annum on the full Commodity Purchase Price applicable for the entire duration of the Murabahah Period (“Contracted Profit Rate”) based on straight line method.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(b)  For purposes of granting rebate (lbra’) on the Murabahah Profit pursuant to Rebate / lbra’ Clause of this Letter of Offer, the profit rate used for the computation of the profit payable throughout the Murabahah Period shall be Three per centum (3.00%) per annum above BFR calculated on the outstanding Commodity Purchase Price applicable for the entire duration of the Murabahah Period (“Effective Profit Rate”).

Currently, the BFR is at 5.45%. In the event there is movement in the Bank’s BFR the Effective Profit Rate shall be adjusted accordingly to reflect such variations provided it shall not exceed the Contracted Profit Rate at all times.

Commodity Murabahah Term Financing -i

Murabahah Profit:

(a)  The Murabahah Profit which forms part of the Deferred Sale Price shall be an amount equivalent to 12% per annum on the full Commodity Purchase Price applicable for the entire duration of the Murabahah Period (“Contracted Profit Rate”) based on reducing balance method.

(b)  For purposes of granting rebate (!bra’) on the Murabahah Profit pursuant to Rebate/ lbra’ Clause of this Letter of Offer, the profit rate used for the computation of the profit payable throughout the Murabahah Period shall be Three per centum (3.00%) per annum above BFR calculated on the outstanding Commodity Purchase Price applicable for the entire duration of the Murabahah Period (“Effective Profit Rate”).

Currently, the BFR is at 5.45%. In the event there is movement in the Bank’s BFR the Effective Profit Rate shall be adjusted accordingly to reflect such variations provided it shall not exceed the Contracted Profit Rate at all times.

5.2	Whenever any service and/or supply made under this Letter of Offer including any fee, price, value, and/or revenue is a taxable supply to which Taxes would apply, then the Bank reserves the right to levy ST and/or any taxes that may be imposed at any time and from time to time at the prescribed rate and the recipient of the service agrees to pay the amount of ST.

5.3	Where applicable, the Customer shall pay the Bank a Floor Rate of 1% per annum as stated in Rebate (Ibra’) Clause or such other rate permitted by BNM as the Bank may at its discretion stipulate in writing from time to time:-

(a)	on the portion of the CMOD-i as shall be unutilised by the Customer up to the aggregate approved limit at any time and from time to time, commencing from the date when the Banking Facility is made available to the Customer for utilisation;

(b)	on the unutilised amount of the CMTF-i commencing two (2) months from the date of acceptance by the Customer of this Letter of Offer or upon completion of legal documentation, whichever is the earlier;

and the Bank shall be entitled to debit the Floor Rate into the Customer’s current or CMOD-i or any other account at the end of each month.

5.4	Profit and commission at the aforesaid rate(s) or as otherwise determined and notified by the Bank in writing (“the Prescribed Rate”) which expression shall refer to the respective profit and commission and Floor Rate chargeable on the respective facilities comprised under the Banking Facility) and such other charges or rental as may be applicable and payable, shall be payable by you both before and after any judgment obtained against you or demand made against you.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

6.	MANNER OF PAYMENT OF THE BANKING FACILITY

Despite any provisions to the contrary, the Banking Facility shall be payable on demand by the Bank in writing.

Commodity Murabahah Term Financing - i

You shall upon the expiry of the Murabahah Period, pay the entire outstanding sum under the Banking Facility. Until the expiry of the Murabahah Period or until a demand for payment is made the Bank in writing, the Deferred Sale Price shall be payable via 84 monthly installment of RM 3,952.84 each, the first of such instalment to commence as follows:-

i	On the 5th day of the 3rd month from the month of disbursement of the CMTF-i and the next and subsequent payments shall be paid on or before the 5th day of each succeeding month or such other date as may be specified by the Bank in writing from time to time thereafter until full settlement of the Deferred Sale Price and all monies outstanding under the CMTF-i, if the first disbursement is made within the First Disbursement Period (as defined in this Letter of Offer) in the month of disbursement.

ii	On the 5th day of the 2nd month from the month of disbursement of the CMTF-i and the next and subsequent payments shall be paid on or before the 5th day of eaeh succeeding month or such other date as may be specified by the Bank in writing from time to time thereafter until full settlement of the Deferred Sale Price and all monies outstanding under the CMTF-i, if the first disbursement is made within the Second Disbursement Period (as defined in this Letter of Offer) in the month of disbursement.

For the purpose of this clause:-

“First Disbursement Period” refers to the period from 20th of the month until 5th of the following month

“Second Disbursement Period” refers to the other days of the month of disbursement excluding the First Disbursement Period.

CMOD-i

You shall upon the expiry of the Murabahah Period of the Banking Facility, pay the entire outstanding sum of the Banking Facility. Until the expiry of the Murabahah Period of the Banking Facility or until a demand for payment is made by the Bank in writing, the Commodity Purchase Price shall be paid on the expiry of the Murabahah Period. Payment of Murabahah Profit shall commence on the 5th day of the following month in which the Commodity Purchase takes place and the next and subsequent Murabahah Profit payments shall be paid on the 5th day of each succeeding month until the Deferred Sale Price and all monies due to the Bank under the Banking Facility have been fully paid.

7.	SECURITY

7.1	The Banking Facility profit, commissions and / or other charges and expenses payable on the Banking Facility or in connection with the Banking Facility are to be secured against:-

7.1.1	Letter of Offer of RM500,000.00 to be stamped as principal instrument.

7.1.2	Personal Guarantee for RM500,000.00 of the following: (1) NG CHEN LOK (NRIC NO: 870203-06-5701).

7.1.3	As New, 70% Guarantee cover by the Government of Malaysia Syarikat Jaminan Pembiayaan Perniagaan berhad (SJPP) under the working capital guarantee scheme 5 (WCG5) for RM350,000.00.

7.1.4	Against a pledge of 1st/3rd party Commodity Murabahah Deposit-i (CMD-i) of RM100,000.00 to be pledged on lien with Letter of Set Off to be executed and stamped. Profits earned on CMD-i to be capitalized to principal and lien value increased accordingly.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

7.2	If required by the Bank in writing, you shall provide further security to secure any or all of the Banking Facility and you shall at any time if and when required by the Bank in writing execute or cause to be executed in the Bank’s favour or as the Bank shall direct, such legal documentation as the Bank shall require of and on your rights, title and assets belonging to or which shall be acquired or belong to you, at your costs and to contain all such terms and conditions as the Bank may reasonably require.

8.	CONDITIONS PRECEDENT

8.1	In addition to the Conditions Precedent for disbursement as stipulated in the General Terms and Conditions annexed to this Letter of Offer, you shall fulfil the following conditions precedent before you are allowed disbursement of the Banking Facility:-

1.	a) A Business Level Term Takaful (BLTT)/ Business Reducing Term Takaful (BRTT) / Personal Smart Shield Plus (PSSP), Bank’s Panel of Takaful/lnsurance providers for the sum insured not less than RM500,000 to cover over the life of the sole director or sole guarantor for a period of 7 years with the Bank’s appointed insurer with Takaful/lnsurance Provider endorsed as assignee/mortgagee. b) In the event that the Business Level Term Takaful (BLTT) / Business Reducing Term Takaful (BRTT) / Personal Smart Shield Plus (PSSP) Bank’s Panel of Takaful/ Insurance providers, premium has not been fully settled at the point of disbursement, the Bank reserves the right to debit your account with the Bank for payment/ Takaful contribution can be deducted upfront from the facility amount of such BLTT/BRTT/PSSP premium upon disbursement.

2.	Opening of Islamic Current Account with RHB Banking Group.

3.	A Standing Instruction (SI)is to be executed for the direct debiting of your current account for the monthly CMTF-i payment, the Bank shall have the right to automatically debit your current account for all payments due and payable under your Banking Facilities, which remain outstanding on their due date of payment.

4.	Receipt of the Bank’s Letter of Offer duly accepted with the director’s resolution.

5.	Receipt of GOM’s Letter of Guarantee under the WCG5 for RM350,000-00.

6.	You are to put up a visible company’s signage on business premise prior to disbursement.

8.2	Disbursements of the Banking Facility are based on satisfactory documentary evidence acceptable to the Bank.

8.3	If,

a)	y you shall fail to comply with any of the Conditions Precedent referred to in Clause 8.1 above; and/or in the General Terms and Conditions annexed to this Letter of Offer, and/or

b)	there has been a material adverse change in your conditions, financial or otherwise after the date of this Letter of Offer;

you will not be entitled to utilise the Banking Facility and the Bank shall be entitled to cancel, terminate, and suspend the utilisation of the Banking Facility or any part of the Banking Facility granted with prior written notice to you and you shall be liable to reimburse and/ or indemnify the Bank for all costs and expenses (including legal costs and expenses) incurred by the Bank in connection with the approval and/ or granting of the Banking Facility to you.

9.	OTHER TERMS AND CONDITIONS

1.	The Banking Facility is to be disbursed within a period of six (6) months from the date of receipt by the Bank of GOM’s approval on the guarantee. If the facilities cannot be disbursed within 6 months from SJPP’s approval, extension of Availability Period (AP) must be submitted 1 month prior to its expiry,

2.	One point zero per centum (1.00%) per annum for the issuance of the GOM Guarantee is absorbed by the Bank.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

3.	Upon expiry of the tenure or termination of the WCGS, the profit rate charged will be converted to profit rate as may be determined by the Bank which shall apply throughout the entire tenure of the Banking Facility and the Bank reserves the right to vary the terms and conditions of the Banking Facility granted.

4.	The Bank shall have the right to automatically debit your account held with the RHB Banking Group for all payments due and payable under your Banking Facility which remains outstanding on their due date of payment.

5.	The WCG5 is for seven (7) years effective from the date of the issuance of the Letter of Guarantee from Government of Malaysia and shall not exceed 31/12/2035.

6.	You are to notify the Bank immediately in writing of any change of your directors or partners (as the case may be) and/or any change in the major shareholdings in your company and the bank reserves the right to recall the Banking Facilities if there is any such change.

7.	The Banking facility extended to you are subject to terms and conditions of the WCG5 and the WCG5 is subject to change at any time at GOM’s sole and absolute discretion.

8.	We reserve the right to debit your account with us for all cost, expenses and charges and whenever any service and/or supply made under this Letter of Offer inclusive but not limited to any fee, price, value, and/or revenue is a taxable supply to which the Services Tax (“ST”) and/ or any applicable taxes that may be imposed by the relevant authorities at any time and from time to time throughout the subsistence of the Banking Facility would apply, then the Bank reserves the right to levy ST and/ or any taxes that may be imposed at any time and from time to time at the prescribed rate pertaining to your Banking Facility.

9.	The Bank reserves the right to uplift the CMD-i pledged to the Bank to settle any sum due and payable including profit if the Banking Facility is not serviced promptly. The Bank reserves the right to renew the CMD-i on your behalf for a further period of not less than twelve (12) months during the duration of the Banking Facility.

10.	You shall also be liable to pay the Bank, a cancellation fee of Ringgit Malaysia One Hundred (RM100.00) only which is payable to GOM in the following circumstances:- i. for cancellation of a request of a GOM’s Guarantee by you; and ii. for failure to disburse the Banking Facility after a period of six(6) months from the date of receipt by the Bank of GOM’s approval on the guarantee and consequently cancellation of the guarantee approval.

11.	In the event of any change in circumstances resulting in you becoming no longer eligible under the WGC5, the Bank may at its discretion or upon instruction by GOM terminate the Banking Facility under the WCG5, vary the prevailing terms and conditions (including the profit rate), and/or impose such additional conditions as the Bank may deem necessary appropriate at its absolute discretion.

12.	In the event you wish to continue on with the Banking Facility after the expiry period or termination of the WCG5, the Bank reserves the discretion to vary the terms and conditions of the Banking Facility granted.

13.	You authorize and consent to the Bank to obtain any credit information from any registered Credit Reporting Agencies as defined under the Credit Reporting Agencies Act 2010 (“CRA”) and for the CRA to provide the said information to the Bank without further notice to you for purposes related to the Banking Facility.

14.	For avoidance of doubt, all professional fees, taxes (including but not limited to Services Tax (ST) and/ or any applicable taxes that may be imposed by the relevant authorities at any time and from time to time throughout the subsistence of the Banking Facility and out-of-pocket expenses incurred and any other fees, expenses or recourse in respect of the Facility shall be borne by you.

15.	GOM and/or any of it’s appointed representative will subrogate all rights of the Financial Institution against you in respect of the amount paid by GOM in accordance to the WCG5 scheme.

16.	If any of the provision of this letter becomes invalid, illegal or unenforceable in respect of any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

17.	Granting of additional financing is subject to SJPP consent.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

10.	INFORMATION DISCLOSURE

The Customer consents to and authorises the RHB Banking Group (which shall include its holding company, its subsidiaries and associated companies), its respective directors, officers, employees and agents to process, disclose, retain, share and/or verify information or documents pertaining to the Customer’s affairs, account(s), facility(ies), directors and/or substantial shareholders to and/or with the following parties:

(a)	any companies within the RHB Banking Group, whether within or outside Malaysia for the following purposes:

(i)	cross-selling, marketing and promotions of products and/or services of the RHB Banking Group (except where the Customer has chosen not to allow the Bank to make any disclosure under this Clause 10(a)(i));

(ii)	conducting conflict checks on any conflict of interest situations whether actual or potential, pursuant to the appointment of RHB Investment Bank Berhad, if applicable; and

(iii)	having access to the Customer’s information and/or documents in relation to its securities and/or depository accounts maintained with RHB Investment Bank Berhad and/or the relevant central and/or authorised depositories, if applicable;

(b)	the Credit Guarantee Corporation (“CGC”), Syarikat Jaminan Pembiayaan Perniagaan (“SJPP”), Bank Negara Malaysia, Central Credit Bureau, Cagamas Sdn Bhd and such other authorities/regulators/parties as may be authorised by law or regulations to obtain such information or by court of law;

(c)	any party(ies) providing security for purposes of facility(les) granted to the Customer, agents of the RHB Banking Group, including vendors, merchants and/or third party service providers in connection with any products and/or services being provided by the RHB Banking Group;

(d)	auditors, legal counsels and/or other professional advisers in relation to the provision of services by the RHB Banking Group pursuant to this Letter of Offer, or in connection with the preparation of any facility or security documents, if applicable, or any action or proceeding for the recovery of monies due and payable by the Customer, wherever applicable;

(e)	credit bureaus and/or credit reporting agencies, fraud prevention agencies, debt collection agencies and industry/financial related associations; and

(f)	any potential assignee or other person proposing to enter into any contractual arrangement which requires the disclosure of such information.

11.	AMENDMENT AND/OR ADDITIONAL TERMS AND CONDITIONS

11.1	Subject to the Shariah principles, the Bank may, with twenty one (21) calendar days’ prior written notice with reason(s), at your request or at the Bank’s discretion, grant additional Banking Facility to you and/or convert and/or vary and/or substitute and/or revise all or any of the Banking Facility granted into another banking facility or facilities. In any such event, the security liability and/or obligations created pursuant to and by this Letter of Offer shall continue to be valid and binding for all purposes up to the limit of the total Banking Facility advanced to you despite such addition and/or change but subject to such variation as the Bank may notify you in writing and/or implied by law or trade usage governing or applicable to the aforesaid addition and/or changes.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

11.2	Unless specified otherwise, the terms of this Letter of Offer may, at any time and from time to time, be amended or varied by the Bank at its discretion by giving twenty one (21) calendar days’ prior written notice with reason(s) to you. Unless you notify the Bank in writing during the notice period that you disagree with the amendment and/or variation, such amendments and/or variations shall be deemed to become effective and the relevant provisions of this Letter of Offer shall be deemed to have been amended and/or varied accordingly and shall be read and construed as if such amendments and/or variations had been incorporated in and had formed part of this instrument at the time of execution of this Letter of Offer.

12.	BNM LINK (“BNMLINK”) AND OMBUDSMAN FOR FINANCIAL SERVICES (“OFS”) (formerly known as Financial Mediation Bureau)

If you are not satisfied with the outcome of the investigation or of the complaint, you may appeal against such outcome by referring such complaint to BNM or the OFS.

For enquiry, please call:

BNMLINK or TELELINK: 1-300-88-5465

OFS: 03-2272 2811

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

13.	ANNEXURES

The terms and conditions set out in the Annexure(s) to this Letter of Offer form an integral part of this Letter of Offer and in the event of any conflict or discrepancy between the terms and conditions in this Letter of Offer and the terms and conditions in the Annexure(s), the terms and conditions in this Letter of Offer shall prevail.

Kindly signify your acceptance of the terms and conditions set out above and in the Annexure(s) to this Letter of Offer by signing and returning to us the duplicate of this letter within fourteen (14) days from the date of this Letter of Offer failing which the above offer shall lapse.

We thank you for giving us the opportunity to be of service to you.

Yours faithfully,

For and on behalf of RHB ISLAMIC BANK BERHAD

(Registration No: 200501003283 (680329-V))

/s/ Joanne Lee Jia Li	/s/ Sohn Ng Kian Soon
Joanne Lee Jia Li	Sohn Ng Kian Soon
Business Development Manager	Head Business Development Manager (PLM)
Klang Valley South	Klang Valley South

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

CGC Guarantee	means the guarantee in favour of the Bank by CGC pursuant to the Facility granted under the CGC Guaranteed Scheme and shall form part of the Security Documents;

CGC Guaranteed Scheme	means any of the financing schemes established by CGC from time to time and made available by CGC where CGC shall provide guarantee cover for certain Facility in accordance with terms and conditions set by CGC;

Commodity	means such Shariah compliant commodities, which exclude ribawi items in the category of medium of exchange such as currency, gold and silver which is acceptable to the Bank;

Commodity Broker	means the commodity broker purchasing the Commodity from the Customer under the Commodity Murabahah via Tawarruq Facilities;

Commodity Murabahah via Tawarruq	means the Shariah principle which refers to the trading of commodities which act as underlying assets of a transaction;

Commodity Murabahah via Tawarruq Facilities	means such Banking Facility as may be made available by the Bank under the Shariah principle of Commodity Murabahah via Tawarruq as further described in Annexure II;

Commodity Murabahah via Tawarruq Transaction	means collectively the Commodity Purchase and the Commodity Sale under the Commodity Murabahah via Tawarruq Facilities;

Commodity Murabahah via Tawarruq Transaction Documents	means documents set out in the Annexure VII, Annexure VIII to Annexure IX attached to this Letter of Offer;

Commodity Purchase	means the transaction between the Bank and the Commodity Supplier under the Commodity Murabahah via Tawarruq Facilities wherein the Commodity is purchased by the Bank from the Commodity Supplier pursuant to the Bank’s acceptance of the Commodity Purchase Order;

Commodity Purchase Certificate	means the certificate evidencing the Commodity Purchase;

Commodity Purchase Order	means under the Commodity Murabahah via Tawarruq Facilities, a request issued by the Customer to the Bank to purchase the Commodity substantially in the form set out in Annexure VIII to this Letter of Offer;

Commodity Purchase Price	means the purchase price payable by the Bank to the Commodity Supplier for the Commodity Purchase for each of the respective Banking Facility under the Commodity Murabahah via Tawarruq Facilities;

Commodity Sale	means the transaction between the Bank and the Customer’s Agent wherein the Commodity is sold by the Bank to the Customer’s Agent at a Deferred Sale Price payable to the Bank on deferred payment terms and accepted by the Customer’s Agent as evidenced by the Commodity Sale Certificate to this Agreement for each of the respective facilities under the Murabahah via Tawarruq Facilities;

Commodity Sale Certificate	means the certificate evidencing the Commodity Sale;

Commodity Supplier	means the commodity broker from whom the Bank purchases the Commodity pursuant to the Customer’s issuance of the Commodity Purchase Order under the Commodity Murabahah via Tawarruq Facilities;

Commodity Trading Certificates	means the Commodity Purchase Certificate, Commodity Sale Certificate and Sale Document and “Commodity Trading Certificate” refers to any on one of them as the context permits;

Companies Act	means the Companies Act 2016 and includes any statutory amendment or re-enactment thereof;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

Compensation Rate	means the rate or rates used for the purpose of calculation of compensation payable by the Customer;

Conditions Precedent	means the conditions specified in this Letter of Offer;

Contracted Profit Rate (“CPR”)	means the profit rate as stated in each Letter of Offer issued by the Bank and accepted by the Customer from time to time used for calculation of the Murabahah Profit to determine the Deferred Sale Price as applicable to the Commodity Murabahah via Tawarruq Facilities and Sale Price as applicable to the Murabahah Facilities which Prescribed Rate is based on variable rate respectively, or where applicable for the purpose of availment of the Islamic multi trade facilities made available under the Shariah principle of the Commodity Murabahah via Tawarruq, and Murabahah Facilities where CPR is the ceiling rate that will be used in the event the Prescribed Rate exceeds CPR;

Cost Price	means in relation to the TS-i (Purchases), the cost price of the Goods as evidenced by the relevant invoice, purchase order or delivery order (and/or any other documents deemed appropriate by the Bank) in respect of the Goods;

Customer’s Agent	unless otherwise expressly stated, unless otherwise expressly stated, shall mean the Bank acting on behalf of the Customer as its sole and exclusive agent;

Deferred Sale Price	means, where applicable:

(a) in the case of Commodity Murabahah via Tawarruq Facilities, the amount payable by the Customer to the Bank which shall comprise of the Commodity Purchase Price and the Murabahah Profit for each of the respective Banking Facilities: or

(b) in the case of the TS-i (Purchases), the amount payable by the Customer to the Bank which shall comprise the Cost Price and the Murabahah Profit on a deferred payment basis;

Effective Profit Rate (“EPR”)	means the:

(a) profit rate as stated in this Letter of Offer issued by the Bank and accepted by the Customer from time to time as is or may be applicable to the Banking Facility respectively or

(b) such other rates as may at any time or from time to time be prescribed by the Bank at its discretion, by giving twenty one (21) calendar days’ prior written notice with reason(s), for the computation of actual profit charged to Customer in the event the Bank exercises its discretion to reduce the Deferred Sale Price and/or Selling Price under the Shariah principle of Ibra’in accordance with this Agreement;

Environmental Matters	means any release, disposal, emission or deposit of pollutants or environmentally hazardous substances or wastes which can cause;

(a) (a) pollution into the air, sea or any river or other waters, the atmosphere or any part of the environment or otherwise cause damage to the environment or any part of it;

(b) harm to human health or the health of animals or plants;

Events of Default	means the events or state of affairs specified in Clause 6 of this Annexure and “Event of Default” shall refer to any of them;

Facility Period	means the period for which each Banking Facility shall be available and valid as set out in this Letter of Offer;

Floor Rate	means the fee to be charged on unutilised or undrawn sum for Commodity Murabahah Overdraft-i, Commodity Murabahah Revolving Credit-i (with one-time commodity trading) and Commodity Murabahah Term Financing-i via reduction of rebate Ibra’;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

GOM	means the Government of Malaysia and includes its successors in title and assigns;

GOM Guarantee	means the guarantee in favour of the Bank made available by the GOM pursuant to the Facility via SJPP or any agencies of the GOM or any companies designated as GOM “Special Purpose Vehicle (SPV) Company”;

GOM Guaranteed Scheme	means any of the schemes established by GOM from time to time and made available by GOM through its nominated agencies where GOM provides guarantee cover for certain Facility in accordance with terms and conditions set by GOM;

Goods	means goods or products and services related to the Customer’s business which is halal and is in compliance with Shariah principles;

Guaranteeing Authorities	means SJPP, GOM, CGC or any other authorities or bodies providing guarantee for the Banking Facility or other financial support to the Bank or to the Customer as the case may be;

Guaranteed Scheme	means the GOM Guaranteed Schemes, the CGC Guaranteed Scheme or any other type of guaranteed scheme offered by the Guaranteeing Authorities;

Ibra’	means the rebate as may be given by the Bank to the Customer as it deems fit in accordance with Shariah principles and the terms herein;

IFSA	means the Islamic Financial Services Act 2013 and includes any statutory amendment or re-enactment thereof and all rules made hereunder including any amendments as may be made at any time and from time to time;

Istijrar	refers to an agreement between a purchaser and a seller, whereby the seller agrees to sell a particular product on an ongoing basis whenever there is a demand from the purchaser, at an agreed price and on the basis of an agreed mode of payment, with the computation of the total sum payable by the purchaser to be finalised at a later time;

Indebtedness	means the amount of the Deferred Sale Price and/or the Bank’s TR-i Sale Price and/or the Bank’s AB-i Sale Price and/or the Bank’s FCTF-i Sale Price and/or Brokerage Fee (that are outstanding at any particular time and/or any part thereof) the commissions, and all monies, obligations and liabilities whatsoever which may now or at any time in the future be due and payable or incurred by the Customer to the Bank arising from the Banking Facility (whether in connection with the Banking Facility amount, profit margin, commission, fees, costs, expenses or otherwise howsoever);

Kafalah	means a contract where the guarantor conjoins the guaranteed party in assuming the latter’s specified liability;

Kafalah bil Ujrah	refers to a kafalah contract with imposition of fee by the guarantor for providing the kafalah service;

Legal Process	means pleadings, all forms of originating processes, interlocutory applications of whatever nature, affidavits, orders and such documents other than the aforesaid which are required to be given to the other party hereto, notices, under the Companies Act, the Insolvency Act 1967 and other Malaysian laws;

Letter of Agency	means a letter of agency issued by the Customer to the Bank to appoint the Bank as agent of the Customer substantially in the form as attached hereto in Annexure VII of this Letter of Offer.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

Letter of Agency for TS-i (Purchases)	means in relation to the TS-i (Purchases) facility, a letter of agency issued by the Bank to the Customer to appoint the Customer as agent of the Bank substantially in the form as attached hereto in Annexure XIV;

Letter of Agency for TS-i (Sales)	means in relation to the TS-i (Sales) facility, a letter of agency issued by the Bank to the Customer to appoint the Customer as agent of the Bank substantially in the form attached in Annexure XV;

Letter of Offer	means any letters of offer and “Letters of Offer” means all letter(s) of offer (including any supplemental or revised letters of offer) issued by the Bank and accepted by the Customer from time to time whereby the Bank agrees to grant and the Customer agrees to accept each of the Banking Facility and which expression shall include all supplemental or revised letter(s) of offer from time to time issued by the Bank to the Customer;

Material Adverse Effect	means in relation to an event or circumstance, the occurrence or effect of which (in the opinion of the Bank) is or might be likely to have a material effect on:

(a) the constitution, the financial condition, business or operations of the Customer or where applicable, its subsidiaries; or

(b) the Customer’s or any Security Party’s ability to perform its obligations under any provision of herein and the Security Documents,

and references to an event or circumstance which “has” or which “would have” a Material Adverse Effect shall be construed accordingly;

Maturity Date	means the last day of the Murabahah Period;

Maturity Period	means the period/tenure as set out in the Letters of Offer for each utilisation of the Banking Facility;

Month	means calendar month according to the Gregorian calendar;

Monthly Payment	means the monthly payment set out in the Letters of Offer;

MTL-i Facilities	means all or any one or a combination of the following facilities:

(a) LC-i;
(b) TR-i;
(c) AB-i {Purchase};
(d) AB-i {Sales};
(e) FCTF-i {Purchase};
(f) FCTF-i {Sales}
(g) SG-i;
(h) BG-i;
(i) SBLC-i;
(j) FTF-i;
(k) TBP-i;
(l) TS-i (Purchases); and
(m) TS-i (Sales)

or such other Islamic multi trade facilities as is or may be made offered or made available or continued to be made available by the Bank;

Murabahah	refers to a sale and purchase of an asset where the acquisition cost and the mark-up are disclosed to the purchaser;

Murabahah Facilities	means such Banking Facility as may be made available by the Bank under the Shariah principle of Murabahah;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

Murabahah Period	means the period within which the Customer is to make payment of the Deferred Sale Price for each Commodity Sale as stated in the Commodity Purchase Order under the Commodity Murabahah via Tawarruq Facilities;

Murabahah Profit	Means, where applicable;

(a) in the case of the Commodity Murabahah via Tawarruq Facilities, the amount as stated in the Bank’s Acceptance and Offer calculated* based on the Prescribed Rate or Contracted Profit Rate, where applicable, calculated on the full Commodity Purchase Price, applicable for the entire duration of the Murabahah Period, on the basis of a three hundred and sixty-five (365) ог three hundred and sixty-six (366) day year, as the case may be (both start and end dates inclusive); and in the case of Murabahah Facilities, the amount calculated based on the Prescribed Rate or Contracted Profit Rate, where applicable, calculated on the full Cost or Purchase Price, applicable for the entire duration of the Murabahah Period, on the basis of a three hundred and sixty-five (365) or three hundred and sixty-six (366) day year, as the case may be (both start and end dates inclusive);

(b) in the case of TS-i (Purchases), the amount as stated in the Letter of Offer;

Note:
*calculated based on Reducing Balance Method or Straight Line Method, as the case may be;

Prescribed Rate	means the respective rates of profit margin, commission, fees and/or other bank charges as stated in each Letter of Offer or such other rates as may at any time or from time to time be prescribed by the Bank at its discretion, by giving twenty one (21) calendar days’ prior written notice with reason(s) to the Customer and where applicable or where the context requires include the Compensation Rate;

Property	means any property, asset and undertaking now or in future or from time to time financed, charged, pledged, mortgaged, deposited or assigned to the Bank by the Customer and/or the Security Party to secure the payment of the Indebtedness or any part or parts of the Indebtedness and includes any one or more of them;

Purchaser	means the party to whom the Customer sells the Goods, the sale of which is financed by the Commodity Murabahah via Tawarruq Facilities;

Redraw	mean the redraw of the Facility as referred to in Annexure VI to this Letter of Offer;

Redraw Commodity Transaction Documents	means documents set out in the Annexure X, XI, XII to XIII attached to this Letter of Offer;

Reducing Balance Method	means whereby profit is calculated based on principal outstanding. Therefore, upon every principal payment received, the profit for the following period will be lower due to the reduced principal sum;

Representation and Warranties	means each representation and warranty made by the Customer to the Bank as set out in this Letter of Offer,

Sale Documents	means the document in relation to the sale of the Commodity from the Customer’s Agent to the Commodity Broker as evidenced by the Commodity Trading Certificate which signifies the offer by the Customer’s Agent, acceptance by the Commodity Broker whereupon the title and ownership of the Commodity is transferred from the Customer’s Agent to the Commodity Broker.

The Commodity Broker is responsible for the ownership and all its obligations and liabilities upon acceptance of the Commodity;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

Sale Price	means the Bank’s TR-i Sale Price and/or the Bank’s AB-i (Puchase) Sale Price and/or the Bank’s FCTF-i (Puchase) Sale Price;

Security Documents	means the Letters of Offer, the Commodity Sale Certificate and such other documents whatsoever (if any) as may now or in future or at any time be executed or otherwise however existing in favour of the Bank or for the benefit of the Bank (whether executed or given by the Customer and/or any other third parties) for or on account of or in respect of or in connection with the Banking Facility (or any part of the Banking Facility) and/or the Letters of Offer and/or all or any of the Customer’s obligations under or in connection with the Banking Facility (or any part of the Banking Facility) and/or the Letters of Offer, whether or not any security interest is created and whether such other, additional or further agreements, deeds, letters, guarantees, instruments and/or documents whatsoever are by way of addition or substitution, and “Security Document” shall be construed accordingly to secure the payment of the Indebtedness or any part or parts of the Indebtedness;

Security Interest	means any mortgage, charge, pledge, lien, right of set off or any security interest whatsoever or howsoever created or arising;

Security Party	means the Customer and/or any party which provides or which shall in future provide any guarantee or security to secure the payment of the Indebtedness or any part of the Indebtedness and includes any one or more of them;

Services	means services related to the Customer’s business which is halal and is in compliance with Shariah principles;

SJPP	means Syarikat Jaminan Pembiayaan Perniagaan Berhad, (Company No. 851317-W), of Tingkat 12, Bangunan Setia 1, 15 Lorong Dungun, Bukit Damansara, 50490 Kuala Lumpur;

Straight Line Method	means profit is determined by multiplying the daily profit rate by the principal by the number of days that elapse between payments.

SLM = Principal x Daily Profit Rate x Tenure in days;

ST	means any service tax payable on the supply of service or other things in accordance with the provisions of the Malaysian Service Tax Act 2018, subsidiary legislations, statutory orders and regulations governing the application of ST, as amended from time to time;

Suppliers	means the supplier(s) of Goods and services where applicable, its financier which are approved by the Bank;

Tawarruq	means two (2) sale and purchase contracts wherein the first involves the sale of an asset or commodity by a seller to a purchaser on a deferred basis and subsequently, the purchaser of the first sale will sell the same asset to a third party on a cash and spot basis;

Taxes	means any present or future tax, fund levy, duty, charge, fee, ST, or withholding in the nature of a tax howsoever incurred that may now or hereafter be imposed or asserted by any jurisdiction or any taxing authority thereof at any time and from time to time throughout the subsistence of the Banking Facility and “Tax” shall refer to any of them;

Top Up	means the option to top up your Banking Facility where there is an increase in the market value of the Property;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

Transaction Documents	shall include the following

(a) Letters of Offer;

(b) the Letter of Agency;

(c) Commodity Murabahah via Tawarruq Transaction Documents;

(d) the Security Documents; and

(e) any other document or agreement designated in writing as such by the Bank;

TS-i Period	means in relation to the TS-i (Purchases) facility, the period for the payment of all the Deferred Sale Price for the purchase of all of the Goods by the Customer from the Bank;

TS-1 Purchase Price	means in relation to the TS-i (Sales) facility, the purchase price of the Goods which shall be based on a discount approach calculated based on the formula as specified in the Letter of Offer, the aggregate of which shall not exceed the Banking Facility amount at any point in time throughout the Facility Period;

TS-i (Purchases)	means the Trade Solutions-i (Purchases) facility, made available or agreed to be made available or continues to be made available by the Bank to the Customer, under the Shariah principles of Istijrar, Wakalah and Murabahah as cited in Annexure V Clause 10.1 hereof;

TS-i (Sales)	means the Trade Solutions-i (Sales) facility, made available or agreed to be made available or continues to be made available by the Bank to the Customer, under the Shariah principles of Istijrar, Wakalah and Kafalah as cited in Annexure V Clause 10.2 hereof;

Undertakings and Covenants	means each undertaking and covenant made by the Customer to the Bank as set out in this Letter of Offer and Annexure I herein and which shall be repeated for each Banking Facility;

Wakalah	means a contract where a party, as principal (muwakkil) authorises another party as his agent (wakil) to perform a particular task on matters that may be delegated, with or without imposition of a fee;

Wa’d	means a unilateral promise and it is not a contract which refers to an expression of commitment given by one party to another to perform certain action(s) in the future.

2.	GENERAL TERMS OF THE BANKING FACILITY

2.1	The Customer shall ensure that the proposed utilisation of each of the Banking Facility is in respect of halal or Shariah permissible activities only and only business, goods, services, bills, invoice that are permissible and in line with Shariah principles are allowed to be transacted. The Bank shall not be obliged to concern itself with the application by the Customer of the Banking Facility and the obligations of the Customer and/or the Security Party under the Security Documents shall not in any way be affected or diminished by reason that all or any of the proceeds of the Banking Facility are applied to some other purpose (whether or not the Bank has notice of that fact).

2.2	Renewal of the Banking Facility: Where applicable, before the expiration of the Facility Period, the Customer may apply to the Bank and the Bank may in its discretion, agree to renew the Banking Facility subject to the terms and conditions as to be specified and notified by the Bank and in the manner as shall be compliant with Shariah principles. In the event of any renewal of the Commodity Murabahah via Tawarruq Facilities after the expiry of the Facility Period, the Customer agrees to enter into a fresh Commodity Murabahah via Tawarruq Transaction. Despite the above, the Customer acknowledges that the Bank has no obligation to renew or extend any of the Banking Facility.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

2.3	Availability Period and Utilisation

(a)	In respect of each Banking Facility, subject always to the provision of this Letter of Offer and the availability of funds, the Customer may, on any Business Day during the Availability Period, request to the Bank to utilise the Banking Facility unless:

(i)	any of the Conditions Precedent are not fulfilled; or

(ii)	any of the Representation and Warranties to this Annexure proves to be incorrect or misleading; or

(iii)	an Event of Default has occurred and is continuing; or

(iv)	it would be illegal or unlawful under applicable laws to proceed with the Banking Facility; or

(v)	any of the Undertakings and Covenants in this Annexure are not fulfilled.

(b)	In the event the Customer fails to utilise the Banking Facility or any portion of the Banking Facility within the Availability Period, the Banking Facility or any portion of the Facility, unless the Availability Period is extended by the Bank at its discretion, shall be cancelled by the Bank with prior written notice to the Customer. The Customer shall pay for any losses incurred by the Bank in respect of the cancellation of the Banking Facility.

(c)	Despite any provisions to the contrary, the granting, continued granting and/or extension of the Banking Facility to the Customer is at all times subject to availability of funds.

2.4	No Relation of Partnership in Law: Neither this Letter of Offer nor any other Security Documents or otherwise for the purpose of securing the Banking Facility granted in any way or for any purpose constitute or create any partnership liabilities or obligations whatsoever between the Parties to the Letters of Offer.

2.5	Excessive Outstanding Amount: in the event of the amount outstanding under the Banking Facility shall exceed the limit of the Banking Facility as permitted from time to time by the Bank at its discretion upon written request from the Customer, then without affecting all rights and available remedies of the Bank, the Customer shall also be liable for all the excessive amounts so authorised and the liability thereunder shall remain until full settlement.

2.6	Review: It is expressly agreed, confirmed and declared by the parties to this Letter of Offer that despite anything to the contrary contained in this Letter of Offer:

(a)	the Banking Facility is subject to review by the Bank at its discretion (subject to this review, a review in normal circumstances will be made at the end of each year) pursuant to which the Bank may, by giving twenty one (21) calendar day’s prior written notice with reason(s) to the Customer impose any variations or amendments and/or additions to any of the terms and conditions contained in this Letter of Offer for the time being applicable to the Banking Facility including an increase or reduction in the limit of the Banking Facility, and in addition, to consider continuation of utilisation, suspension or termination of the Banking Facility. Unless the Customer notifies the Bank otherwise in writing during the notice period that the Customer disagrees with the changes and/or amendments and/or variations, such changes and/or amendments and/or variations, if any, shall form an integral part of the Letters of Offer and become effective and the provisions of this Letter of Offers shall be deemed amended or varied accordingly;

2.7	despite anything contained in this Letter of Offer, the Bank may at its discretion, by giving prior written notice, cancel the Banking Facility without any obligation, whether at law or in equity to assign any reason whereupon the Indebtedness shall immediately become due and payable.

2.8	No Obligation to Advance: Nothing contained in this Letter of Offer shall be deemed to impose on the Bank any obligation either at law or in equity to make or to continue to make or to continue to make available any of the Banking Facility to the Customer or to make or to continue to make any advance or to afford any other accommodation under the Banking Facility to the Customer or to any person or party.

Covenant to Pay:

(a)	In consideration of the Bank granting and/or continuing from time to time, at its discretion, to grant to the Customer the Banking Facility, the Customer will on demand pay to the Bank the Indebtedness AND until demand as aforesaid, the Customer shall pay the Banking Facility at the times and in the manner as prescribed in the letters of Offer together with profit, commission, banking or other charges and expenses payable;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(b)	It is expressly agreed and declared by the parties to this Letter of Offer that despite the provisions of the preceding sub clause, the dates and manner provided for the payment of each of the Banking Facility and the profit, commission, banking or other charges and expenses payable, may at any time and from time to time be varied at the discretion of the Bank by giving twenty one (21) calendar days’ prior written notice with reason(s). Unless the Customer notifies the Bank in writing during the notice period that the Customer disagrees with the variations, such variation in the manner aforesaid shall be deemed to become effective and the date for the payment of the Banking Facility and profit, commission, banking or other charges and expenses payable shall be deemed to have been amended accordingly and shall be read and construed as if such variation had been incorporated in and formed part of the terms herein.

Right of Bank to Recall or Vary: Despite any provisions contained the Letters of Offer, the Bank shall be entitled at its discretion

(a)	by giving prior written notice to the Customer, to terminate the Banking Facility and demand the discharge by the Customer of the Indebtedness or any part of the Indebtedness or

(b)	by giving twenty one (21) calendar days’ prior written notice with reason(s) to the Customer, to vary or amend any of the Banking Facility and/or the terms applicable to the Banking Facility in such manner and upon such terms and conditions as the Bank may determine and notify from time to time. Unless the Customer notifies the Bank in writing during the notice period that the Customer disagrees with the variation or amendment, such variation or amendment shall be deemed to become effective and shall be read and construed as if such variation or amendment had been incorporated in and formed part of the terms in this Agreement at the date of this Agreement.

2.9	Advance to Third Parties

(a)	The Bank shall be at liberty (but is not under any obligation either at law or in equity so to do) and is expressly authorised by the Customer to advance or pay the whole of the Banking Facility or any part of the Banking Facility to the person or party who or which is entitled to the benefit of any charge or encumbrance or Security Interest over the Property or, where appropriate, to whom payment is required to be made by the Customer and/or Security Party to obtain the transfer, conveyance or assignment of all rights, title and interest in and to the Property in which a Security Interest is to be created in favour of the Bank as security for the Indebtedness.

(b)	It is declared that such express authorisation shall be irrevocable and unconditional AND it is expressly agreed by the Customer that all advances and payments to the party(ies) aforesaid shall for all purposes be deemed to be and form part of the Banking Facility and the acknowledgment of receipt by the aforesaid party(ies) shall be as good sufficient and effective as if the same had been made or given by the Customer personally. It is further irrevocably agreed and confirmed by the Customer that the Customer shall not be entitled to object to or to restrain such payment by the Bank.

3	REPRESENTATIONS AND WARRANTIES

3.1	The Customer represents and warrants to the Bank that:

(a)	Status: that Customer and/or the Security Party (if body corporate) is duly incorporated with limited liability under the laws of Malaysia and is validly existing;

(b)	Powers anq Authorisations:

(i)	the constitution of the Customer and/or the Security Party (if body corporate) incorporate provisions which authorise, and all necessary corporate action has been taken to authorise, and all authorisations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorise, the Customer and/or the Security Party to own their assets, carry on their business as they are being conducted, and execute, deliver and perform the transactions contemplated in the Letters of Offer and the Security Documents and their obligations specified in the Letters of Offer and the Security Documents and in accordance with their respective terms;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(ii)	each of the Letters of Offer and the Security Documents constitutes legal, valid and binding obligations of the Customer and/or the Security Party enforceable in accordance with their respective terms; and

(iii)	that there is no law or regulation or any order or decree of any governmental authority, agency or court to which the Customer and/or the Security Party are subject to which would be in conflict with or prevent the Customer and/or the Security Party from executing and delivering, and performing the transactions contemplated in this Letter of Offer and the Security Documents;

(c)	Non Violation: neither the execution and delivery of the Letters of Offer and the Security Documents nor the performance of any of the transactions contemplated in the Letters of Offer and the Security Documents does or will:

(i)	contravene or constitute a default under any provision contained in any agreement, instrument, law, regulation, judgment, order, decree, licence, permit or consent by which the Customer or the Security Party or any of its/his assets is bound or affected; or

(ii)	cause any limitation on the Customer or the Security Party (if body corporate) or the powers of its director(s), whether imposed by or contained in its constitution or a written confirmation duly signed by a director or a company secretary confirming that the Customer does not have a constitution in any other law, order, judgment, agreement, instrument or otherwise, to be exceeded;

(d)	Consents: no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation of the Letters of Offer and the Security Documents and no payment of any duty or tax and no other action which has not been duly and unconditionally obtained, made or taken is necessary or desirable to ensure the legality, validity or enforceability of the liabilities and obligations of the Customer or the Security Party or the rights of the Bank under the Letters of Offer and the Security Documents in accordance with their terms other than:-

(i)	payment of stamp duty on the Letters of Offer and each of the Security Documents;

(ii)	where applicable, the registration of the charges created under the Security Documents pursuant to Section 352 of the Companies Act (Registration of Charges);

(iii)	where applicable, the registration of the power of attorney given to the Bank with the relevant High Court; and

(iv)	where applicable, the registration of the charge under the Security Documents with the relevant land registry;

(e)	Default: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument to which the Customer or the Security Party or any of the Customer’s or the Security Party’s assets are bound or affected, being a contravention or default which might have a Material Adverse Effect;

(f)	Litigation: no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims, is presently in progress or pending or, to the best of the knowledge of the Customer, threatened against the Customer or the Security Party or any of the Customer’s or the Security Party’s assets;

(g)	Tax liabilities: all necessary returns have been delivered by or on behalf of the Customer and/or Security Party to the relevant taxation authorities and the Customer and/or the Security Party is not in default in the payment of any taxes of a material amount, and no material claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to in Clause 3.1(h) in this Annexure.

(h)	Financial statements: the latest audited financial statements (including the income statement and balance sheet) of the Customer and/or the Security Party have been prepared on a basis consistently applied in accordance with generally acceptable accounting principles in Malaysia and shall give a true and fair view of the results of its operations and the state of its affairs at that date, and in particular accurately disclose or reserve against all liabilities (actual or contingent) of the Customer as at such date and all material unrealised or anticipated losses from any commitment entered into by it and which existed on that date;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(i)	Material Change in Financial Condition: there has been no change which has a Material Adverse Effect since the date of the financial year end in respect of which the financial statements referred to Clause 3.1(h) in this Annexure has been prepared;

(j)	Security Interests: save and except for the Security Interest created prior to the date of the Letters of Offer and disclosed to the Bank, none of the assets of the Customer and/or the Security Party is affected by any Security Interest, and the Customer is not a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which the Customer is, or in certain events may be, required to create, assume or permit to arise any Security Interest (other than created under the Security Documents);

(k)	Information:

(i)	the information (be it in writing or otherwise) furnished by the Customer and/or the Security Party in connection with the Banking Facility, the Letters of Offer and the Security Documents do not contain any untrue statement or omit to state any fact the omission of which makes any statement in the Letters of Offer and the Security Documents, in the light of the circumstances under which they were made, inaccurate or misleading;

(ii)	all expressions of expectation, intention, belief and opinion contained in the Letters of Offer and the Security Documents, were honestly made on reasonable grounds after due and careful enquiry by the Customer and/or the Security Party;

(iii)	the Customer and/or the Security Party is not aware of any material facts or circumstances that have not been disclosed to the Bank which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Customer; and

(iv)	the Customer and/or the Security Party is not aware and has/have not intentionally withheld any information or fact which may result in or give rise to the financing by the Bank under the Letters of Offer contravening or being in breach of any laws, legislation subsidiary legislation or regulation including, the IFSA or any other provisions thereof or any financing limits or restrictions that may be imposed upon the Bank from time to time by BNM or such other competent authority having jurisdiction over the Bank;

(i)	Disclosure: the Customer and/or the Security Party has fully disclosed in writing to the Bank all facts relating to the Customer and/or the Security Party which the Customer knows or should reasonably know and which are material for disclosure to the Bank in the context of the Letters of Offer and the Security Documents;

(m)	No change in the Customer: since the date the Customer first applied for the Banking Facility, there has been no change which has a Material Adverse Effect in its business or financial condition;

(n)	Assets and Title: the Customer and/or each Security Party is the legal and beneficial owner or has title to all its assets or property which are provided as security to the Bank in respect of the Banking Facility;

(o)	Event of Default: no Event of Default has occurred and/or is continuing;

(p)	Dissolution/Bankruptcy: the Security Party (if a natural person) has not committed any act of bankruptcy, no step has been taken by the Customer or any Security Party (if body corporate) or their respective shareholders nor have any legal proceedings been started or threatened for the dissolution of the Customer or any Security Party or for the appointment of any nominee, supervisor, judicial manager, manager, administrator, receiver and manager, liquidator, receiver, trustee or similar officer of the Customer or any Security Party, their assets or any of them, and no demand under Section 466(1) of the Companies Act (Definition of “inability to pay debts”) and no enquiry under Section 549 of the Companies Act (Power of Registrar to strike off company) has been received by the Customer or any Security Party;

(q)	Section 366 of the Companies Act (Power of Court to order compromise or arrangement with creditors and members): no step has been taken by the Customer or any Security Party (if body corporate), its creditors or any of its shareholders or any other person on its behalf nor have any legal proceedings or applications been started or threatened under Section 366 of the Companies Act against the Customer or any Security Party;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(r)	No Immunity: the Customer and/or the Security Party are subject to civil and commercial law with regard to their respective obligations under the Letters of Offer and the Security Documents, and the execution, delivery and performance of the Letters of Offer and the Security Documents constitute private and commercial acts rather than governmental or public acts and the Customer or any Security Party or any of their respective assets do not enjoy any immunity on the grounds of sovereignty or otherwise in respect of their respective obligations under the Letters of Offer and the Security Documents;

(s)	Conduct of Business: the Customer and/or the Security Party are conducting their business and operations in compliance with all applicable laws and regulations and all directives of governmental authorities having the force of law;

(t)	Existing Agreements: the Customer and/or the Security Party has/have not defaulted in any agreement to which the Customer or the Security Party is a party or by which the Customer and/or the Security Party may be bound under any existing financing agreement or security documents with any other financial institution and/or bank;

(u)	Security Documents: all steps necessary or desirable to protect the Bank’s rights under the Security Documents have been duly taken by the Customer and/or the Security Party;

(v)	Computer Systems: the Customer has taken or is taking steps to the best of its ability to test, quantify and amend its computer systems to ensure that the computer systems correctly responds to data input and produces correct data output in respect of any date related data and properly exchanges all like information with all the other components of the Customer’s computer systems (whether such components are under the maintenance and/or control of the Customer, or the Customer jointly with another party, or another party or different parties) and further, will not produce an adverse effect or give rise to an increased inconvenience or disruption to the operations of the Customer’s business;

(w)	Illegal Business: the Customer and/or each Security Party, does not carry out or implement any illegal, unethical, immoral or unconscionable business or other activities or may be contrary to Shariah principles or the social, economic and/or political environment in which it operates;

(x)	Environmental Laws: the Customer is in compliance with Clause 15.21 of Annexure I (Environmental matters) and no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or could be expected to amount to an Event of Default;

(y)	Takaful: no event or circumstance has occurred, nor has there been any omission to disclose a fact which, in any such case, to the best of the Customer’s knowledge and belief after due enquiry would entitle any takaful operator to avoid or reduce its liability under any takaful and all takaful required under the Security Documents to be effected by the Customer has been so effected and are valid and binding and in full force and effect and all contributions due have been paid;

(z)	BNM’s DCHEQS Guidelines: that the Customer and/or any Security Party or the Customer’s and/or any Security Party’s account is not listed under the Dishonoured Cheques Information System (DCHEQS) guidelines or otherwise for that matter designated as “special” under such guidelines;

(aa)	Non-Infringement of the IFSA and the BNM’s Guidelines on Connected Parties (‘Guidelines’): that the Customer or any Security Party is not infringing or contravening the IFSA or the Guidelines) and/or /any replacement / guidelines / specifications / circulars issued pursuant to the IFSA, and the Customer and/or the Security Party undertakes to advise the Bank if any of the infringement as set out in the IFSA or the Guidelines is established or discovered at any time. If at any time during the continuance of the Banking Facility the Bank discovers that there had been an infringement of the IFSA or the Guidelines and/or that the continued utilisation of the Banking Facility shall be in violation of the IFSA or the Guidelines, the Bank shall be entitled immediately to exercise all of its rights contained in the Letters of Offer;

(bb)	Validity: that each of the Letters of Offer and the Security Documents constitutes the legal, valid and binding obligations of the Customer and where applicable the Security Party in accordance with their respective terms;

(cc)	Default in Performance: there shall not have occurred any default in the performance by any party of any covenants or agreement in relation to the Banking Facility, the Letters of Offer and the other Security Documents;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(dd)	Conformity to the Shariah Principles: the Customer agrees that the Banking Facility granted or to be granted to the Customer are in conformity with the Shariah principles stated in the Letters of Offer and confirm that it would not have and will not raise any objections as to matters of Shariah compliance in respect of the Banking Facility;

(ee)	Shariah Compliant: the Customer agrees that the products and goods produced by, and all or core business activities of the Customer are halal/ permissible and in accordance with the doctrines of Shariah;

(ff)	No arrangement or moratorium: the Customer and the Security Party have not entered into or proposed to enter into any arrangement or composttion (voluntary or otherwise) with any of its creditors and no declaration has been made by any competent court or authority in respect of a moratorium on the payment of indebtedness or other suspension of payments generally;

(gg)	No judicial management: no proposal has been made by the Customer and/or the Security Party to be placed under judicial management and no resolution has been passed or application made for the Customer and/or the Security Party to be placed under judicial management; and

(hh)	Other representations: such other representations and warranties as are set out in this Letter of Offer shall bind the Customer.

3.2	Survival

The representations and warranties set out Clause 3.1 above shall survive the signing and delivery of the Letters of Offer until payment in full of the Indebtedness, as if repeated by reference to the then existing circumstances, except that each reference to accounts in Clause 3.1(h) shall be construed as a reference to the then latest available annual accounts of the Customer and shall be repeated on each day during the duration of the Banking Facility until the Indebtedness are paid in full to the Bank.

3.3	Saving of Bank’s Rights

The Bank’s rights and remedies under this clause in relation to any misrepresentations or breach of warranty shall not be affected by any investigation by or on behalf of the Bank into the affairs of the Customer or any Security Party or by the execution or performance of the Letters of Offer or the Security Documents or by any other act or thing which may be done by or on behalf of the Bank in connection with the Letters of Offer or the Security Documents or which might, apart from this Clause 3, affect such rights or remedies.

3.4	Continuing Nature of Representations and Warranties

The Customer acknowledges that the Bank has agreed to make and/or continue to make available the Banking Facility to the Customer on the basis of and in full reliance of the above representations and warranties. The Customer agrees, covenants, undertakes and oonfirms that each of the above representations and warranties shall survive and continue in full force and effect after the acceptance of this Letter of Offer and the Customer shall be deemed to represent and warrant to the Bank on the date of each drawing or utilisation of the Banking Facility that:-

(a)	the representations and warranties (up-dated accordingly) contained in Clause 3.1 of this Annexure are true and accurate in all respects as if made on such date; and

(b)	no Events of Default, and no event which with the giving of notice or passing of time would constitute an Events of Default has occurred.

3.5	Truth and Correctness of Representations and Warranties

The truth and correctness of all matters stated in the representations and warranties under Clause 3.1 shall form the basis of the Bank’s commitment under the Letters of Offer to make available the Banking Facility to the Customer. If any such representations and/or warranties made shall at any time in the future be found to have been incorrect in any material respect then and in such event and despite anything to the contrary in the Letters of Offer, the Bank shall have the right at its discretion to suspend the availability or disbursement of the Banking Faciltty or review, recall or terminate the Banking Facility or any part the Banking Facility with prior written notice to the Customer and thereafter, the Banking Facility shall be cancelled and all monies still owing by the Customer to the Bank under the Banking Facility shall become immediately due and payable.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

4	AFFIRMATIVE UNDERTAKINGS

4.1	The Customer undrtakes with the Bank that, from the date of the Letters of Offer until all its liabilities under the Letters of Offer have been discharged:

(a)	Ranking: the liabilities of the Customer under the Letters of Offer rank and will rank in priority above all its other unsecured liabilities (both actual and contingent) except:

(i)	liabililles which are subject to liens or rights of set off arising in the normal course of trading and the aggregate amount of which is not material;

(ii)	liabilities which are preferred solely by Malaysian law and not by reason of any Security Interest;

(b)	Preparation of Acoount: it will prepare the financial statement referred to in Clause 4.1(c) on a basis consistently applied in accordance with generally accepted accounting principles in Malaysia and those financial statements shall give a true and fair view of the results of the operations of the Customer for the period in question and the state of its affairs for the period to which the financial statements are made up and shall disclose or reserve all the liabilities (actual or contingent) of the Customer as at the expiry of the period in question and all material unrealised or anticipated losses from any commitment entered into by it and which existed on the expiry of the period in question;

(c)	Information: it will deliver to the Bank

(i)	as soon as they become available (and in any event within one hundred and eighty (180) days after the end of each of its and/or that Security Party’s financial periods) copies of its and/or that Secuits Party’s financial statements for that period which shall contain a balance sheet, profit and loss account and report to be audited and certified without qualification by a qualified independent auditor or firm of auditors;

(ii)	as soon as they become available (and in any event within ninety (90) days after the end of each quarter year of each financial year) its management financial statements for that period certified by two (2) of its directors or in the case of a single director, by that director, confirming that such statements represent a true and fair view of the financial condition of the Customer;

(iii)	immediately when requested by the Bank, information relating to the Customer’s business. including any change in the directors of the Customer;

(iv)	immediately, information on the occurrence of any Event of Default in relation to any of the Customer’s other indebtedness; and

(v)	promptly, such additional financial or other information as the Bank may from time to time reasonably request.

(d)	Authorisations: the Customer will:

(i)	maintain in full force and effect all relevant authorisations (governmental and otherwise) and will promptly obtain any further authorisations which may become necessary to enable it to own its assets, carry on its business and perform its obligations under, and any of the transactions contemplated by the Letters of Offer and the Security Documents and pay all taxes levied on the Customer by the due date thereof; and

(ii)	timeously carry out any registration, filing or notarisation of the Letters of Offer and the Security Documents, pay any duty or tax and take any action which may be necessary or desirable to ensure the legality or validity or enforceability in Malaysia of the liabilities and obligations of the Customer or the Security Party or the rights of the Bank under the Letters of Offer and the Security Documents in accordance with their terms;

(e)	Consents: the Customer will obtain and promptly renew from time to time, and will promptly deliver to the Bank certified copies of, any authorisation, approval, consent. licence, exemption, registration, recording, filing or notarisation as may be necessary or desirable to ensure the legality, validity, enforceability or priority of the liabilities and obligations of the Customer or the Security Party or the rights of the Bank under the Letters of Offer and the Security Documents and the Customer shall comply with the terms of the same;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(f)	Licences: the Customer will obtain all necessary licences and approvals and comply with all regulations relating to the carrying on of its business;

(g)	Default: if the Customer becomes aware of the occurrence of an Event of Default it will immediately notify the Bank and provide the Bank with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

(h)	Records: the Customer will maintain records adequate to record and reflect in accordance with generally accepted accounting principles in Malaysia the operations and financial condition of the Customer and it will, permit the Bank or its agents and servants at all reasonable times to have access to and to inspect its books of accounts and records relating to its business at any office, branch or place of business of the Customer elsewhere, all records kept by any other persons so far as such records relate to or affect the Letters of Offer and the Customer shall give to the Bank or any person authorised by them to inspect such records, such written authorisations as may be required to enable the Bank and/or such authorised persons to inspect the said records;

(i)	Litigation: the Customer will within fourteen (14) days after becoming aware of the same, promptly notify the Bank of:

(i)	any default or Event of Default under any other contractual obligation of the Customer; or

(ii)	any litigation, investigation, arbitration or proceeding before any court or governmental regulatory agency affecting the Customer or between the Customer and any third party,

each notice pursuant to this sub-clause shall be accompanied by a statement of a director of the Customer setting forth details of the occurrence referred to therein and stating what action the Customer proposes to take;

(j)	Indebtedness: the Customer will punctually pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case maybe, all of its indebtedness and other obligations of whatever nature;

(k)	Obligations: the Customer will timeously perform and carry out any and all of its obligations under the Letters of Offer and the Security Documents;

(l)	Inspection of Computer Systems: if the Bank deems it necessary to inspect the Customer’s computer systems in order to confirm that any representation or warranty provided in Clause 3.1 of this Annexure are true and correct, the Customer will permit the Bank or its agents and servants at all reasonable times to enter into the Customer’s premises to conduct an inspection of its computer systems and to provide the Bank with such information as the Bank may require;

(m)	Share Capital: the Customer shall keep and maintain its present paid up share capital and promptly inform the Bank of any increases of the paid-up share capital;

(n)	Takaful

(i)	the Customer will maintain such takaful in respect of its assets and business against all risks (including all risk during shipment, construction and operation risk, pollution risk liability, business interruption coverage, third party risks and workmen’s compensation) which a prudent Customer carrying on a business similar to that of the Customer would normally insure and all such takaful shall be maintained with such takaful companies acceptable to the Bank and in such amounts and on such terms as may be approved by the Bank;

(ii)	the Customer shall punctually pay all contributions necessary for maintaining such takaful and shall permit the original takaful policy to be deposited with and retained by the Bank; and

(iii)	the Customer shall have insured or caused to be insured the Goods and any other property charged or assigned or pledged or howsoever given as security to the Bank with any takaful operator approved by the Bank against loss or damage by fire, explosion. lightning, tempest. flood, riot, civil commotion, strike and malicious acts and any other risks as the Bank may from time to time require for its or their full insurable value and in any event for a sum acceptable to the Bank and with a takaful operator approved by the Bank and in the name of the Customer or the Security Party with the Bank’s interest as chargee and loss payee endorsed on the takaful certificates so taken out and shall have deposited with the Bank the original of the takaful certificates so taken outand the original of all receipts or evidence of payment of the current contribution payable;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(o)	Inspection of Books: if the Bank deems it necessary to have information of the Customer with respect of any matters relating to the accounting or other records of the Customer, the Customer will cause its auditors to conduct an audit of its accounts within such time as may be stipulated by the Bank and to provide the Bank with such information as the Bank may require;

(p)	Material Adverse Changes: the Customer will take all steps as may be necessary to ensure that there is no material adverse change to its financial position;

(q)	Auditors: the Customer will appoint such auditor or firm of auditors acceptable to the Bank in respect of any matter connected with the accounts of the Customer and authorises such auditor or firm of auitrs to supply the Bank with a certified copy of any communication sent by such auditor to the Customer and further to communicate directly with the Bank at any time in respect of any matter connected with the accounls and operations of the Customer. The Customer further authorises the Bank to communicate directly with such auditors in respect of any information required to be furnished by the Customer to the Bank under the Letters of Offer;

(r)	Annual Return: the Customer will submit to the Bank a certified true copy of its annual return and return of allotment of shares as submitted to the Companies Commission of Malaysia;

(s)	Conduct of Business: the Customer will conduct its business and affairs with due diligence and efficiency and in accordance with sound financial and commercial standards and practices and in accordance its constitution as amended from time to time and allowable by the Shariah law as amended from time to time;

(t)	Authorised Signatories: the Customer will immediately notify the Bank if any of its authorised signatories are no longer authorised to act on the Customer’s behalf under this Letter of Offer;

(u)	Taxes and Outgoings: the Customer will comply with all applicable laws and regulations and will punctually pay and discharge all Taxes, quit rents, rates, outgoings, assessments and governmental charges or levies imposed on it or on its income or profits or any of its assets or properties (including the premises on which the business of the Customer is carried on) prior to the date on which penalties attach thereto and deliver certified true copies of the relevant receipts to the Bank promptly on receipt of such receipts, except that the Customer shall not be required to pay such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings;

(v)	Account with Bank: if required under this Letter of Offer, the Customer will maintain and operate an active and satisfactory account with the Bank which shall be within the approved limit at all times;

(w)	Other Banking Facility: the Customer shall promptly furnish to the Bank all such information as the Bank shall request as and when the Customer obtains banking facilities from any other institutions;

(x)	Verification of Accounts: the Customer shall verify all statements of accounts issued to it by the Bank and shall upon discovery of any discrepancy in the statements of accounts, promptly revert to the Bank failing which they shall be deemed to be conclusive and binding against the Customer;

(y)	Compliance with Conditions Precedent: the Customer shall deliver to the Bank upon demand any documents or evidence under Clause 8 of this Letter of Offer the production of which have been temporarily waived and to comply with all the term’s and conditions of Clause 8 which have been temporarily waived;

(z)	Substantial Acquisition: it will inform the Bank in the event of any acquisition of assets of a substantial amount;

(aa)	Change in Status: the Customer shall immediately inform the Bank in the event there is a change in the Customer’s residential status and/or the residential status of the Customer’s directors or office bearers as the case may be;

(bb)	Change in Board of Directors or Shaceholders: the Customer shall immediately notify the Bank of any changes in the Custome(s board of directors or its management or its major or controlling shareholders or partners;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(cc)	Fair Opportunity: in the event the Customer or any of its subsidiaries or related companies (present and future) (“the Customer Group of Companies”) requires any banking, financial, investment and/or advisory products or services (collectively “the Products”) which is offered by the RHB Banking Group in its normal course of business, the Customer shall offer or cause the Customer Group of Companies to offer the relevant RHB Banking Group the opportunity to match any other offers to provide the Products to the Customer or the Customer Group of Companies;

5.	RESTRICTIVE UNDERTAKINGS

5.1	Restrictive Undertakings

The Customer undertakes with the Bank that, from the date of the Letters of Offer until all its liabilities under the Letters of Offer have been discharged, it will not without the prior written consent of the Bank:

(a)	Negative Pledge: create or permit to exist over all or any part of its business or assets or undertakings any Security Interest other than those permitted under Clause 4.1(a) and under the Security Documents;

(b)	Loans: save and except in the ordinary course of business and on commercial terms and on the basis of arm’s length transaction, make any loans or advance or guarantee or grant any credit to any of its director(s), shareholder(s) or related companies (within the meaning of the Companies Act) or any company or person or firm or organisation or purchase or otherwise acquire the capital stock, assets or obligation of any of its directors, shareholders or related companies (within the meaning of the Companies Act) or any company or person or firm or organisation;

(c)	Constitutional Documents: add to, delete, vary, amend or change or cause the change in its or any of the Security Party’s (if body corporate), as the case may be, constitution in any manner which is inconsistent with the performance of the Customer’s or Security Party’s obligations under this Letter of Offer and under the Security Documents;

(d)	Alteration of Paid Up Capital: decrease or in any way whatsoever alter (other than by way of increase) the authorised or issued capital of the Customer whether by varying the amount, structure or value of the authorised or issued capital or the rights attached to the authorised or issued capital or convert any of its share capital into stock, or by consolidation dividing or sub-dividing all or any of its shares;

(e)	Change in Shareholding: register or permit to register any change in its shareholders and the respective shareholdings of the shareholders in the Customer;

(f)	Dividends: unless otherwise agreed or set out in this Letter of Offer, declare or pay any dividend or bonus issue or make any distribution (be it income or capital in nature);

(g)	Key Management Personnel: effect any change in the Customer’s director(s) and key management personnel;

(h)	Enter into Partnership: enter into any partnership, profit-sharing or royalty agreement or other arrangement of whatsoever nature whereby the Customer’s income or profits are, or might be, shared with any other person, firm or company or enter into any management contract or other arrangement of whatsoever nature whereby the Customer’s business or operations are managed by any other person, firm or company, other than in the ordinary course of business;

(i)	Disposal: save and except in the ordinary course of business and on ordinary commercial terms on the basis of arm’s length transaction, sell, transfer, encumber, lease or otherwise dispose of or in any case cease to exercise control over, whether by single transaction or a number of transaction, related or not, the whole or substantial part of the Customer’s undertaking business or assets or undertake or permit any merger, consolidation or reorganisation;

(j)	Restriction on Transactions: enter into any transaction (including merger, consolidation or reorganisation) with any person, firm or company except in the ordinary course of business on ordinary commercial terms and on the basis of arm’s length arrangements or establish any exclusive purchasing or sales agency, or enter into any transaction whereby the Customer might pay more than the ordinary commercial price for any purchase or might receive less than the full commercial price for its products (subject to normal trade discounts) for its products;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(k)	Indebtedness by others: except in the ordinary course of business on ordinary commercial terms and on the basis of arm’s length arrangements, enter into any transaction or arrangement whereby any director or shareholder of the Customer or any related corporation or associated company of the Customer incurs in its favour any indebtedness. For the purpose of this sub-clause, the expression “director” or “shareholder includes a spouse, parent, child, brother or sister of the director or shareholder;

(l)	Alteration: make any alteration to the general purpose in its application for the Banking Facility;

(m)	Invest Acquire Shares or Debentures: invest, acquire shares or debentures in or with or lend money to any company or person;

(n)	Change in its Present Business and Financial Year: carry on any business other than its existing business or change its financial year other than its existing financial year;

(o)	Dissolution: dissolve its affairs or consolidate with or merge with any other person or entering into any voluntary arrangement, judicial management, scheme of compromise, reorganisation, arrangement, or composition with creditors;

(p)	Acquisition: make and/or cause the Security Party to make any substantial acquisition of assets;

(q)	Surrender Rights: surrender, transfer, assign, relinquish or otherwise dispose of any of its rights and interest under the Letters of Offer or the Security Documents;

(r)	Takaful: do or suffer to the done any act, matter or thing whereby any takaful may be rendered void, voidable or incapable of being effected, maintained or renewed;

(s)	Conflicting Takaful: save and except at the request of the Bank, effect or keep on foot or permit to effect or keep on foot any takaful against any risk in respect of any assets charged or secured to the Bank when the Bank has effected or has kept on foot such takaful;

(t)	Indebtedness: incur, assume, guarantee or permit to exist or guarantee any indebtedness other than:

(i)	the Indebtedness;

(ii)	any debt or guarantee which has been disclosed by the Customer to the Bank prior to the date of Letter of Offer; and

(iii)	short term debts incurred or obtained in the ordinary course of business on commercial terms and on the basis of arm’s length transaction.

For the purpose of this paragraph, a short-term debt is deemed to be any debt payable on demand or maturity by its terms within twelve (12) months after the date on which it was originally incurred;

(u)	Lien: create or permit to exist any lien on any assets of the Customer or any tax or other statutory lien, except such lien as shall be discharged within thirty (30) days after final adjudication and liens permitted or contemplated by the Letters of Offer.

For the purpose of this subsection the expression “lien” includes mortgages, pledges, charges, privileges and priorities of any kind, and the expression, “assets” includes any revenues and property movable and of any kind;

(v)	Prepayment: make any prepayment or payment of any advance made by its shareholders, directors or related corporations or any other loans or indebtedness if there is any monies outstanding under the Banking Facility which is due and unpaid;

(w)	Reconstruction or Amalgamation: permit any form or merger, reconstruction, consolidation or amalgamation by way of a scheme of arrangement or otherwise or approve, permit any transfer of any part of its issued capital;

(x)	Judicial Management: pass any resolution or make any application for the Customer to be placed under judicial management;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(y)	Arrangement or Composition: propose to enter into or permit the entry of any arrangement or composition (voluntary or otherwise) with any creditors of the Customer, and

(z)	Other covenants: breach or threaten to breach any other covenants as are set out in the Letters of Offer.

6.	EVENTS OF DEFAULT

6.1	Events of Default: If:

(a)	Non-Payment: the Customer or any Security Party fails to pay any amount due under the Letters of Offer or the Security Documents on the due date, whether formally demanded or not or on demand, if so payable; or

(b)	Breach of Obligations: the Customer or the Security Party or any party commits or threatens to commit a breach of any term, stipulation, covenant or undertaking contained in the Letters of Offer and the Security Documents and on its/their part to be observed and performed (other than a payment obligation set out in sub-clause (a)) and, in the case of a breach capable of remedy, the breach is not remedied within fourteen (14) days after the date of occurrence of the breach; or

(c)	Misrepresentation: any representation, warranty or statement which is made (or acknowledged to have been made) by the Customer or the Security Party in the Letters of Offer and/or the Security Documents or which is contained in any certificate, statement, legal opinion or notice provided under or in connection with the Letters of Offer and/or the Security Documentsproves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects; or

(d)	Invalidity or Illegality: any provision of the Letters of Offer and the Security Documents is or becomes, for any reason, invalid or unenforceable or it is or becomes unlawful for the Customer or the Security Party or any party to perform or comply with any one or more of its/their obligations under any of the Letters of Offer and the Security Documents, as the case may be; or

(e)	Disposal of Assets: the Customer or any Security Party transfers or disposes of, or threatens to transfer or dispose of, substantially all of its business or assets other than:

(i)	in the ordinary course of business of the Customer or such Security Party and provided that such transfer or disposal does not in the opinion of the Bank have a Material Adverse Effect; or

(ii)	any disposal which does not in the determination of the Bank have a Material Adverse Effect;

(f)	Cessation of Business: the Customer or the Security Party changes or threatens to change the nature or scope of its business, suspends or threatens to suspend or ceases or threatens to cease a substantial part of the present business operations which it now conducts directly or indirectly, or any governmental authority expropriates or threatens to expropriate all or part of its assets; or

(g)	Cross-default: any indebtedness of the Customer or its affiliate(s) or related companies (within the meaning of the Companies Act) or any Security Party (such persons) becomes due or capable of being declared due before its/their stated maturity, any guarantee or similar obligation of such persons is not discharged at maturity or when called or such persons go into default under, or commits a breach of, any instrument or agreement relating to any such indebtedness, guarantee or other obligation or the security for such indebtedness becomes enforceable; or

(h)	Appointment of Receiver, Legal Process: an encumbrancer takes possession of, or a trustee, nominee, supervisor, judicial manager, manager, administrator, receiver, receiver and manager, liquidator or administrative or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of the Customer or the Security Party or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within seven (7) days after being levied, enforced or sued out, or any Security Interest which may for the time being affect any of its assets becomes enforceable; or

(i)	Insolvency: the Customer or the Security Party (if body corporate) is deemed unable to pay its debts within the meaning of Section 466 of the Companies Act (Definition of “inability to pay debts”) or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or profit) with respect to all or any class of its debts; or

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(j)	Bankruptcy/Winding Up: the Security Party (if a natural person) commits an act of bankruptcy or becomes bankrupt or shall die or become insane or the Customer or its affiliate(s) or related companies (within the meaning of the Companies Act) convenes a meeting of its creditors or proposes or makes any arrangements or composition with, or any assignment or voluntary arrangement, judicial management, scheme of compromise, reorganisation, reconstruction, amalgamation for the benefit of, its creditors or a petition is presented or a meeting is convened for the purpose of considering a resolution or an application is made is for the judicial management or other steps are taken for making an administration order against or for winding up, dissolution or liquidation of the Customer or its affiliate(s) or related companies (within the meaning of the Companies Act) or a petition for winding up is presented against the Customer or its affiliate(s) or related corporation(s); or

(k)	Other Event or Events: any other event or events occurs or circumstances arise (whether related or not) which in the opinion of the Bank (which opinion shall be final and binding) could or might affect the Customer’s or any Security Party’s ability or willingness to duly and punctually perform or comply with any of its obligations under the Letters of Offer and the Security Documents, as the case may be; or

(1)	Judgment Outstanding: any judgment passed against the Customer or an affiliate(s) or related companies (within the meaning of the Companies Act) or such Security Party by any court of competent jurisdiction and once passed, the Customer or affiliate(s) or related companies (within the meaning of the Companies Act) or any Security Party shall fail to satisfy such judgment for a period of fourteen (14) days from the date of such judgment; or

(m)	Litigation: any litigation, arbitration or administrative proceeding is commenced or threatened against the Customer or any Security Party which, in the opinion of the Bank may have a Material Adverse Effect and such proceedings are not set aside within fourteen (14) days; or

(n)	Ineffective or Invalid Provision: any provision of the Letters of Offer or the Security Documents is or becomes, for any reason, invalid or unenforceable or if any law is brought into effect which purports to render ineffective or invalid any provision of the Letters of Offer or any Security Documents which would prevent the Customer and any Security Party from performing its/their respective obligations under the Letters of Offer or the Security Documents; or

(o)	Licence: any licence, authorisation, approval, consent, order, exemption, registration, filing or notarisation referred to in Clauses 4.1(e) and 4.1(f) is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect; or

(p)	Nationalisation: the Goods and/or all other property or assets of the Customer or any Security Party shall be condemned, seized or otherwise appropriated or nationalised and such situation shall remain unremedied for more than thirty (30) days by any person acting or purporting to act under the authority of the government, or the Customer or any Security Party shall have been prevented for a period of more than thirty (30) days from exercising normal managerial control over all or any substantial part of its property or assets by any such person; or

(q)	Moratorium: the Customer or its affiliates or its related corporations or any of the Security Party enters into or proposes to enter into, or there is declared by any competent court or authority, a moratorium (including composition or arrangement) on the payment of indebtedness or other suspension of payments generally; or

(r)	Authorisation: at any time any authorisation, permit, act, condition, thing, approval, license or consent required to be done, fulfilled, performed or obtained:

(i)	to enable the Customer or any Security Party lawfully to enter into, exercise its/their rights under and perform the obligations expressed to be assumed by it/them in the Letters of Offer or any Security Documents;

(ii)	to ensure that the obligations expressed to be assumed by the Customer or any Security Party under the Letters of Offer or any Security Documents are legal, valid and binding;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(iii)	to make this Letter of Offer and any Security Documents admissible in evidence in Malaysia, is not done, fulfilled, performed or obtained or is withdrawn, modified, suspended, revoked or otherwise ceases for any reason to remain in full force and effect which in the opinion of the Bank is not capable of remedy; or in the opinion of the Bank being capable of remedy, is not remedied to the satisfaction of the Bank within fourteen (14) days after receipt by the Customer or such Security Party of a notice from the Bank specifying the default; or

(s)	Ranking: at any time, the payment obligations of the Customer or any Security Party under this Letter of Offer and the Security Documents does not rank in all respects prior to all its unsecured and unsubordinated indebtedness with the exception of indebtedness which, without notarisation, registration or any other act, is preferred by operation of law; or

(t)	Encumbrance: any Security Interest over the assets of the Customer or any Security Party becomes immediately enforceable; or

(u)	Enforcement: this Letter of Offer or any of the Security Documents is alleged by the Customer or any Security Party or any third party, as the case may be, not to be in proper legal form for the enforcement thereof in the courts of Malaysia; or

(v)	Change in Financial Position: any change or deterioration in the financial position of the Customer or any Security Party which, in the opinion of the Bank, will have a Material Adverse Effect; or

(w)	Security: any security given in respect of the Banking Facility is, in the opinion of the Bank, in jeopardy; or

(x)	Section 225 of the Companies Act (Prohibition of Loans to Persons Connected with Directors): the Customer or any Security Party contravenes Section 225 of the Companies Act;

(y)	Repudiation: the Customer or any Security Party repudiates or terminates this Letter of Offer and the Security Documents; oг

(z)	DCHEQS: any of the Customer’s account shall be blacklisted by the Dishonoured Cheques Information System; or

(aa)	Death, Insanity and Bankruptcy: any Security Party who is a natural person or individual dies or becomes insane or is adjudged a bankrupt; or

(bb)	Declared Company: the Customer or any Security Party is under investigation under the provisions of the Part V Division 2 Subdivision 1 of the Companies Act (Enforcement of the Act);

(cc)	Conduct of Account: the Customer shall fail to operate its accounts with the Bank in a satisfactory manner; or

(dd)	Usage of Banking Facility: the Customer utilises the Banking Facility for purposes not in accordance with halal or Shariah permissible activities,

then, at once or at any time thereafter, the Bank may by written notice to the Customer, declare the Indebtedness to be immediately due and payable whereupon:

(i)	the Indebtedness shall become so due and payable together with profits and commission thereon and any other amounts then payable under the Letters of Offer;

(ii)	no further utilisation of the Banking Facility shall be made and the Banking Facility shall be cancelled;

(iii)	the security created by the Security Documents shall immediately become enforceable; and

(iv)	the Bank shall be entitled without further notice to the Customer to exercise immediately all or any of its rights, powers and remedies under the Letters of Offer and/or under the Security Documents.

Each of paragraphs (a) to (dd) above is to be construed independently and no one Event of Default limits the generality of any other Event of Default.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

6.2	Rights of Bank on Default

(a)	If an Event of Default or if any of the Events of Default shall happen, the Indebtedness and all other sums payable under this Letter of Offer and the other Security Documents shall (unless otherwise decided by the Bank) become and be deemed to be, despite anything contained in this Letter of Offer to the contrary, immediately due and payable and whereupon the Bank shall be entitled immediately to take such action as may be appropriate against the Customer, Including action to sue and institute by way of civil suit for the recovery of the Indebtedness or any part or parts thereof either before, after or concurrently with the action to enforce any of the Security Documents and to apply any credit balance standing to any account of the Customer with any office or branch of the Bank whether in Malaysia or otherwise and in whatever currency towards satisfaction of the Indebtedness. Any part of the Banking Facility not disbursed or utilised may be cancelled by the Bank with prior written notice. and upon such cancellation any part of any of the Banking Facility already disbursed or utilised shall become due and immediately payable without demand despite anything contained in the Security Documents to the contrary.

(b)	Despite the fact that the Bank may not have exercised any remedy available to it immediately on default by the Customer or that it may have accepted monies from the Customer after such default the Bank shall not be held to have condoned or acquiesced in such default and may at any time in the future exercise all or any of the remedies available to it and any delay on the part of the Bank in taking steps to enforce the remedies conferred on and/or available to it by the Security Documents, statute or otherwise shall not be held to affecting its rights of action in respect thereof.

7.	CHANGES IN CIRCUMSTANCES

7.1	Illegality

Where the introduction, imposition or variation of any law, order, regulation or official directive or if applicable, terms and conditions of the BNM Funded Schemes, CGC Guaranteed Scheme and/or any other schemes or any change in the interpretation or application thereof by any competent authority makes it apparent to the Bank that it is unlawful or impractical without breaching such law, order, regulation or official directive for the Bank to maintain, fund or give effect to its obligations under the Banking Facility, the Bank shall with prior written notice inform the Customer of the relevant circumstances whereupon:

(a)	any outstanding obligations of the Bank shall immediately be terminated and cancelled; and

(b)	the Customer shall be obliged to immediately upon demand refund to the Bank all monies released (if any) together with any other monies covenanted to be paid by the Customer under and in relation to this Letter of Offer and the Security Documents.

7.2	Amount: On paying the Indebtedness under this Clause, the Customer shall pay to the Bank accrued profit on the Indebtedness together with all other amounts due to the Bank (including any sum payable under the indemnity contained in Clause 8).

7.3	Certificates: Any determination or notification by the Bank concerning any matter referred to in the above provisions of this Clause 7 shall be duly certified by the manager of the Bank or any officer of the Bank or computer generated notices issued by the Bank which do not require signatures for whatever purpose, shall in the absence of obvious error, be binding and conclusive evidence against the Customer and/or such Security Party as being conclusive evidence of the Indebtedness in a court of law.

8.	INDEMNITY

8.1	Indemnity

The Customer shall fully indemnify the Bank from and against any expense, loss, damage or liability (as to the amount of which the certificate of the Bank shall, in the absence of obvious error, be conclusive) which the Bank may incur under or in connection with this Letter of Offer (including the consequence of the occurrence of any Event of Default), save for gross negligence, wilful misconduct, wilful default or fraud attributable to the Bank. The foregoing indemnity shall extend to any profits, commission, fees or other amounts whatsoever paid or payable on account of any funds advanced in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund the Banking Facility (or any part of it) or any other amount due or to become due under this Letter of Offer.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

8.2	Currency Indemnity

(a)	The currency as set out in the Letters of Offer (“Contractual Currency”) is the sole currency of account and payment for all sums payable by the Customer under or in connection with this Letter of Offer and the Security Documents including damages.

(b)	Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Customer or otherwise) by the Bank in respect of the Indebtedness shall only constitute a discharge to the Customer to the extent of the amount in the Contractual Currency which is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(c)	If that amount referred to in Clause 8.2(b) above is less than the amount in the Contractual Currency expressed to be due to the Bank under this Letter of Offer and the Security Documents, the Customer shall indemnify such party against any loss sustained by such party as a result. In any event, the Customer shall indemnify the Bank against the cost of making any such purchase. For the purpose of this Clause 8.2(c), it will be sufficient for the Bank to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

8.3	Indemnities Separate: The foregoing indemnities shall:

(a)	constitute obligations of the Customer separate and independent from its other obligations under this Letter of Offer and the Security Documents;

(b)	give rise to separate and independent causes of action against the Customer:

(c)	apply irrespective of any indulgence granted to the Customer from time to time; and

(d)	continue in full force and effect despite any judgment or order or the filing of any proof or proofs in the liquidation or dissolution of the Customer for a liquidated sum or sums in respect of amounts due under this Letter of Offer and Security Documents or under any such judgment or order.

Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bank, as the case may be, without any proof of evidence of any actual loss being required. All indemnities and other reimbursement obligations of the Customer under this Annexure including this Clause, shall survive the termination of the Banking Facility and the payment of all other amounts under this Annexure.

9.	RIGHTS, POWERS AND DISCRETIONS OF THE BANK

9.1	The Bank may:

(a)	perform any of its duties, obligations and responsibilities under this Letter of Offer by or through its personnel or agents;

(b)	refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

(c)	assume that no Events of Default has occurred unless an officer of the Bank, while active on the Account of the Customer, acquires actual knowledge to the contrary;

(d)	rely on any communication or document believed by it to be genuine;

(e)	rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Customer on a statement by or on behalf of the Customer;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(f)	assume that any person notified to it by the Customer as duly authorised to take any action contemplated by this Letter of Offer remains so authorised until it has received notice to the contrary from the Customer;

(g)	by giving twenty one (21) calendar days’ prior written notice with reason(s) to the Customer, vary the terms and conditions of the Banking Facility (i) in the event that the Customer (aa) fails for any reason whatsoever to maintain the accounts with the Bank in a satisfactory manner; or (bb) fails to make any payment in accordance with Clause 14 of this Letter of Offer; (ii) for the purposes of conforming with the guidelines on trade financing in force for the time being; and

(h)	at the request of the Customer, grant to the Customer an ad hoc or temporary facilities on the terms and conditions in this Annexure and subject to such further terms and conditions as may be deemed necessary for such ad hoc or temporary facilities, including imposition of further security.

10.	FEES AND EXPENSES

10.1	Expenses

The Customer shall on demand by the Bank in writing pay, in each case on the basis of a full indemnity to the Bank the amount of all costs and expenses (including legal fees on a solicitor client basis and out of pocket expenses and any Taxes payable thereon):

(a)	all fees and expenses (including legal, printing, publicity and out-of-pocket expenses) incurred in connection with the preparation, negotiation, execution, delivery, stamping, registration (where applicable) or completion of this Letter of Offer, the Security Documents, any related documents and the Banking Facility;

(b)	all fees and expenses (for its own account) (lncluding legal and out-of-pocket expenses) incurred in connection with any variation, consent or approval relating to this Letter of Offer, the Security Documents or any related documents or in connection with the preservation or enforcement or attempted preservation or enforcement of any of their rights under this Letter of Offer, the Security Documents or any related documents;

(c)	if the Indebtedness or any part of the Indebtedness shall be required to be recovered through any process of law, or if the said money or any part of the said money shall be placed in the hands of solicitors for collection, the Customer shall pay (in addition to the monies then due and payable under this Annexure) the Bank’s solicitors' fees (on a solicitor and client basis) and any other fees and expenses incurred or to be incurred in respect of such collection; and

(d)	if the Banking Facility is granted under any Guarantee Scheme which requires a fee to be paid, the Customer shall pay, via direct debit from its account held at the Bank, the fee paid or payable by the Bank for the issuance and renewal of the guarantee and any other fee paid or payable in connection with the Guaranteed Scheme.

10.2	Stamp duty: The Customer shall pay any stamp, documentary and other similar duties and taxes to which this Letter of Offer or the Security Documents or any related documents may be subject or give rise and shall fully indemnify the Bank from and against any expense, damage, loss or liability which the Bank may incur as a result of any delay or omission by the Customer to pay any such duties.

11.	RIGHT TO SET OFF : The Customer irrevocably agrees that the Bank shall, with seven (7) calendar days’ prior written notice to the Customer, be entitled from time to time to set off any sum of any kind or nature whatsoever outstanding from or owing or payable by the Customer to the Bank under or pursuant to or in connection with the Banking Facility or this Letter of Offer or any other Security Documents to which the Customer is a party (or any of them) against the Bank’s liabilities to the Customer in respect of any credit balance in any account of the Customer with the Bank and any deposit of any sums of monies whatsoever by the Customer with the Bank (despite that such deposit has not or shall not have matured) and any other sums of monies held by the Bank to the order of the Customer.

For purposes of such set-off, the Bank shall be entitled (and is irrevocably authorised by the Customer) in respect of any sums of monies which are deposited by the Customer with the Bank and held in fixed deposit, to uplift such fixed deposit and in respect of any sums of monies standing to the credit of the Customer with the Bank which are denominated in currency other than Ringgit Malaysia, to convert such monies to Ringgit Malaysia at the Bank’s own rate of exchange then prevailing or at such rate of exchange then available to the Bank.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

12.	DISTRIBUTION OF PROCEEDS

12.1	Distribution of Proceeds

After this Letter of Offer and the Security Documents becomes enforceable by the Bank, all monies and other property held or received by the Bank under any of the Security Documents and the proceeds of any realisation of such of the undertaking, property, assets, revenues and rights of the Customer and/or the Security Document mortgaged, charged or assigned by or pursuant to any of the Security Documents shall (subject to the payment of debts which by law have priority) be applied:-

(a)	first, in payment of any costs, charges, fees, expenses and liabilities incurred by the Bank and every receiver, attorney, agent, delegate or other person appointed by the Bank under any of the Security Documents or this Letter of Offer in the execution or purported execution of any of the Security Documents or in the performance of any duties or the exercise of any powers vested in it or him;

(b)	second, in or towards payment of the liabilities of the Customer in respect of the Indebtedness (other than the principal and any profit thereon), as the case may be, due to the Bank;

(c)	third, in or towards payment of all profits (including compensation that does not fall under Clause 14 of this Letter of Offer (if any) which has accrued on the Indebtedness to the date of such application then due to the Bank;

(d)	fourth, in or towards payment of the principal in the Indebtedness then due to the Bank; and

(e)	fifth, in or towards payment of compensation Clause 14 of this Letter of Offer which has accrued on the Indebtedness to the date of such application then due to the Bank;

and the surplus (if any) after the payment in full of all liabilities of the Customer under this Letter of Offer and the Security Documents shall be paid to or to the order of the Customer or such other person for the time being entitled thereto.

In the event that the proceeds realised by the Bank from the enforcement of this Letter of Offer and the Security Documents are insufficient or appears to be insufficient to settle in full the Indebtedness due from the Customer to the Bank it is agreed that, despite the provisions of (a) to (e) above, the Bank may at its discretion apply such proceeds in whatever manner as it deems fit.

12.2	Distribution of Proceeds for the Banking Facility under the Guaranteed Scheme

After this Letter of Offer and the Security Documents becomes enforceable by the Bank, all monies and other property held or received by the Bank under any of the Security Documents and the proceeds of any realisation of such of the undertaking, property, assets, revenues and rights of the Customer and/or the Security Document mortgaged, charged or assigned by or pursuant to any of the Security Documents shall (subject to the payment of debts which by law have priority) be applied:-

(a)	first, in payment of any costs, charges, fees, expenses and liabilities incurred by the Bank and every receiver, attorney, agent, delegate or other person appointed by the Bank under any of the Security Documents or this Letter of Offer in the execution or purported execution of any of the Security Documents or in the performance of any duties or the exercise of any powers vested in it or him;

(b)	secondly,

(i)	where the GOM Guarantee and or the CGC Guarantee has been called and GOM and/or CGC has paid to the Bank the guaranteed payment, in or towards payment to GOM and/or CGC and the Bank in the sum proportionate to their respective exposure under the Banking Facility;

(ii)	where the GOM Guarantee and or the CGC Guarantee has yet to be called by the Bank or where the GOM Guarantee and/or the CGC Guarantee has been called, but guaranteed payment yet to be paid to the Bank;

(1)	in or towards payment of the liabilities of the Customer in respect of the Indebtedness (other than the principal and any profit thereon), as the case may be, due to the Bank;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(2)	in or towards payment of all profits (including compensation that does not fall under Clause 14 of this Letter of Offer (if any) which has accrued on the Indebtedness to the date of such application then due to the Bank;

(3)	in or towards payment of the principal in the Indebtedness then due to the Bank;

(4)	in or towards payment of compensation under Clause 14 of this Letter of Offer which has accrued on the Indebtedness to the date of such application then due to the Bank and the surplus (if any) after the payment in full of all liabilities of the Customer under this Letter of Offer and the Security Documents shall be paid to or to the order of the Customer or such other person for the time being entitled thereto.

In the event that the proceeds realised by the Bank from the enforcement of this Letter of Offer and the Security Documents are insufficient or appears to be insufficient to settle in full the Indebtedness due from the Customer to the Bank it is agreed that, despite the provisions of (a) to (b) above, the Bank may at its discretion apply such proceeds in whatever manner as it deems fit.

12.3	Deficiency in Proceeds of Sale: If the amount realised by the Bank pursuant to this Letter of Offer and the Security Documents after deducting any payment from the amount so realised of all fees, dues, costs, rates, taxes and other outgoings arising out of or occasioned by such realisation is less than the amount due to the Bank, the Customer shall pay to the Bank on demand the difference between the amount due and the amount so realised and until payment will also pay to the Bank the cost to the Bank (as determined and notified by the Bank which determination shall, save for any obvious error be conclusive and binding on the Customer) including profit payable by the Bank on account of or in respect of any funds financed or deposits from third parties in order to maintain or carry the amount of such difference and calculated up to the date of payment as well after as before judgment.

12.4	Concurrent Proceedings : Despite any provision of this Letter of Offer, it is expressly agreed that upon default or breach by the Customer or any Security Party of any term, covenant, stipulation and/or undertaking provided in this Letter of Offer and/or contained in the Security Documents and on the part of the Customer or any Security Party to be observed and performed, the Bank shall have the right to exercise all or any of the remedies available whether by this Letter of Offer, the Security Documents or by statute or otherwise and shall be entitled to exercise such remedies concurrently to recover all monies due and owing to the Bank in any order of priority.

12.5	Subrogation: Where the Banking Facilities are granted pursuant to the Guaranteed Scheme offered by the Guaranteeing Authorities and subsequently the Guaranteeing Authorities exercise their right of subrogation, the Customer irrevocably agrees and acknowledges that all the Bank’s rights or claims against the Customer which are available under this Letter of Offer or any of the Security Documents are assigned to and will be subrogated to the Guaranteeing Authorities upon the Guaranteeing Authorities making the payment to the Bank under the Guaranteed Scheme.

13.	ASSIGNMENT

13.1	The Bank may, unless it is to the detriment of the Customer, assign its rights under this Letter of Offer or the Security Documents or any part of this Letter of Offer or Security Documents and/or transfer its obligations under this Letter of Offer or any part this Letter of Offer (at the cost and expense of that Bank), subject to the terms of this Letter of Offer, and:-

(a)	for this purpose may disclose to a potential assignee or transferee or any other person who derives or may derive rights or obligations under or by reference to this Letter of Offer or the Security Documents, such information about the Customer as shall have been made available to the Bank generally;

(b)	where the Bank transfers its obligations or any part of its obligations, the Customer shall execute such documents as are reasonably necessary to release the Bank to the extent of the transfer and join the transferee as a party to this Agreement; and

(c)	the Customer shall continue to deal solely with the transferee with respect to payments, notices and other matters relating to the administration of the Letters of Offer.

13.2	The Customer shall not assign, novate or purport to assign or novate any of its rights or transfer any of its obligations under this Letter of Offer without the prior written consent of the Bank.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

14.	PAYMENT

14.1	Payment Free from Deduction

(a)	All payments required to be made to the Bank under the Letters of Offer shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim and in immediately available and transferable funds for good value on the due date or dates thereof.

(b)	All payments shall be made by the Customer to the Bank at the place of business of the Bank or at any other address in Malaysia acceptable to the Bank or which the Bank may specify in writing from time to time without deduction for and free from any Taxes unless the Customer is compelled by law to make any such deduction or withholding.

(c)	The Customer shall pay all stamp, registration, notarial and other Taxes or fees which the Commodity Murabahah via Tawarruq Transaction Documents or any other documents in respect of the Banking Facility, or any judgment given in connection with any such document is, or at any time may be, subject to.

(d)	All professional fees. Taxes, and out-of-pocket expenses incurred and any other fees, expenses or recourse in respect of the Banking Facility shall be borne by the Customer.

14.2	Time of Payment and Currency: (a) Other than as set out in this Letter of Offer or as notified by the Bank otherwise, any payment which is due to be made on a day that is not a Business Day shall be made on the succeeding Business Day in the same calendar month but in the event the due date for payment falls in the next month, then the payment shall be made on or the preceding Business Day. (b) Ringgit Malaysia is the currency of account and payment for any sum due under any of the Banking Facility,

14.3	Payment by Standing Instruction:

(a)	The parties may agree to make payment via standing instruction upon which event, the Customer authorises the Bank by way of standing instructions to debit the account an amount sufficient to pay any outstanding amount due under the Banking Facility to the Bank.

(b)	For the above stated purpose, the Customer undertakes that it shall at all times maintain in the Account an amount sufficient to pay any outstanding payment due to the Bank.

14.4	Withholdings: All payments by the Customer under this Letter of Offer, whether in respect of profits, commission, fees or any other amount, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, taxes, profits or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Customer shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)	immediately pay to the Bank such additional amount so that the net amount received by the Bank will equal the full amount which would have been received by it had no such deduction or withholding been made;

(c)	pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without affecting the generality of the foregoing), the full amount of any deduction or withholding from any additional amount paid pursuant to this Clause 14.4; and

(d)	furnish to the Bank, within the period for payment permitted by applicable law, either:

(i)	an official receipt of the relevant taxation authorities in respect of all amounts so deducted or withheld as aforesaid; or

(ii)	if such receipts are not issued by the relevant taxation authorities on payments to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

14.5	lrrevocable Right to Debit Account

(a)	In furtherance of Clause 14.3(a) above, if required under the Letters of Offer, the Customer shall open and maintain an Account with the Bank and the Customer irrevocably and unconditionally authorises the Bank to debit the Account for:

(i)	the Indebtedness and any payment due under the Banking Facility; and

(ii)	all expenses, duties, fees and other sums due and payable arising from the Banking Facility including those incurred in the enforcement of the security provided in relation to the Banking Facility,

(b)	Despite the above stated clause, no such debiting shall be deemed to be payment of the amount due (except to the extent of any amount in credit in the Customer’s Account) or shall be deemed to be a waiver of an Event of Default.

15.	MISCELLANEOUS

15.1	Evidence of lndebtedness: In any proceeding relating to this Letter of Offer, a statement as to any amount due to the Bank under this Letter of Offer which is certified as being correct by an officer of the Bank shall, unless otherwise provided in this Letter of Offer, save for obvious error, be conclusive evidence that such amount is in fact due and payable.

15.2	Certificate conclusive: A certificate by the Bank as to any sum payable to it under this Letter of Offer and any other certificate. determination, notification or opinion of the Bank provided for in Letter of Offer shall, in the absence of obvious error, be final and binding on the parties or a statement of account in writing stating the amount payable by the Customer or any Security Party under Letter of Offer or under the Banking Facility duly certified by the manager or any officer of the Bank or computer generated notices issued by the Bank which do not require signatures for whatever purpose, shall in the absence of obvious error, be binding and conclusive evidence against the Customer and/or such Security Party as being conclusive evidence of such indebtedness in a court of law.

15.3	Rights cumulative waivers: The rights, powers and/or remedies of the Bank under Letter of Offer are cumulative, may be exercised as often as the Bank considers appropriate and are in addition to the Bank’s rights, powers and remedies under the general law. The rights, powers and/or remedies of the Bank in relation to the Banking Facility (whether arising under Letter of Offer or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing by the Bank; and in particular.

(a)	any failure to exercise or any delay in exercising any of such rights, powers and/or remedies shall not operate as a waiver or variation of that or any other such right, power and/or remedy;

(b)	any defective or partial exercise of any of such rights, powers and/or remedies shall not preclude any other or further exercise of that or any other such right, power and/or remedy; and

(c)	no act or course of conduct or negotiation on the Bank’s part or on its behalf shall in any way preclude it from exercising any such right, power and/or remedy or constitute a suspension or any variation of any such right, power and/or remedy.

15.4	Suspense Account: Any money received under this Letter of Offer may be placed and kept to the credit of a non-income bearing suspense account for so long as the Bank thinks fit up to a maximum period as allowed under the internal policy of the Bank without any obligation in the meantime to apply the same or any part of the money received in or towards discharge of any money or liabilities due or incurred by the Customer to the Bank. Despite any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition, judicial management, or arrangement, the Bank may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if the security created pursuant to this Letter of Offer had not been created.

15.5	All payment received to be payment in gross: All monies received from or on account of the Customer or from any other person (including any surety) or from the realisation of the security created by Letter of Offer and the Security Documents or any security or otherwise for the purpose of being applied in the reduction of the account of the Customer or of the monies covenanted to be paid as provided above shall be treated for all purposes as payments in gross and not as appropriated or attributable to any specific part or item of the said monies covenanted to be paid even if appropriated thereto by the Bank. All securities now or at any time held by the Bank shall be treated as security for the said general balance. The Customer or any other person or persons claiming under the Customer shall have no claim to such securities or to any part of such securities or any interest in such securities unless and until the Bank has received the full amount owing to the Bank by the Customer.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

15.6	Reconstruction of Customer, Security Party and Bank: The security, liabilities and or obligations created by Letter of Offer shall continue to be valid and binding for all purposes whatsoever despite any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Bank or the Customer and/or the Security Party. It is expressly declared that no change of any sort whatsoever in relation to or affecting the Customer shall in any way affect the security, liabilities and or obligations created under this Letter of Offer to any transaction whether past present or future.

15.7	Time: Time shall be the essence of but no failure or delay on the part of the Bank in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the Bank under Letter of Offer or any of the other Security Documents shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or an acquiescence in such default, nor shall any action by the Bank in respect of any default or any acquiescence in any such default, affect or impair any right, power, privilege or remedy of the Bank in respect of any other or subsequent default.

15.8	Notices & Service of Legal Process

(a)	Notices

Any notice or communication or demand required or permitted to be given or made by one of the parties to the other (whether under this Letter of Offer or otherwise) shall be in writing and in the case of the Bank shall be under the hand of its manager or duly authorised officer or a solicitor or firm of solicitors purporting to act for the Bank and addressed to the respective addresses of the parties specified in this Letter of Offer or to such other address as may be notified in writing by either Party to the other from time to time or in the case of the Customer to the registered office or to the usual or the last known address or place of business of the Customer.

The notices or communications or demands are deemed delivered (unless there is contrary evidence that such notice or communication or demand was in fact not received):

(i)	in the case of delivery by hand, when so delivered;

(ii)	in the case of a letter, after the expiration of three (3) Business Days from the date it was posted;

(iii)	in the case of a telex on the Business Day immediately after transmission;

(iv)	in the case of facsimile, at the time the transmission report Is received by the sender which purports to confirm that the addressee has received such facsimile; and

(v)	in the case of electronic mail, at the time when actually received in readable form.

In the case of any instruction, notice or communication from the Customer made by facsimile to the Bank, the Customer shall indemnify the Bank against any claim, loss and liability arising from the Bank relying upon such instruction, notice or communication.

(b)	Service of Legal Process:

(i)	The service of any Legal Process may be given by prepaid registered or ordinary post sent to the respective address of the parties and such Legal Process shall be deemed to have been duly served (unless there is contrary evidence that such Legal Process was in fact not received) after the expiration of five (5) days from the date it is posted and if delivered by hand, on the day it was delivered.

(ii)	No change in the address for service howsoever brought about shall be effective or binding on either party unless that party has given to other actual notice of the change of address for service and nothing done in reliance of sub-section (a) above shall be affected by any subsequent change in the address for service over which the other party has no actual knowledge of at the time the act or thing was done or carried out.

15.9	If any of the provision of this letter becomes invalid, illegal or unenforceable in respect of any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

15.10	Imposition of Terms by BNM: The utilisation of the Banking Facility shall at all times be subject to all terms, rules, directives and regulations as may be imposed by BNM or such other authority having jurisdiction over the Bank from time to time.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

15.11	Non-Infringement of IFSA and the BNM Guidelines on Credit Transaction and Exposure with Connected Parties for Islamic Banks (“Guidelines”): The consent of the Bank to make or continuing to make available the Banking Facility is conditional upon and subject at all times to the representation of the Customer that the IFSA and the Guidelines are not infringed. If at any time during the tenure of this Letter of Offer and the Security Documents the Bank discovers that there had been infringement of the IFSA and the Guidelines or that the continued performance of this Letter of Offer and the Security Documents shall be a violation of the IFSA and the Guidelines, the Bank is entitled to immediately exercise all of its rights contained in Clause 6 in this Annexure. In addition, the Customer agrees that the restrictions contained in the IFSA and the Guidelines shall also apply to the RHB Banking Group and any infringement shall entitle the Bank to exercise all its rights contained in Clause 6 in this Annexure.

15.12	Independent Payment Obligations: It is expressly agreed and declared by the Customer that each of its obligations to pay under any of the provision of Letter of Offer, or where appropriate, any of the Security Documents constitute separate and independent obligations, and shall

(a)	give rise to separate and independent sources of action;

(b)	apply irrespective of any waiver or indulgence granted by the Bank in respect of any other obligation;

(c)	remain in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of some other obligation,

and may be relied upon and enforced by the Bank independently of or simultaneously with or without having to commence any other action under such obligations or under any of the Security Documents or having first exhausted any remedy or having first sold or disposed of any assets, properties or undertaking which may be provided as security to the Bank from time to time.

15.13	Condition of Discharge or Release of Customer: Any settlement between the Bank and the Customer shall be conditional upon no security or payment to the Bank by the Customer or any Security Party or any other person being invalidated for any reason whatsoever or being avoided or refused or set aside by virtue of any provision or enactment or laws relating to voluntary arrangement, judicial management, scheme of compromise or arrangement, reconstruction and amalgamation, bankruptcy, insolvency or liquidation for the time being or from time to time in force or by virtue of any obligation to give effect to any preference or priority and the Bank shall be entitled to recover the value or amount of any such security or payment from the Customer subsequently as if such settlement or discharge had not occurred.

15.14	Defects in Powers: Where any monies are owing and secured by Letter of Offer or any Security Documents, they shall be deemed to be so owing and so secured despite any defect, informality or insufficiency in the powers of the Customer or any Security Party or in the exercise thereof which might have a defence as between the Customer or such Security Party and the Bank.

15.15	Dishonoured Cheques Information System: The Bank reserves the right to close the Customer’s current account with the Bank immediately upon the Customer’s current account being blacklisted by the Dishonoured Cheques Information System. The Bank shall also be entitled to exercise its rights contained in Clause 6 of this Annexure and to recall the Banking Facility in the event any of the Customer’s account is blacklisted.

15.16	Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (Act 613) (“AMLA”)

The Customer and/or Security Party hereby:-

15.16.1	represents and warrants to, and undertakes with, the Bank that:-

(a)	it has not engaged, and shall not at any time engage, directly or indirectly, in a transaction that involves proceeds of an unlawful activity or instrumentalities of an offence;

(b)	it has not acquired, received, possessed, disguised, transferred, converted, exchanged, carried, disposed of or used, and shall not at any time acquire, receive, possess, disguise, transfer, convert, exchange, carry, dispose of or use, proceeds of an unlawful activity or instrumentalities of an offence

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(c)	it has not removed from or brought into Malaysia, and shall not at any time remove from or bring into Malaysia, proceeds of an unlawful activity or instrumentalities of an offence; and

(d)	it has not concealed, disguised or impeded, and shall not at any time conceal, disguise or impede, the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of an unlawful activity or instrumentalities of an offence;

In this respect:-

“instrumentalities of an offence” means:-

(a)	any thing which is used in, or in connection with, the commission of any unlawful activity; or

(b)	any property which is wholly or partly used in, or in connection with, the commission of any unlawful activity, whether the thing or property is situated within or outside Malaysia.

“proceeds of an unlawful activity” means any property, or any economic advantage or economic gain from such property, within or outside Malaysia:-

(a)	which is wholly or partly:-

(i)	derived or obtained, directly or indirectly, by any person from any unlawful activity;

(ii)	derived or obtained from a disposal or other dealings with the property referred to in subparagraph (i); or

(iii)	acquired using the property derived or obtained by any person through any disposal or other dealings referred to in subparagraph (i) or (ii); or

(b)	which, wholly or partly, due to any circumstances such as its nature, value, location or place of discovery, or to the time, manner or place of its acquisition, or the person from whom it was acquired, or its proximity to other property referred to in subparagraph (a)(i), (ii) or (iii), can be reasonably believed to be property falling within the scope of subparagraph (a) (i), (ii) or (iii);

“property” means:-

(a)	assets of every kind, whether corporeal or incorporeal, moveable or immovable, tangible or intangible, however acquired; or

(b)	legal documents or instruments in any form, including electronic or digital, evidencing title to, or interest in, such assets, including currency, bank credits, deposits and other financial resources, traveller’s cheques, bank cheques, money orders, capital market products, drafts and letters of credit, whether situated within or outside Malaysia, and includes a legal or equitable interest, whether full or partial, in any such property;

“unlawful activity” means:-

(a)	any activity which constitutes any serious offence or any foreign serious offence; or

(b)	any activity which is of such a nature, or occurs in such circumstances, that it results in or leads to the commission of any serious offence or any foreign serious offence,

regardless whether such activity, wholly or partly, takes place within or outside Malaysia;

“serious offence” means:-

(a)	any of the offences specified in the Second Schedule of AMLA;

(b)	an attempt to commit any of those offences; or

(c)	the abetment of any of those offences;

“transaction” includes an arrangement to open an account involving two or more persons and any related transaction between any of the persons concerned and another;

15.16.2	acknowledges and agrees with the Bank that:-

(a)	the Bank is obliged to comply with all applicable laws, regulations, directives, policy documents, guidelines, practice directions, sanctions, industry standards and practices and other requirements, including the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001, the Strategic Trade Act 2010 and the Islamic Financial Services Act 2013, to which the Bank as a licensed Islamic financial institution may from time to time be subject to (collectively, “Regulatory Requirements”);

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(b)	the Bank shall be entitled to do or refrain from doing any act or thing, for compliance with the Regulatory Requirements;

(c)	if the Bank is of the opinion that any event or circumstance (whether related or not), which would make it unlawful or illegal for the Bank to approve the application for the facilities or to grant or make available of, or to disburse any funds under, the facilities, has occurred or arisen, or the approval of the application for the facilities or the granting or making available of, or the disbursement of any funds under, the facilities would contravene any of the Regulatory Requirements (in whole or in part), including limitation the Bank’s receipt of any alert or positive name match from the relevant checks conducted on the Customer and any related third party involved in the underlying transaction(s) (including the vendor/developer/promoter/agent/trustee/supplier to whom any funds under the facilities are to be disbursed) by the Bank pursuant to the Regulatory Requirements, then, despite anything to contrary contained in this Agreement, the Bank shall, at any time with prior notice, be entitled to:-

(i)	reject the Customer’s application and do all such acts and things as may be necessary to comply with the Regulatory Requirements; and/or

(ii)	with prior written notice to the Customer, suspend the facilities, or cancel the facilities and terminate its relationship with the Customer, and do all such acts and things as may be necessary to comply with the Regulatory Requirements. If the facilities are cancelled/terminated by the Bank pursuant to the Bank’s compliance to the Regulatory Requirement:-

(aa)	the Indebtedness shall immediately become due and payable;

(bb)	the security created under the Security Documents shall immediately become enforceable;

(cc)	no utilisation or further utilisation of the facilities shall be allowed by the Customer; and

(dd)	the Bank shall be entitled to exercise all or any of its rights and remedies available to it under the Facilities Agreement, the Security Documents, the applicable laws or otherwise:

(d)	it shall provide all such documents and information as the Bank may require (at all times during the term of the business relationship) for the purposes of complying with the Regulatory Requirements.

(e)	the Bank shall be entitled to freeze and/or seize the Facilities under its control or due from any source to it, pursuant to order(s) from enforcement agency(ies) until such further notice (revocation order) is received from the said enforcement agency or the cease of the order (whichever the first); or unless there is a variation order.

15.16.3	undertakes and agrees with the Bank that:-

(i)	it will at all times observe with the Bank’s steps in undertaking their obligations towards complying with the Regulatory Requirements;

(ii)	it will be fully liable if found to have contravened the Regulatory Requirements causing legal repercussion to the Bank due to its actions; and

(iii)	it understand that any breach(es) due to AMLA and sanction requirements are non-negotiable.

15.17	Successors and Assigns: Letter of Offer shall be binding upon the successors in title and assigns of the Customer and successor in title and assigns of the Bank.

15.18	Force Majeure: The Bank shall not be liable for any failure in performing any of its obligations under this Letter of Offer or any claim in respect of any loss, damage or injury to earnings, profit, goodwill or business caused directly or indirectly or other fault if such failure, loss, damage or other fault is caused by circumstances beyond the reasonable control of the Bank including any fire, earthquake, flood, epidemic, accident, explosion, casualty, lockout, riot, civil disturbance, act of public enemy, natural catastrophe, embargo, war or act of God, save and except where such defect is attributable to the Bank’s gross negligence, wilful misconduct, wilful default or fraud.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

15.19	Right of Bank to Consolidation: The Bank shall have the right to consolidate any or all accounts of the Customer with the Bank, such rights to be exercised at the Bank’s discretion and it is expressly agreed and declared that this Letter of Offer shall not be satisfied except on payment by the Customer of not only all the Indebtedness but also all monies secured by any other Letters of Offers, agreements or security created by the Customer in favour of or vested in the Bank to secure the Banking Facility.

15.20	Security

(a)	Execution of Security Documents: For better securing the Indebtedness, and all other monies due and/or payable by the Customer under this Letter of Offer, the Customer covenants with the Bank that it shall on or before the execution of this Letter of Offer or at such other time as may be acceptable to the Bank, provide or cause to be provided the Security Documents and shall execute and/or cause Security Party to execute in favour of and deliver to the Bank the Security Documents in form and substance acceptable to the Bank and do or cause to be done all acts and things in order to perfect the securities thereunder and upon the terms and conditions contained in the relevant Letter of Offer as the Bank may require.

(b)	Continuing Security:

(i)	The security created under this Letter of Offer is expressly intended to be and shall be a continuing security for the payment of the Indebtedness now or in the future and from time to time payable to the Bank by the Customer whether alone or jointly and severally with another or others and whether as principal or surety regardless that the Customer may at any time cease to be indebted to the Bank for any period or periods.

(ii)	This Letter of Offer shall not affect any security already given by the Customer to the Bank or any security which may in the future be given to the Bank whether the same be for securing payment of the Indebtedness or any other monies covenanted to be paid under this Letter of Offer or whether it is taken as additional or collateral security or otherwise howsoever.

(c)	Covenant to Provide Further Security:

(i)	The Customer shall at any time if and when required by the Bank so to do execute or cause to execute in the Bank’s favour or as the Bank shall direct such legal or other mortgages, charges, assignments, transfers or agreements as the Bank shall require of and on all the Customer’s estate, right, title and interest in any property or assets or business now belonging to or which may hereafter be acquired by or belong to the Customer (including any Vendor’s lien) and the benefit of all licences held in connection therewith to secure all monies and liabilities agreed to be paid or intended to be secured, such mortgages, charges, assignments, transfers or agreements to be prepared by or on the Bank’s behalf at the Customer’s cost and to contain all such terms and conditions for the Bank’s benefits as the Bank may reasonably require.

(ii)	In furtherance of Clause 15.20(a), the Bank may require the Customer to deposit with the Bank the documents of title of any or all immovable properties vested in the Customer for any tenure and all or any debentures, shares, stocks or other investments or securities registered in the Customer’s name or otherwise belonging to the Customer. Such deposit may be by way of collateral security for the payment of the monies and liabilities secured and may also or otherwise be for the purpose of securing any other monies owing to the Bank and not secured by this Letter of Offer.

(d)	The Bank’s Other Securities: Nothing contained in this Letter of Offer shall affect any lien to which the Bank is entitled or any other securities which the Bank may at any time or from time to time hold for or on account of the monies secured by this Letter of Offer nor shall anything contained in this Letter of Offer operate so as to merge or otherwise affect any guarantee, mortgage, charge, lien or other security which the Bank may for the time being have for any money intended to be secured or any right or remedy of the Bank under this Letter of Offer.

(e)	Modification and Indulgence: The Bank may at any time without in any way affecting the security created:

(i)	give twenty one (21) calendar days’ prior written notice with reason(s) to determine vary modify restructure reduce or increase the Banking Facility or any financing, credit or other facility granted to the Customer and may open and/or continue any account or accounts current or otherwise for the Customer at any of the Bank’s branch or branches;

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(ii)	grant to the Customer or Security Party or other person any time or indulgence:

(iii)	renew any of the Bank’s bill, notes or other negotiable securities;

(iv)	give twenty one (21) calendar days’ prior written notice with reason(s) deal with exchange release or modify or abstain from perfecting or enforcing any securities or guarantees or rights it may now at any time hereafter of from time to time have from or against the Customer or Security Party or any other persons; and

(v)	enter into any deed of composition with the Customer or any of the Security Party or any other person.

Unless the Customer notifies the Bank in writing during the notice period that the Customer disagrees with the modification or indulgence, the above modification or indulgence shall be deemed to become effective and shall be read and construed as if such modification or indulgence had been incorporated in and formed part of the terms in this Agreement at the date of this Agreement.

15.21	Environmental Matters

15.21.1	It is agreed that the Customer and/or each Security Party:

(a)	shall comply with any applicable law, directive, regulation, request or requirement relating to any Environmental Matter, including but not limited to the Environmental Quality Act 1974 and its Regulations and Orders and the Guidelines on Climate Change and Principle-based Taxonomy issued by BNM (“Environmental Law”);

(b)	shall:

(i)	obtain, maintain and ensure compliance with all requisite authorizations, permits, licenses and any other approvals required; and

(ii)	file all notifications, reports and assessments for the operation of the business of the Customer and/or each Security Party applicable to any of them or to any of the properties owned, used or occupied by any of them, which are required under any Environmental Law in any jurisdiction in which the Customer and/or each Security Party conducts business, and which if not obtained, maintained, complied with or filed, may have a Material Adverse Effect; and

(c)	shall implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to any of them or to any of the properties owned, used or occupied by any of them.

15.21.2	The Customer and/or each Security Party represents and warrants that:

(a)	there are no claims, actions, proceedings, fines, penalties, Taxes, losses, damages, costs, expenses, demands and liabilities relating to any Environmental Matter which may have a Material Adverse Effect; and

(b)	none of them have received any notice of nor are they aware of any basis for any claims, actions, proceedings, fines, penalties, Taxes, losses, damages, costs, expenses, demands and liabilities relating to any Environmental Matter which may have a Material Adverse Effect.

15.22	Upstamping

(a)	The Customer shall pay any stamp, documentary and other similar duties and Taxes to which this Letter of Offer or the Security Documents or any related documents may be subject or give rise and shall fully indemnify the Bank from and against any expense, damage, loss or liability which the Bank may incur as a result of any delay or omission by the Customer to pay any such duties.

(b)	If from time to time or at any time and always subject to Shariah compliance:

(i)	the maximum aggregate principal amount of the Banking Facility is or shall be increased above the maximum aggregate principal amount for which the Letters of Offer (and/or as the case may be, any other Security Documents) is/are or shall have been duly stamped (on an ad valorem basis) at that time or for the time being; or

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(ii)	the total of amount due to the Bank under or pursuant to the Banking Facility and/or the Security Documents or which are or may be or become outstanding or due from or owing or payable by the Customer to the Bank under or in connection with the Banking Facility and/or the Security Documents from time to time or at any time exceeds the maximum aggregate principal amount for which this Letter of Offer (and/or as the case may be, any other Security Document(s) is/are or shall been duly stamped (on an ad valorem basis) at that time or for the time being.

the Bank shall be entitled, withprior notice or reference to or consent from the Customer, upstamp the Letters of Offer and/or any other Security Documents, whereupon the amount in respect of which additional stamp duty on an ad valorem basis is or shall be paid and endorsed on the Letters of Offer and/or any other Security Document(s) as aforesaid (together with Murabahah Profit, compensation (ta’widh), Brokerage Fee and all other amounts payable by the Customer to the Bank under the Letters of Offer and the Security Documents (whether in connection with the Deferred Sale Price, fees, costs, expenses or otherwise) howsoever shall henceforth form part of the Indebtedness and be secured by this Letter of Offer and the other Security Documents. Additional stamp duty as aforesaid shall be paid or reimbursed (as the case may be) by the Customer to the Bank on demand, and until such payment or reimbursement shall also form part of the Indebtedness and be secured by this Letter of Offer and the other Security Documents.

15.23	Stamping: IT IS AGREED AND DECLARED that the Letters of Offer and the Security Documents and all the other agreements in relation thereto are instruments employed in one transaction to secure the Banking Facility at any time or from time to time up to the principal sum or aggregate of the principal sums stated in the Letters of Offer and all other monies as covenanted to be paid by the Customer to the Bank and for the purpose of Section 4(3) of the Stamp Act 1949 (Revised and Consolidated in 1989) this Letter of Offer is deemed to be the principal instrument and the other Security Documents are the subsidiary instruments.

15.24	English language: All notices or communications under or in connection with this Letter of Offer shall be in the English language or, if in any other language, accompanied by a translation into English.

15.25	Governing Law: This Letter of Offer together with the Annexures is governed by, and shall be construed in accordance with, the laws of Malaysia.

15.26	Jurisdiction: Each of the parties to this Letter of Offer irrevocably agrees for the benefit of the Bank that the courts of Malaysia shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Letter of Offer and for such purposes, irrevocably submits to the jurisdiction of such courts.

16.	MALAYSIAN ANTI-CORRUPTION COMISSION ACT 2009 (“MACC ACT”)

16.1	The Customer and Security Party are required to read and understand the anti-corruption policies and procedures of the Bank that are available on the Bank website at www.rhbgroup.com. The Customer and Security Party will be notified by the Bank of any amendments or revisions to the anti-corruption policies and procedures of the Bank, and the Customer and Security Party are required to read and understand such amendments or revision, which will be made available on the Bank website. If the Customer or Security Party do not understand the policies, procedures or any related updates, the Customer or Security Party may contact RHB’s Group Integrity & Governance Division.

16.2	The Customer and the Security Party each represent and warrant to the Bank that it is in compliance with all the relevant laws, regulatory requirements and the anti-corruption policies and procedures of the Bank, including all anti-corruption and anti-bribery laws and regulatory requirements, and will at all times remain in compliance with all such laws, regulatory requirements and the anti-corruption policies and procedures of the Bank. The Customer and the Security Party each agree that they will co-operate with the Bank to complete any verification exercises conducted by the Bank in accordance with the anti-corruption policies and procedures of the Bank, including providing all documents and/or information required by the Bank.

16.3	The Customer and the Security Party each further represent and warrant to the Bank that it has not nor is suspected of having given, promised, offered, solicited, accepted, obtained, received, agreed or attempted so to do, and will not at any time give, promise, offer, solicit, accept, obtain, receive, agree or attempt so to do, any forms of gratification, whether directly or indirectly, to or from any person connected or associated to the Banking Facility or the Customer’s or the Security Party’s affairs or business (“Person”) in order to:

(i)	improperly influence any act, omission or decision by that Person in respect of any matter or transaction, whether actual or proposed or likely to take place; or

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(ii)	improperly induce that Person to use the Person’s influence with or on any entity or any other person to affect any act, omission or decision by such entity or other person; or

(iii)	secure any improper advantage.

16.4	For purposes of this Letter of Offer, the “gratification” has the meaning set out in Section 3 of the MACC Act, which is extracted below:

(a)	money, donation, gift, loan, fee, reward, valuable security, property or interest in property being property of any description whether movable or immovable, financial benefit, or any other similar advantage;

(b)	any office, dignity, employment, contract of employment or services, and agreement to give employment or render services in any capacity;

(c)	any payment, release, discharge or liquidation of any loan, obligation or other liability, whether in whole or in part;

(d)	any valuable consideration of any kind, any discount, commission, rebate, bonus, deduction or percentage;

(e)	any forbearance to demand any money or money’s worth or valuable thing;

(f)	any other service or favour of any description, including protection from any penalty or disability incurred or apprehended or from any action or proceedings of a disciplinary, civil or criminal nature, whether or not already instituted, and including the exercise or the forbearance from the exercise of any right or any official power or duty; and

(g)	any offer, undertaking or promise, whether conditional or unconditional, of any gratification within the meaning of any of the preceding paragraphs (a) to (f).

16.5	The Customer and the Security Party each agree that it shall upon the occurrence of any of the above stated events, at the earliest opportunity thereafter, report such events to the Malaysian Anti-Corruption Commission or a police officer, and the confidential reporting channel (Speak Up Corner) of the Bank available on the Bank’s corporate website at www.rhbgroup.com. Failure to make such report amounts to an offence and on conviction will attract a fine not exceeding RM10,000.00 or imprisonment for a term not exceeding two (2) years or to both.

16.6	The occurrence of any of the aforementioned activities shall amount to an Event of Default under the Banking Facility and the Bank shall be entitled without further notice to the Customer to immediately exercise all or any of its rights, powers and remedies under the Banking Facility or by statute or otherwise, and the Bank shall make the necessary disclosures in compliance with the relevant laws and regulatory requirements.

17.	HUMAN RIGHTS AND LABOUR LAWS (WHERE APPLICABLE)

17.1	It is agreed that the Customer and/or each Security Party:

(a)	shall comply with any applicable law, directive, regulation, request or requirement relating to national human rights and labour laws, including but not limited to the Employment Act 1955, Children and Young Persons (Employment) Act 1966 and Minimum Wages Order 2018 (“Labour Law”);

(b)	shall:

(i)	obtain, maintain and ensure compliance with all requisite authorizations, permits, licenses and any other approvals required; and

(ii)	file all notifications, reports and assessments for the operation of the business of the Customer and/or each Security Party applicable to any of them or to any of the properties owned, used or occupied by any of them, which are required under any Labour Law in any jurisdiction in which the Customer and/or each Security Party conduct business, and which if not obtained, maintained, complied with or filed, may have a Material Adverse Effect; and

(c)	shall implement procedures to monitor compliance with and to prevent liability under any Labour Law applicable to any of them or to any of the properties owned, used or occupied by any of them.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

17.2	The Customer and/or each Security Party represents and warrants that:

(a)	there are no claims, actions, proceedings, fines, penalties, Taxes, losses, damages, costs, expenses, demands and liabilities relating to any human rights or labour disputes which may have a Material Adverse Effect; and

(b)	none of them have received any notice of nor are they aware of any basis for any claims, actions, proceedings, fines, penalties, Taxes, losses, damages, costs, expenses, demands and liabilities relating to any human rights or labour disputes which may have a Material Adverse Effect.

xxxxxxxxx END OF ANNEXURE xxxxxxx

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

ANNEXURE II

MURABAHAH VIA TAWARRUQ FACILITIES

1.	Commodity Murabahah Via Tawarruq Transaction

1.1	In respect of the Banking Facility within the Commodity Murabahah via Tawarruq Facilities, subject to fulfilment of all Conditions Precedent as set out in the Letters of Offer and subject to the payment of the Brokerage Fee and any other relevant fees or charges, the Customer will utilise the Banking Facility by issuing an irrevocable Commodity Purchase Order and an undertaking to purchase the Commodity from the Bank in at least three (3) Business Days prior to the Purchase Date notifying the Bank of its intention to enter into a Commodity Murabahah via Tawarruq Transaction.

1.2	On receipt of the Commodity Purchase Order from the Customer, the Bank shall enter into a Commodity Purchase by purchasing the Commodity from the Commodity Supplier at a Commodity Purchase Price which amount shall be similar to the amount stated in the Commodity Purchase Order provided that it does not exceed the aggregate of each of the respective Facility amount outstanding at any point in time throughout the outstanding each of the respective Facility Period.

1.3	The Bank shall thereafter enter into Commodity Sale whereupon ownership and possession of the Commodity shall transfer from the Bank to the Customer. The Deferred Sale Price of the Commodity payable by the Customer to the Bank under the Commodity Sale shall consist of the Commodity Purchase Price plus the Murabahah Profit which is calculated at the Contracted Profit Rate on the full Commodity Purchase Price, applicable for the entire duration of the Murabahah Period on the basis of a three hundred and sixty-five (365) or three hundred and sixty-six (366), as the case may be, day year (both start and end dates inclusive). Where applicable the Murabahah Period for each Commodity Sale shall be coterminous to the maturity date of the first Commodity Sale where Murabahah Period shall not exceed the Facility Period at all time.

1.4	Upon taking possession of the Commodity, if the Customer had exercised its option to take delivery of the Commodity by notifying the Bank in writing of such intention within three (3) days from the date of acceptance of this Letter of Offer, the Customer may subsequently sell the Commodity to the Commodity Broker. The Customer further acknowledges and agrees that pursuant to the Customer exercising the Customer’s right to take delivery of the Commodity purchased, any and all costs and expenses incurred by the Bank to deliver such Commodity purchased to the Customer shall be borne by the Customer. In the event the Customer failed to or did not exercise the aforesaid option within the specified period, it shall be deemed that the Customer has appointed Customer’s Agent to deal with the Commodity.

2.	Payment of the Deferred Sale Price

2.1	The Deferred Sale Price which comprises of the following:

(i)	Commodity Purchase Price, and

(ii)	Murabahah Profit

shall be paid in the manner as set out in the Letters of Offer on or before the expiry of the Murabahah Period for each Commodity Sale.

2.2	The Bank also has the discretion to reduce the Deferred Sale Price under the Shariah principle of rebate (Ibra’) hereof. In the event the Bank exercises its discretion to reduce the Deferred Sale Price under the said clause, the Bank shall use the Effective Profit Rate to compute the amount of the Deferred Sale Price after rebate (Ibra’) had been applied.

3.	The Bank as Customer’s Agent

3.1	The Customer’s Agent may sell the Commodity to any creditworthy third party and the Customer agrees that the Customer’s Agent shall not be under a duty to disclose and/or provide any documents to the Customer in relation to its duties in terms of its appointment as Customer’s Agent.

3.2	The Customer shall solely pay and be responsible for all costs and expenses (including Brokerage Fee, out of pocket expenses, trading fee and legal expenses if so required) incurred for or in connection with the performance of the Customer’s Agent’s obligations hereunder.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

3.3	The appointment of the Customer’s Agent by the Customer shall not create or be deemed to create a partnership or a joint venture between the parties, nor shall it establish a relationship of principal or agent in any other relationship between the parties unless specifically agreed by the parties in writing.

4.	Other Terms of the Commodity Murabahah via Tawarruq Transactions

4.1	Terms and Conditions of Commodity Sale

(a)	The Murabahah via Tawarruq Transaction will be governed by the terms and conditions of this Agreement and the applicable provisions of the Letter of Offer and the Commodity Trading Certificates and the construction, performance and validity thereof shall be governed by and construed in all respects in accordance with the laws of Malaysia.

(b)	The Customer will obtain such title to the Commodity as the Bank receives from the Commodity Supplier. The Bank shall not be deemed to give any warranty or representation (express or implied) whatsoever, whether arising by law, by statute or otherwise and, without affecting the generality of the foregoing, any such warranty or representation by the Bank is expressly excluded to the full extent permitted by any applicable law.

(c)	The Customer shall pay to the Bank the Brokerage Fee for the Commodity Murabahah via Tawarruq Transaction on the Commodity Murabahah via Tawarruq Transaction date. The Bank is authorised by the Customer to debit the Brokerage Fee from the Customer’s account held with the Bank for such purpose.

4.2	Risk

(a)	The Customer acknowledges and agrees that it shall bear all the risks associated with the acts of the Customer’s Agent except those risks resulting from the Customer’s Agent’s misconduct or gross negligence. All risks in the Commodity shall pass to the Customer immediately at the time when the Commodity Murabahah via Tawarruq Transaction is entered into, being the time when the Commodity Sale is completed as evidenced by the Commodity Trading Certificate.

(b)	Any defect in the Commodity which occurred before the completion of the Commodity Sale and which is discovered by the Customer’s Agent after the completion of the Commodity Sale shall entitle the Customer/Customer’s Agent to the option set out in Clause 4.2(c) below (“Defect Option” or “khiyar al- ‘ayb”).

(c)	Where the situation in Clause 4.2 (b) above occurs, the Customer’s Agent/Customer has the right to:-

(i)	terminate, the Commodity Murabahah via Tawarruq Transaction;

(ii)	continue with mutually agreed variation of the terms of the Commodity Murabahah via Tawarruq Transaction as a result of the defect discovered; or

(iii)	continue with the Commodity Murabahah via Tawarruq Transaction as it is.

(d)	Any defect in the Commodity which is discovered and consented to by the Customer’s Agent at the time of the completion of the Commodity Sale, shall disqualify the Customer/Customer’s Agent from the entitlement to the Defect Option in respect of such defect in the Commodity.

(e)	Despite Clause 4.2(b) above, the Parties mutually and expressly agree that the Bank’s liability for any defect to the Commodity prior to the completion of the Commodity Sale shall be waived, save and except where the same is attributable to the Bank’s gross negligence, wilful misconduct, wilful default or fraud.

4.3	Warranties

(a)	The Customer acknowledges that:

(i)	the Commodity is sold on an “as is where is” basis but free from encumbrances; and

(ii)	it waives any claims which it may have against the Bank in respect of any loss or damage which it, or its officers, employees or agents, may suffer by reason of, or arising out of or in connection with the Letters of Offer, the Commodity Murabahah via Tawarruq Transaction Documents or the Security Documents (however arising) in connection with or arising from any Commodity Murabahah via Tawarruq Transaction and/or purchase of Commodity from the Commodity Supplier, save and except where such defect is attributable to the Bank’s gross negligence, wilful misconduct, wilful default or fraud.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(b)	The Customer agrees that the Bank in acting as the Customer’s appointed agent to sell the Commodity to the Commodity Broker is authorised to take all necessary actions to facilitate the selling of the Commodity to the Commodity Broker, which includes the authority to send and/or receive notices in relation to the Commodity Murabahah via Tawarruq Transactions on behalf of the Customer using the Bank’s postal address, email address, telephone and/or facsimile numbers.

4.4	Limitations

The Bank’s obligation to accept a Commodity Purchase Order and enter into a Commodity Murabahah via Tawarruq Transaction is subject to:

(a)	the Bank being satisfied that no circumstances exist and no event has occurred so as to jeopardise the Bank’s security and/or to render the Banking Facility immediately payable and no Event of Default as set out in the Letters of Offer or under any agreement or arrangement referred to in the Security Documents shall have happened and be continuing;

(b)	the Representations and Warranties as set out in this Letter of Offer are true and correct in all respects as if made on the date on which the Commodity Purchase Order is delivered to the Bank and repeated by reference to the then existing circumstances;

(c)	no extraordinary circumstance or change of law or other governmental action shall have occurred which materially and adversely affects the Customer’s or the Security Party’s ability to observe and perform the covenants and obligations on their part to be observed and performed under the provisions of the Security Documents;

(d)	the availability of Commodity and availabilily of Bank’s fund;

(e)	receipt by the Bank of a duly completed Commodity Purchase Order;

(f)	the proper conduct of the Customer’s Account and satisfactory utilisation of the Banking Facility.

4.5	Early Settlement of Deferred Sale Price

Subject to the provisions of Shariah law the Customer may make early settlement to the Bank of the Deferred Sale Price subject to the following conditions:-

(a)	the Bank shall have received from the Customer not less than one (1) month prior written notice (“Early Settlement Notice”) of its intention to make early settlement;

(b)	the Customer has paid in full all other monies due and outstanding under this Letter of Offer and the other Security Documents;

(c)	the amount payable and the manner of payment by the Customer in respect of such early settlement shall be determined and notified by the Bank at its discretion in accordance with the principles of Shariah; and

(d)	any Early Settlement Notice once given pursuant to this Clause 4.5 shall be irrevocable and the Customer shall pay the amount as determined and notified by the Bank on the date specified in such Early Settlement Notice.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

4.6	Prepayment in relation to CMTF-i Facility

Subject to the provisions of Shariah law the Customer may prepay the Deferred Sale Price subject to the following conditions:

(a)	The Commodity Sale shall remain valid until the whole Deferred Sale Price has been paid by the Customer to the Bank and any sale of the Commodity by the Customer subsequent to the date of the Commodity Sale Certificate but prior to payment of the Deferred Sale Price shall not in any way impair or absolve the Customer obligations under Commodity Sale;

(b)	the Bank shall have received from the Customer not less than one (1) month prior written notice (“Prepayment Notice”) of its intention to prepay specifying the relevant instalment to be paid and the date of such payment;

The Customer may, without penalty or premium, (other than in respect to costs payable by the Bank for Which the Customer shall be liable) if the Customer have given to the Bank not less than thirty (30) Business Days’ prior notice (or such shorter time period as the Bank may agree) and the Customer have agreed in writing, prepay the whole, or any part of, the Deferred Sale Price.

(c)	the Customer has paid in full all other monies due and outstanding under this Agreement and the other Security Documents;

(d)	the amount payable by the Customer in respect of such repayment shall be determined by the Bank at its discretion in accordance with the principles of Shariah; and

(e)	any Prepayment Notice once given pursuant to this Clause 4.6(b) shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige the Customer to make such prepayment on such date.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

ANNEXURE III
ADDITIONAL TERMS AND CONDITIONS

RELATING TO COMMODITY MURABAHAH OVERDRAFT-i FACILITY

(a)	In respect of CMOD-i, any amount utilised in excess of the CMOD-i facility limit (“Excess Amount”) shall be treated as a loan from the Bank based on the Shariah principle of Qard and shall be payable immediately by the Customer, or not later than the seventh (7th) calendar day from the date the Excess Amount was utilised.

(b)	In the event the Excess Amount remain unpaid after the seventh (7th)calendar day from date the Excess Amount was utilised, it is agreed that the Customer shall pay the Bank, by way of compensation (ta’widh), an additional sum equivalent to BNM’s prevailing Islamic Interbank Money Market Rate on the Excess Amount from the eighth (8th) calendar day from the date of utilisation of the Excess Amount until date of full payment and/or settlement, PROVIDED ALWAYS that the ta’widh rates may be varied by the Shariah Advisory Council of BNM or the Shariah Committee of the Bank from time to time (by giving twenty one (21) calendar days’ prior written notice to the Customer, unless otherwise stipulated by law or any regulatory authority having jurisdiction over the Bank), and upon receipt of the variation, the ta’widh shall be applied in such manner as approved by the Shariah.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

ANNEXURE IV

ADDITIONAL TERMS AND CONDITIONS RELATING TO COMMODITY MURABAHAH REVOLVING CREDIT-I FACILITY

(i)	Subject to the availability of funds, each Murabahah Period for CMRC-i shall be for a period determined by the Bank and each period may be reutilised for a further period determined by the Bank, as the Customer may select in the Commodity Purchase Order or New Commodity Purchase Order or disbursement notice as the case may be.

(ii)	Upon the maturity date of each Murabahah Period, the Customer shall pay the Bank in full the Deferred Sale Price which shall comprise of the Commodity Purchase Price and the Murabahah Profit.

(iii)	On the maturity date of the existing Murabahah Period the Customer may, by giving to the Bank a New Commodity Purchase Order in the form prescribed by the Bank, request to enter into a new Commodity Transaction and subject to the Bank agreeing to the Customer’s request, the availability of funds and there being no increase of the remaining debt of the Customer, the Bank may upon receipt of the New Commodity Purchase Order, enter into a new commodity transaction with the Customer PROVIDED THAT:-

(a)	the New Commodity Purchase Order shall have been received by the Bank at least three (3) Business Days prior to each Commodity Transaction Date; and

(b)	all Murabahah Profit and all sums due under the existing Commodity Transaction other than the Commodity Purchase Price shall have been paid.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

ANNEXURE VII

(Which is to be taken as read and construed as an essential part of the Letter of Offer)

FORM OF LETTER OF AGENCY

Date:
From:	<****>(“Customer”)
To:	RHB ISLAMIC BANK BERHAD (“Bank”)

Dear Sirs

LETTER OF AGENCY
Letter of Offer dated
Customer:

Terms defined in the Letter of Offer have the same meaning when used in this Letter of Agency.

The Customer appoints the Bank as agent (wakil) to perform the Commodity Murabahah via Tawarruq Transactions, for and on behalf of the Customer, as follows:

(i)	as agent to purchase and accept the Commodity from the Bank in accordance with the Commodity Sale at the Deferred Sale Price payable to the Bank on deferred payment terms; and

(ii)	as agent to sell commodity to Commodity Broker at the Commodity Purchase Price.

The Customer authorises the Bank to liaise with the Commodity Broker and to send and receive all notices, instructions, communication and/or correspondences in relation to the commodity transactions as above said on behalf of the Customer using the Bank’s postal address, email address, telephone and/or fax numbers. The Bank in acting as the agent of the Customer shall not be held liable except in the event of misconduct, negligence or breach of specified terms. The Customer shall be held liable for the sale and purchase contract entered into by the Bank.

The Customer authorises the Bank to delegate its rights and duties in the Letter of Offer to any third party to do all acts necessary for the completion of the Commodity Murabahah via Tawarruq Transaction as above said.

Yours faithfully

For and on behalf of

Customer

Name:

Designation

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

ANNEXURE VIII

(Which is to be taken as read and construed as an essential part of the Letter of Offer)

COMMODITY PURCHASE ORDER

Date:

From:	____________________________ (the “Customer”)

To:	RHB ISLAMIC BANK BERHAD (the “Bank”)

Dear Sirs

Re:	Letter of Offer dated __________________
Commodity Purchase Order

Terms defined in the Letter of Offer have the same meaning when used in this Commodity Purchase Order.

We         request         to       utilise        the        *                                in       the        amount         of         Ringgit         Malaysia                                           (RM                       ) subject to fulfilment of all conditions precedent as set out in the Letter of Offer.

We request the Bank to purchase the commodity from the Commodity Supplier.

The commodity purchase date will be                           and the commodity murabahah period shall be      days/months/years.

We also irrevocably and unconditionally undertake to purchase the Commodity from you via our agent after you have purchased the Commodity from the Commodity Supplier. In the event we breach our aforementioned promise to purchase the Commodity, we undertake to indemnify the Bank for actual losses, costs, expenses or damages that the Bank may suffer or incur as a result of the Bank relying on our instructions as contained in this Commodity Purchase Order.

Yours faithfully

For and on behalf of

(the Customer)

(authorised signatory for the Customer)

Name:

Designation:

*	To insert the type of facilities to be utilised

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

ANNEXURE IX

RHB ISLAMIC BANK BERHAD (Registration No. 200501003283 (680329-V))

Kuala Lumpur

CERTIFICATE OF CONFIRMATION

We refer to the Letter of Offer dated the date of ____________________20___ and the [insert type of Facility](“Facility”) of RM (                          ) which you agreed to make available to us thereunder and the documents related thereto and we irrevocably and unconditionally confirm, represent and warrant to you that we have complied in all respects with, and are not in breach of, each and every representation and each and every warranty set out in the Letter of Offer and we shall comply with the same during the tenure of the Banking Facility. Expressions defined in Letter of Offer shall have the same meanings in this certificate.

Dated this	day of	20__.

Yours faithfully,

For and on behalf of

(the Customer)

(authorised signatory for the Customer)

Name:

Designation:

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

APPENDIX 1

DECLARATION AND UNDERTAKING ON RESIDENTIAL AND DOMESTIC BORROWING/FINANCING STATUS
- FOREIGN EXCHANGE NOTICES (APPLICABLE TO RESIDENT BUSINESS/ENTITY AND NON-RESIDENT BUSINESS/ENTITY)

Note: Please tick and provide the necessary, and leave the ☐ blank if it is not applicable.

Part a. Malaysian Resident/Non-Malaysian Resident

☐	I am/We are a business and/or a company incorporated or established outside Malaysia but registered with or approved by an authority in Malaysia. As such, I/we declare that pursuant to the Foreign Exchange Notices issued by Bank Negara Malaysia (“BNM”) and the Financial Services Act 2013/Islamic Financial Services Act 2013, I am/we are a Malaysian resident; or

☑	I am/We are a business and/or a company registered with Companies Commission of Malaysia or any authority in Malaysia. As such, I/we declare that pursuant to the Foreign Exchange Notices issued by BNM and the Financial Services Act 2013/Islamic Financial Services Act 2013, I am/we are a Malaysian resident; or

☐	I am/We are a business and/or a company incorporated or established outside Malaysia and do not have any approval from any authority in Malaysia. As such, I/we declare that pursuant to Foreign Exchange Notices issued by BNM and the Financial Services Act 2013/Islamic Financial Services Act 2013, I am/we are a Non-Malaysian rasident.

Part b. Domestic Ringgit Borrowing/Financing

☑	I/We DO NOT have domestic Ringgit borrowing/financing with any financial institutions in Malaysia and in the event I/We have any domestic Ringgit borrowing, I/We undertake to inform the bank immediately.

☐	I/We, an individual, sole proprietor or general partnership, have domestic Ringgit borrowing/financing, and my/our total investment in Foreign Currency of (RM______________) is within the stipulated aggregate threshold per calendar year, i.e. RM1 million equivalent in aggregate.

☐	We, an Entity, have domestic Ringgit borrowing/financing*, and our total investment in Foreign Currency of (RM_____________) is within the stipulated aggregate threshold per group per calendar year, i.e. RM50 million equivalent in aggregate.

☐	I/We, an individual, sole proprietor or general partnership, have domestic Ringgit borrowing/financing, and my/our total investment in Foreign Currency of (RM_______________) has exceeded RM1 million equivalent in aggregate per calendar year. I/We furnish the approval letter from BNM as supporting document.

☐	We, an Entity, have domestic Ringgit borrowing/financing*, and our total investment in Foreign Currency of (RM______________) has exceeded RM50 million equivalent in aggregate per group per calendar year. We furnish the approval letter from BNM as supporting document.

*	The whole group is considered as domestic Ringgit Customer if one/more companies within the group is/are domestic Ringgit Customer.

Part c. Foreign Currency Borrowing/Financing

☑	I/We, an individual, sole proprietor or general partnership, DO NOT have foreign currency borrowing/financing exceeding RM10 million equivalent in aggregate from a licensed onshore bank or a Non-Resident.

Part d. Financial Guarantee involving Non-Residents

☐	I am/We are a Malaysian resident as provided in Part a, above and I/we have not given any financial guarantee in any amount in foreign currency or ringgit to secure borrowing/financing obtained by a Non-Resident which is a special purpose vehicle, i.e. an entity set up solely for the purpose of borrowing/financing and is not an operating business unit.

☐	I am/We are a Malaysian resident as provided in Part a, above and I/we have not given any financial guarantee in any amount in foreign currency or ringgit to secure borrowing/financing obtained by a Non-Resident where I/we have entered into a formal or informal arrangement to make repayment of the borrowing/financing in foreign currency other than for an event of default.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

Part e. Declaration & Undertaking

I/We understand that under BNM’s Foreign Exchange Notices.

1.	The Bank has the right to suspend my/our account and/or Banking Facility denominated in currencies other than Ringgit Malaysia if my/our Banking Facility has exceeded the stipulated aggregate threshold per calendar year without the approval letter from BNM.

2.	Resident refers to:

●	A citizen of Malaysia, excluding a citizen who has obtained permanent resident status in a country or a territory outside Malaysia and is residing outside Malaysia;

●	A non-citizen of Malaysia who has obtained permanent resident status in Malaysia and is ordinarily residing in Malaysia;

●	A body corporate incorporated or established, or registered with or approved by any authority, in Malaysia;

●	An unincorporated body registered with or approved by any authority in Malaysia; or

●	The Government or any State Government.

3.	Non-Resident refers to:

●	Any person other than a resident;

●	An overseas branch, a subsidiary, regional office, sales office or representative office of a resident company;

●	Embassies, Consulates, High Commissions, supranational or international organisation; or

●	A Malaysian citizen who has obtained permanent resident status of a country or territory outside Malaysia and is residing outside Malaysia.

4.	Domestic Ringgit borrowing/financing refers to:

Any borrowing/Financing in Ringgit obtained by a resident from another resident (including individuals, corporations and financial institutions) in the form of credit facility, financing facility, redeemable preference share, Islamic redeemable preference share, corporate bond or sukuk other than:

●	Trade credit terms extended by a supplier for all types of good or services;

●	Forward contract with a licensed onshore bank excluding a contract that involves the exchanging or swapping of Ringgit or foreign currency debt obligation with another foreign currency debt obligation or the exchanging or swapping of foreign currency debt obligation with a Ringgit debt obligation;

●	Financial guarantee or non-financial guarantee;

●	Operational leasing facility;

●	Factoring facility without recourse;

●	A credit facility or financing facility obtained by a resident individual from a resident to purchase one residential property and one vehicle;

●	Credit card and charge card facility obtained by a resident individual from a resident.

‘Domestic Ringgit borrowing/financing’ above shall also exclude the borrowing/financing in Ringgit of a resident entity from another resident entity within its group of entities with parent-subsidiary relationship, the borrowing/financing obtained from its direct shareholder, and any facility including credit facility or financing facility which is used for sundry expenses or employee' expenses only.

A resident individual, sole proprietor or general partnership with Domestic Ringgit borrowing/financing is allowed to invest in Foreign currency asset up to RM1 million equivalent per calendar year, and a resident entity with Domestic Ringgit borrowing/financing is allowed to invest in foreign currency asset up to RM50 million equivalent per calendar year per group basis, using funds sourced from the aggregate of:

(a)	conversion of Ringgit into foreign currency;

(b)	trade foreign currency account;

(c)	a borrowing/financing in foreign currency from a licensed onshore bank for purposes other than direct investment abroad; and

(d)	swapping of a Ringgit-denominated financial asset in Malaysia for a financial asset in Labuan Entity or outside Malaysia.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

5.	Entity refers to

(a)	any corporation, statutory body, local authority, society, co-operative, limited liability partnership and any other body, organisation, association or group of persons, whether corporate or unincorporate, in or outside Malaysia, or

(b)	the Federal Government, any State Government or any other government.

6.	I/We shall consent to abide with and be bound by the provision of the Financial Services Act 2013/Islamic Financial Services Act 2013 and Foreign Exchange Notices and any amendments from time to time with regards to any transaction or payments to or from my/our relevant account(s).

7.	In the event there are changes to the circumstances and/or details contained in this declaration and undertaking, I/we undertake to update the Bank of the changes immediately, falling which the Bank may proceed to take any actions the Bank deems fit with prior written notice to me/us.

8.	I/We declare that the information given in this form is true and correct.

Dated: _________________

THE COMMON SEAL of	)
)
(Company No. ) was	)
hereunto affixed	)
In accordance with its Constitution	)
In the presence of:	)

OR

SIGNED by [director]
)
and [authorised personnel]	)
for and on behalf of	)
)
)
(Registration No. ))
in the presence of:	)

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

APPENDIX 2

1.	NATURE OF FINANCING

The Bank agrees to grant to you the Banking Facility and the facility amount will be disbursed in accordance with the following Shariah principles:-

1.1	Facility	Shariah Principle
1.1.1	CMTF-i	Commodity Murabahah via Tawarruq
1.1.2	CMOD-i	Commodity Murabahah via Tawarruq

2.	MODE OF FINANCING

2.1	CMTF-i / CMOD-i

(a)	Utilisation of CMTF-i / CMOO-i shall be effected by way of Commodity Murabahah via Tawarruq Transactions. Under the trade transactions, you shall first request the Bank to purchase the Commodity backed by an undertaking by you to buy the Commodity from the Bank via a Commodity Purchase Order.

(b)	Pursuant to the said Commodity Purchase Order, the Bank shall purchase the Commodity at the Commodity Purchase Price from the Commodity Supplier.

(c)	Thereafter, the Bank shall sell the Commodity to Customer’s Agent (“Commodity Sale”) at a Deferred Sale Price payable to the Bank on deferred payment terms, whereupon ownership and possession of the Commodity shall be transferred from the Bank to Customer.

(d)	Ownership and possession of the Commodity shall transfer from the Bank to you upon entering into Commodity Sale. Upon taking possession of the Commodity, the Bank is authorized as your sole and exclusive agent pursuant to Clause 3.1A to sell your Commodity purchased, on your behalf at the price equal to the Commodity Purchase on immediate payment terms and to pay the proceeds to you or to any third party in accordance with the purpose of the Banking Facility.

(e)	You acknow1edge and agree that the Bank may utilise your undisbursed amount but the Bank is required to disburse such amount upon your fulfilment of the relevant terms and conditions as agreed in this Letter of Offer.

2.1A.	Bank’s appointment as Customer’s Agent

(a)	For the purposes of Commodity Murabahah via Tawarruq Facilities of this Letter of Offer and via the Letter of Agency, the Customer appoints the Customer’s Agent to enter into the Commodity Sate on its behalf.

(b)	The Customer has the right to take delivery of the Commodity. Should the Customer choose to exercise this right the Customer shall notify the Bank in writing of such intention within three (3) days from the date of acceptance of this letter of Offer failing which the Bank shall deem that the Customer is agreeable for the Bank to proceed to act as the Customer’s Agent and deal with the Commodity in the manner as set out in sub-clause (c) below. The Customer further acknowledges and agrees that pursuant to the Customer exercising the Customer’s right to take delivery of the Commodity purchased, any and all costs and expenses incurred by the Bank to deliver such Commodity to the Customer shall be at the Customer’s cost and expense.

(c)	In the event the Customer chooses not to take delivery of the Commodity purchased, the Bank shall proceed to act as the Customer’s Agent to sell the Customer’s Commodity purchased, on the Customer’s behalf at the price equal to the Commodity Purchase Price on immediate payment terms and to pay the proceeds to you or to any third party in accordance with the purpose as stated in Clause 2 in this Letter of Offer.

(d)	The appointment of the Customer’s Agent by the Customer shall not create or be deemed to create a partnership or a joint venture between the parties, nor shall it establish a relationship of principal or agent in any other relationship between the parties unless specifically agreed by the parties in writing.

(e)	The Customer agrees that the Customer shall not revoke the appointment of the Bank as Customer’s Agent as long as the Banking Facility remains available. The appointment of the Bank as Customer’s Agent of the Customer shall cease upon completion of trading.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(f)	All the Customer’s Agent actions shall remain binding on the Customer and shall not be affected by any event taking place which may have the effect of revoking the appointment unless the Customer’s Agent has actual knowledge of such event.

(g)	The Bank, as the Customer’s Agent, shall act as the Customer’s undisclosed agent and shall be authorised to delegate its rights and duties as such agent to any third party to do all acts necessary for the completion of the required transactions.

(h)	In consideration of the Bank acting as the Customer’s Agent, the Customer shall indemnify the Customer’s Agent against all actions, claims, demands, liabilities, losses, damages, costs and expenses which the Customer’s Agent may sustain or incur as result of acting as the Customer’s Agent save and except where such actions, claims, demands, liabilities, losses, damages, costs and expenses arise from the gross negligence, willful misconduct, willful default or fraud of the Customer’s Agent.

2.1B.	Dissolution and Completion of Agency (“Wakalah”)

a)	The appointment of the Bank as Customer’s Agent shall dissolve under any of the following circumstances:

i.	demise, dissolution or loss of legal capacity of the principal;

ii.	demise, dissolution or loss of legal capacity of the Agent if the Wakalah contract stipulates that the task shall be personally performed by the Agent;

iii.	the principal loses his right to the subject matter of the Wakalah;

iv.	both contracting parties mutually agree to terminate the Wakalah contract;

v.	the principal exercises the option to terminate the Wakalah contract due to misconduct, negligence or breach of specified terms of the contract by the Agent; or

vi.	the Agent withdraws from the Wakalah contract due to breach of specified terms of the contract by the principal.

b)	The completion of Wakalah shall take effect upon fulfilment of all obligations of the contracting parties under the Wakalah contract.

2.1C.	Roles and Responsibility of Contracting Parties

a)	The Customer’s Agent is irrevocably authorised by the Customer to do, among other things, the following:

i.	to enter into the Commodity Sale;

ii.	take possession (physical or constructive) of the Commodity;

iii.	sell the Commodity to any third party at the Commodity Purchase Price as evidenced by the Sale Document;

iv.	receive payment of the Commodity Purchase Price on behalf of the Customer; and

v.	deliver possession of and title in and to the Cormmodity to a purchaser of the Commodity.

b)	The Customer’s Agent shall, among other things, the following:

i.	be authorised to sign and execute all documents and do all acts and observe and perform all obligations required to be done in connection with the Commodity Murabahah via Tawarruq Transaction(s), or imposed under any agreement of sale of the Commodity to a third party as consented by the Customer; and

ii.	be required to do all the administrative duties regarding the holding and the selling of the Commodity.

3.	COMMODITY SUPPLIER/BROKER (collectively “Brokers”) (Applicable to CMTF-1, CMOD-i)

As agreed by the Bank.

4.	COMMODITY (Applicable to CMTF-1, CMOD-i)

(a)	Shariah compliant commodities which are acceptable by the Bank on an “as is where is” basis, without any representations or warranties from the Bank as to the quality, condition, quantity and description and without liability on the part of the Bank for any loss, damage or deterioration not attributable to the Bank’s gross negligence, wilful misconduct, wilful default or fraud.

(b)	The Commodity in each trade transaction referred to in Clause “Nature of Financing” shall either be a tangible or an intangible asset.

(c)	Despite sub-clause 4(a) above, the parties mutually agree that the Bank’s liability for any defect to the Commodity, shall be waived upon the transfer of ownership and possession to the Customer’s Agent.

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

5.	FEE(S)/ COMMISSIONS/FLOOR RATE/PROFITS

5.1	Brokerage Fee (Applicable to CMTF-i, CMOD-i)

You shall be required to pay Brokerage Fee for the Commodity Murabahah via Tawarruq Transaction on the Commodity Murabahah via Tawarruq Transaction date. The Bank is authorised to debit the Brokerage Fee from your account held with the Bank for such purpose.

The Brokerage Fee payable by you for the Commodity Murabahah via Tawarruq Transaction is RM25.00 per million [subject to a minimum of RM60.00].

6.	PURCHASE PRICE (Applicable to CMTF-i, CMOD-i)

(i)	Commodity Purchase Price applicable to Commodity Murabahah via Tawarruq Facilities (CMTF-i, CMOD-i):

(a)	For CMTF-i, CMOD-i:

Equal to full limit approved under this Letter of Offer.

7.	DEFERRED SALE PRICE Applicable to CMTF-i, CMOD-i

The Deferred Sale Price / Sale Price will be determined on the applicable Commodity Purchase / Murabahah transaction date, based on the amount and Murabahah Profit calculated as per Clause “Fee(s)/Commissions/Floor Rate/Profits”. In respect of each of the relevant Banking Facility, the Deferred Sale Price / Sale Price shall consist of the following:-

No	Facility	Deferred Sale Price / Sale Price as may be applicable
1.	CMTF-i

Deferred Sale Price shall consist of the Commodity Purchase Price and the Murabahah Profit which shall be paid in the following manner:-

Murabahah Profit               -monthly basis throughout the applicable Murabahah Period; and

Commodity      Purchase     -in installments throughout of the Murabahah Period

Price

2.	CMOD-i

Deferred Sale Price shall consist of the Commodity Purchase Price and the Murabahah Profit which shall be paid in the following manner:-

Murabahah Profit              -monthly basis throughout the applicable Murabahah Period; and

Commodity      Purchase    -in one lump sum at the end of the Murabahah Period

Price

8.	MURABAHAH PERIOD

8.1	MURABAHAH PERIOD (Applicable to CMTF-i, CMOD-i)

Murabahah Period means the period within which you are to make payment of the deferred sale price for the commodity sale as stated in the commodity purchase order;

For each Deferred Sale Price, the period for the payment of the Deferred Sale Price shall commence from the date you receive the sale proceeds for the Commodity from the Commodity Broker until the maturity date for each Commodity Sale.

9.	COMPENSATION (TA’WIDH) PAYABLE ON THE BANKING FACILITY

9.1	You shall be liable to pay the Bank’s compensation as follows:

(a)	for any failure on your part to pay the payment due under the Banking Facility from the date of first disbursement until the date of maturity of the Banking Facility, you shall pay compensation charges to the Bank at the Compensation Rate of 1% per annum on the overdue instalment amount or any other method approved by BNM.

(b)	for any failure on your part to pay any amount overdue and which failure continues beyond the date of maturity of the Banking Facility or date of judgment, whichever is earlier, you shall pay compensation charges to the Bank at the Compensation Rate that shall not exceed BNM’s prevailing Islamic Interbank Money Market Rate as follow:

CREST LO Ref. No.: 21004434/CA/21/03/LO001
Customer Name: SAGTEC GROUP SDN BHD (1283508P)

(i)	CMTF-i, CMOD-i

the outstanding balance that comprise of the outstanding principal or Commodity Purchase Price and outstanding Murabahah Profit;

9.2	The amount of such compensation shall not be compounded on the Banking Facility amount.

9.3	The compensation at the aforesaid rate shall be payable by you both before and after any judgment or order of court, and shall be calculated from the date of judgment or date of maturity, whichever is earlier.

10.	REBATE (IBRA’)

(a)	The Bank shall grant rebate (lbra’) on any amount payable by you in respect of any payment due under the transaction documents and/ or security documents in any of the following situations:

i)	any early settlement or early redemption by you including prepayment;

ii)	any settlement of the Banking Facility due to any financing restructuring exercise by you;

iii)	any settlement by you upon occurrence of an Event of Default;

iv)	any settlement by you in the event of termination or cancellation of the Banking Facility before the expiry of the Facility Period / Grace Profit Period (if applicable);

v)	if the Banking Facility is based on variable rate, on the difference between the Contracted Profit Rate and Effective Profit Rate when the Effective Profit Rate is lower than the Contracted Profit Rate.

Rebate (Ibra’) = *Remaining Unearned Profit – Early Settlement Charges (if any).*Remaining Unearned Profit is equal to unrealised profit at the time of full settlement

*Early Settlement Charges = [Principal outstanding × (Remaining tenure/No. of days / months in a year) × (Islamic Cost of Fund – Reinvestment Rate)]+ Unwinding cost for Islamic Profit Rate Swap (if any).

For this purpose, Islamic Cost of Fund refers to cost for the Bank to provide financing facility to you which is varied depending on tenure and amount. Reinvestment rate refers to prevailing market rate based on remaining tenure of the financing. The unwinding cost for Islamic Profit Rate Swap is applicable for variable rate only.

vi)	for any unutilised amount or portion of the relevant Banking Facility;

Rebate (Ibra’) on unutilised sum = CPR – EPR (0% from unutilised sum) – Floor Rate

vii)	if the Customer has paid the Advance Payment, on the difference between the amount of profit payable without deduction of Advance Payment in the calculation of profit payable based on the Effective Profit Rate and the amount of profit payable after deduction of Advance Payment in the calculation of profit payable based on the Effective Profit Rate.

The formula for calculation of profit after deduction of Advance Payment:

(Balance Principal − Advance Payment) × Effective Profit Rate

365

or

(Balance Principal − Advance Payment) × Effective Profit Rate

366

The rebate (Ibra’) in relation to the Advance Payment shall not be applicable if the Advance Payment has been utilised to settle any due Monthly Payments or any part of the due Monthly Payments.

Note: Item vi) is applicable for CMTF-i Full Flexi (Redraw) only

(b)	The calculation of rebate (Ibra’) shall be made in accordance with any rules, regulations and/or directives (whether or not having the force of law) required of or imposed upon the Bank from time to time and at any time by BNM or any other authority having jurisdiction over the Bank.

(c)	The rebate (Ibra’) shall only be deemed granted upon receipt of the settlement sum as determined by the Bank.

xxxxxxxxx END OF APPENDIX xxxxxxxxx

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